Exhibit 10.11

LNR WARNER CENTER

OFFICE LEASE

This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between LNR WARNER CENTER, LLC, a California limited liability company (“Landlord”), and NETZERO, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

REAL PROPERTY/PROJECT, BUILDING AND PREMISES

1.1           Real Property/Project, Building and Premises.

1.1.1        Premises.  Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the “Premises”), which Premises are located in that certain “Building” commonly known as “LNR Warner Center – Building H”, with an address of 21301 Burbank Boulevard, Woodland Hills, California.  The outline of the floor plan of each floor of the Premises is set forth in Exhibits A-1, A-2 and A-3, respectively, attached hereto.  Subject to Landlord’s reasonable regulations, restrictions and guidelines, Tenant’s rights to the Premises include Tenant’s right to use and access the space within the ceilings, walls and floors of the Premises (excluding limited areas reasonably designated by Landlord which may interfere with any other tenant’s use or equipment therein) to install and service wire, conduit and cable that serve Tenant’s equipment, provided such use and access is in accordance with, and subject to, the other terms and provisions of this Lease.  Concurrently with the mutual execution and delivery of this Lease, Landlord shall deliver possession of the entire Premises to Tenant for the purpose of enabling Tenant to commence therein, subject to and in accordance with the terms of the Tenant Work Letter attached hereto as Exhibit D (the “Tenant Work Letter”), the design and construction of the Tenant Improvements (as defined in the Tenant Work Letter), and Landlord’s failure to timely deliver the same shall be subject to the Landlord Delay provisions of Section 4.6 of the Tenant Work Letter.

1.1.2        Building and Real Property/Project.  The Building is part of “Phase III” of a multi-building office building project currently owned by Landlord and other entities and known as “LNR Warner Center” and located on the approximately 35-acre site at the northeast corner of Canoga Avenue and Burbank Boulevard in Woodland Hills, California.  Such office building project:  (i) currently contains (A) the Building and the surface parking areas surrounding the Building (the “Building H Parking Facilities”); (B) a 5-level above-grade parking structure located northeast of the Building whose address is 5790 Canoga Avenue (the “Phase III Parking Structure”); (C) five (5) other existing office buildings located thereon (collectively, the “Other Existing Office Buildings”), whose addresses are 5800 Canoga Avenue, 21261 Burbank Boulevard, 21281 Burbank Boulevard, 21271 Burbank Boulevard and 5820 Canoga Avenue, (D) a 4 level above-grade parking structure whose address is 5830 Canoga Boulevard (the “Phase I Parking Structure”); (D) a retail food court building whose address is 5870 Canoga Avenue (the “Food Court Building”); and (E) related surface parking areas, landscaping, driveways, plazas, walkways, courtyards, public and private streets and other improvements and facilities surrounding and/or appurtenant to the Other Existing Office Buildings and Food Court Building; and (ii) may be expanded, in Landlord’s sole and absolute discretion and/or the discretion of any other owners of LNR Warner Center, to include additional office and other buildings, parking structures, parking facilities, landscaping, driveways, plazas, walkways, courtyards, public and private streets and other improvements and facilities; provided, however, that no such expansions shall result in an Adverse Condition (as such term is defined in Section 1.1.4 below).  As used in this Lease, the terms “Real Property” and “Project”, shall mean, collectively:  (1) the Building; (2) the Other Existing Office Buildings and Food Court Building (collectively, the “Other Existing Buildings”); (3) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and the Other Existing Buildings, including the Phase I Parking Structure, the Building H Parking Facilities, the Phase III Parking Structure, surface parking facilities and other parking structures now or hereafter servicing the Building, the Other Existing Buildings and any other buildings which may be constructed within LNR Warner Center (collectively, the “Parking Facilities”), which are designated from time to time by Landlord (and/or any common area association formed by Landlord or Landlord’s assignee for LNR Warner Center) as common areas (or parking facilities, as the case may be) appurtenant to or servicing the Building, the Other Existing Buildings and any such other buildings; provided, however, that no such expansions shall result in an Adverse Condition; (4) any additional buildings, improvements, facilities, parking areas and structures and common areas which Landlord and/or any other owners of LNR Warner Center (and/or any common area association formed by Landlord or Landlord’s assignee for LNR Warner Center) may add thereto from time to time within or as part of LNR Warner Center; provided, however, that no such additions shall result in an Adverse Condition; and (5) the land upon which any of the foregoing are situated.  The site plan depicting the current configuration of the Real Property and the remainder of proposed Phase III of LNR Warner Center (which site plan and the buildings, parking facilities, common areas and other improvements thereon may be revised by Landlord and/or any other owners of LNR Warner Center from time to time so long as such revisions will not result in an Adverse Condition) is set forth in Exhibit A-4 attached hereto.  Notwithstanding the foregoing or anything contained in this Lease to the contrary:  (x) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the landscaping, outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit A-4 attached hereto, other than Landlord’s obligations set forth in the Tenant Work Letter to complete any items of the Base, Shell and Core of the Building not completed as of the date of execution of this Lease; and (y) Landlord and/or any other owners of LNR Warner Center shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party’s sole election provided such inclusions or exclusions will not result in an Adverse Condition.  In addition, although LNR Warner Center, and the “Real Property” and “Project”, are currently defined above and elsewhere in this Lease to include real property and improvements (including the Building) owned by Landlord as well as certain real property and improvements now or hereafter owned by other owners (including any common area association formed for LNR Warner Center which now or may hereafter own any common parking structures, surface parking areas and other common areas within LNR Warner Center), and the provisions of Article 4 below contemplate a procedure for cost-sharing and allocation of Operating Expenses, Tax Expenses and Utilities Costs with respect to the entire LNR Warner Center:  (a) except as otherwise expressly contained elsewhere in this Lease, Landlord shall have no maintenance, repair, operation, management, leasing or other obligations or responsibilities, and is making no representations, warranties or with respect to any such real property and improvements not owned by Landlord or the costs incurred in connection therewith (and all references in this Lease to “Real Property” and “Project” shall exclude such portions of the real property and improvements not owned by Landlord for purposes of determining such obligations, responsibilities, representations, warranties and covenants, to the extent appropriate and consistent); provided, however, Landlord shall use commercially reasonable efforts to enforce its rights under the Underlying Documents (as defined in Section 5.1 below) to eliminate any Adverse Condition of which Landlord is aware and resulting from the failure by the common area association formed for the Underlying Documents to enforce the Underlying Documents in accordance with its terms and/or the violation of the Underlying Documents by such common area association and/or any other owner subject to the Underlying Documents; and (b) to the extent any such other owner of land and/or improvements in LNR Warner Center (other than any common area association formed for LNR Warner Center which now or may hereafter own any common parking structures, surface parking areas and other common areas within LNR Warner Center) incurs maintenance, repair, operation, management, employee and other costs which are attributable solely to such owner’s property and/or the improvements thereon (and not properly allocable to the Building or any other owner’s property as part of any shared common areas/facilities within or serving LNR Warner Center or otherwise), the same shall not be included in the general Operating Expenses, Tax Expenses and Utilities Costs payable by Landlord or such other owners.

1.1.3        Tenant’s and Landlord’s Rights.  Subject to the following provisions of this Section 1.1.3, Tenant is hereby granted the right to the nonexclusive use by Tenant and Tenant’s employees, agents, contractors and invitees, of (i) the common corridors and hallways, stairwells, elevators, closets, electrical and telephone rooms, restrooms and other public or common areas located within the Building (excluding the roof, except  as expressly set forth in Section 26.30 below), and (ii) the areas located on the Real Property designated by Landlord (and/or any common area association formed by Landlord or Landlord’s assignee for LNR Warner Center) from time to time as common areas for the Building, including the Building H Parking Facilities and the Phase III Parking Structure, but specifically excluding (A) the Other Existing Buildings and the Phase I Parking Structure, and (B) any other improvements located on and/or areas within the Project (including surface parking areas) which are designated by the owners thereof and/or any such common area association as exclusive or reserved areas.  Notwithstanding the foregoing to the contrary, Tenant’s use of such common areas (1) shall not damage or interfere with the operation of the Building or any other portion of the Project, and (2) shall be subject to (a) the approval of the City of Los Angeles and all other applicable governmental authorities to the extent required thereby, and the rights of any party under, and the provisions and restrictions contained in, the Underlying Documents (as defined in Section 5.1 below), and Tenant’s compliance with all applicable Laws (as defined in Article 22 below) and the Underlying Documents, and (b) such reasonable, non-discriminatory rules, regulations and restrictions as Landlord may make from time to time (which shall be provided in writing to Tenant); provided, however, any such rules, regulations and restrictions made by Landlord shall not result in an Adverse Condition.  Landlord reserves the right from time to time to use any of the common areas of the Real Property, and the roof, risers and conduits of the Building for telecommunications and/or any other purposes, and to do any of the following, as long as such acts are performed in accordance with all applicable Laws and do not result in an Adverse Condition:  (w) make any changes, additions, improvements, repairs and/or replacements in or to the Real Property or any portion or elements thereof, including, without limitation, (I) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets and roads, plazas, courtyards, transportation facilitation areas and common areas, and, subject to the limitations and Tenant’s rights set forth in Article 24 below, parking spaces, parking structures and parking areas, and (II) expanding or decreasing the size of the Real Property and any common areas and other elements thereof, including adding or deleting buildings thereon and therefrom (other than the Building); (x) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Real Property; (y) form and/or modify any existing common area association(s) under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, parking areas, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building, and, subject to Section 4.2.4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses, Tax Expenses and/or Utilities Costs (as applicable); and (z) perform such other acts and make such other changes with respect to the Real Property as Landlord may, in the exercise of reasonable and good faith business judgment, deem to be appropriate.

1.1.4        Adverse Condition.  As used herein, an “Adverse Condition” shall mean:  (i) a material adverse interference with Tenant’s use of the Premises for the Permitted Use (as such term is defined in Article 5 below); (ii) an unreasonable interference with Tenant’s access to the Premises; (iii) a change in character of the Building to something other than a first-class office building; (iv) other than on a temporary basis (not to exceed one (1) month or such longer period as is reasonably necessary due to a damage or destruction, condemnation or other events of “Force Majeure,” as that term is defined in Section 26.17 below), (A) a relocation of any of Tenant’s Reserved Parking Passes from the locations specified therefor in Section 10 of the Summary, or (B) a relocation of Tenant’s Unreserved Parking Structure Passes from the Phase III Parking Structure; (v) a reduction in the number of parking passes within the Parking Allotment (as defined in Section 24.1 below), other than during such period as is reasonably necessary due to a damage or destruction, condemnation or other Force Majeure events; or (vi) an event which increases Tenant’s monetary obligations under this Lease, except (A) for increases in Operating Expenses, Tax Expenses or Utilities Costs to the extent such increases are otherwise permitted in Article 4 below, and/or (B) as imposed under and/or to comply with applicable Laws.  In the event temporary relocation of Tenant’s parking passes is required in connection with the exercise of any of Landlord’s rights set forth in this Article 1 and/or Section 24.4 below, Landlord shall, at no expense to Tenant, relocate such parking passes to other Parking Facilities of the Project and/or parking facilities located within a reasonable walking distance of the Project (such relocation obligation shall not, however, apply in the event any damage or destruction, condemnation or other Force Majeure event, although Landlord shall use commercially reasonable efforts to make available to Tenant parking passes within other areas of the Project’s Parking Facilities for those parking passes displaced thereby during the period such displacement occurs).

1.2           Rentable and Usable Square Feet.

1.2.1        Premises and Building.  The rentable and usable square feet of the Premises are hereby stipulated to be as set forth in Section 6 of the Summary and are not subject to remeasurement by Landlord or Tenant.  The rentable square feet of the Building is approximately 179,342 rentable square feet and is not subject to remeasurement by Landlord or Tenant, except that Landlord shall have the right to remeasure the Building from time to time in accordance with the BOMA Standard (as defined in Section 1.2.2 below) to reflect actual physical increases or decreases due to physical expansions or contractions in the rentable area of the Building.

1.2.2        First Offer Space.  For purposes hereof, the “usable square feet” and “rentable square feet” of any First Offer Space leased by Tenant pursuant to Section 1.4 below shall be calculated by Landlord pursuant to the Building Owners and Managers Association International Standard Method for Measuring Floor Area in Office Building, ANSI Z65.1-1996 (the “BOMA Standard”); provided, however, that notwithstanding the foregoing to the contrary, the BOMA Standard shall not include any area below the ground floor of the building in which the First Offer Space is located, any areas outside the perimeter walls of such building, any elevator shafts, or any base building stairwells.  The rentable and usable square feet of any such First Offer Space leased by Tenant pursuant to Section 1.4 below are subject to measurement and verification by Landlord’s planner/designer prior to the applicable First Offer Commencement Date (as defined in Section 1.4 below) for such First Offer Space, and all such measurements and verifications shall be made in accordance with the provisions of this Section 1.2.  Tenant’s architect may consult with Landlord’s planner/designer regarding such measurements and verifications; provided, however, the determination of Landlord’s planner/designer shall be conclusive and binding upon the parties unless Tenant objects to such determination by written notice delivered to Landlord within sixty (60) days after the date Landlord gives Tenant written notice of such determination.  If Tenant timely objects to any such measurements and verifications, Tenant shall have the right, within such 60-day period, to remeasure the applicable First Offer Space in accordance with the BOMA Standard and the other terms of this Section 1.2.  If Tenant fails to timely elect to remeasure and complete any such remeasurement within such 60-day period, then Landlord’s final measurements shall be conclusive and binding on Landlord and Tenant.  If Tenant’s remeasurement(s) undertaken within such 60-day period differs from Landlord’s measurement(s) and Tenant notifies Landlord thereof within such 60-day period, the parties shall, within thirty (30) days thereafter, attempt in good faith to resolve such differences, but if the parties cannot resolve such differences within such 30-day period, the final measurements of the applicable First Offer Space shall be resolved pursuant to binding arbitration in accordance with Section 26.32 below.

1.2.3        Effect of Remeasurement.  In the event that any measurement pursuant to the terms of this Section 1.2 determines that the rentable square feet of the Building and/or the rentable or usable square feet of the applicable First Offer Space shall be different from the amounts thereof set forth in this Lease, Landlord shall modify all amounts, percentages and figures appearing or referred to in this Lease to conform to such corrected square footage amounts therefor (including, without limitation, the amount of the Base Rent payable for such applicable First Offer Space, and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs).  Any such modifications shall be confirmed in writing by Landlord to Tenant.

1.3           Condition of the Premises.  Except as specifically set forth in this Lease and in the Tenant Work Letter, (i) Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, the Building, the Other Existing Buildings or the Real Property, and (ii) Landlord has made no representation or warranty regarding the condition of the Premises, the Building, the Other Existing Buildings or the Real Property.

1.4           Right of First Offer.  Landlord hereby grants to Tenant a continuing right of first offer to lease up to one (1) full floor of space (the “First Offer Space”) located either (i) within the Building, or (ii) in the building which may be constructed adjacent to the Building as part of Phase III of the Project, as depicted on the site plan attached hereto as Exhibit A-4 (“Building G”) but only if and during the period of time when both Building G and the Building are concurrently owned by the same Landlord or Landlord Affiliate, as defined below (it being agreed by Tenant that the obligations of Landlord set forth in this Section 1.4 pertaining to Building G shall only be binding upon Landlord when Landlord or any Landlord Affiliate, or any of their successors and assigns, concurrently own both the Building and Building G).  As used herein, the term “Landlord Affiliate” shall mean any person or entity which controls, is controlled by or is under common control with Landlord.  Such right of first offer shall be upon and subject to the terms and conditions set forth below in this Section 1.4.

1.4.1        Second Generation Space.  Notwithstanding anything to the contrary contained in this Section 1.4, (i) Tenant’s right of first offer shall only apply with respect to First Offer Space located within the Building when such space becomes (or will become) available for lease (as reasonably determined by Landlord) after the expiration or sooner termination of Landlord’s lease of such space to the tenant thereof existing as of the date of execution of this Lease, as such existing lease may be extended (whether or not pursuant to formal extension or renewal provisions in such existing lease), and (ii) Tenant’s right of first offer with respect to any First Offer Space located in Building G shall only apply after:  (A) the initial leasing of such space to a third party; (B) such space becomes (or will become) available for lease (as reasonably determined by Landlord) after the expiration or sooner termination of such initial lease, as such initial lease may be extended (whether or not pursuant to a formal extension or renewal provision in such initial lease); and (C) no other tenant of space within Building G desires to lease all or any portion of such space pursuant to either (1) the exercise of a first offer, expansion or similar right contained in such tenant’s initial lease, or (2) the lease by such tenant (or its affiliate, successor or assignee) of any space (or portion thereof) which was included in any expansion, first offer or similar right contained in such tenant’s initial lease whether or not pursuant to the exercise of such right, so long as the terms of such lease are agreed to by Landlord and such party prior to the termination of such right contained in such initial lease (herein, a “Superior Right Holder”).

1.4.2        Procedure for Offer.  With respect to the first time Landlord receives a bona fide proposal from a third party (which is other than (i) the existing tenant of the First Offer Space or its affiliate, successor or assignee, or (ii) a Superior Right Holder with respect to space located in Building G) to lease First Offer Space containing not more than a full floor increment of space and which is available (or will become available) for lease as described in Section 1.4 above, which proposal Landlord would accept or submit a counter proposal thereto (such third-party bona fide proposal which Landlord would accept, or the counter-proposal which Landlord would submit to such third party in response thereto, shall be referred to herein as the “Third Party Offer”), then prior to the date that

Landlord accepts or submits such Third Party Offer to such third-party, Landlord shall give Tenant written notice (the “First Offer Notice”) specifying that the First Offer Space or specified portion thereof identified in the First Offer Notice is available for lease by Tenant pursuant to the provisions of this Section 1.4.  If Landlord’s First Offer Notice pertains to space containing less than a full floor, and Tenant exercises its first offer right herein to lease such space so identified in such First Offer Notice, then notwithstanding anything in this Section 1.4 to the contrary, any future right of Tenant to lease any First Offer Space under this Section 1.4 shall only apply to the remaining space located on such partial floor and no other space in the Building or Building G when such space becomes (or will become) available for lease as provided herein.  In addition, Landlord’s obligation to deliver a First Offer Notice to Tenant shall not apply during (A) the last year of the initial Lease Term unless Tenant has previously delivered to Landlord the Exercise Notice extending the initial Lease Term pursuant to the Extension Option Rider, or (B) the Option Term.

1.4.3        Lease Terms for First Offer Space.  Any such First Offer Notice delivered by Landlord in accordance with the provisions of Section 1.4.2 above shall set forth Landlord’s calculation of the rentable and usable square feet of such First Offer Space, as determined in accordance with the BOMA Standard set forth in Section 1.2 above, and the following economic terms upon which Landlord would lease such First Offer Space to Tenant (it being acknowledged and agreed to by the parties that all other non-economic terms for Tenant’s lease of such First Offer Space shall be upon the same non-economic terms as set forth in this Lease to the extent not modified by or inconsistent with this Section 1.4):

(i)            the anticipated date upon which such First Offer Space will be available for lease by Tenant following the expiration or termination of Landlord’s then existing lease of such space, the build-out time for Tenant to construct improvements and fixturize such First Offer Space following Landlord’s delivery of such First Offer Space to Tenant (the “Construction Period”), which shall be determined as part of the Fair Market Rental Rate for such First Offer Space, and the anticipated commencement date therefor (with the actual commencement date to be determined as set forth in Section 1.4.6 below);

(ii)           the total number of parking passes available for lease by Tenant (and the number thereof that are must-rent and/or right-to-rent parking passes) with respect to such First Offer Space, which total number of available parking passes shall be not less than four (4) unreserved, undesignated parking passes per 1,000 usable square feet of such First Offer Space;

(iii)          the monthly parking rates payable for such parking passes, which shall be at the prevailing parking rates charged by Landlord or Landlord’s parking operator from time to time or such reduced or abated rates (if applicable) as determined as part of the Fair Market Rental Rate for such First Offer Space;

(iv)          the Base Rent payable for such First Offer Space (the “First Offer Space Rent”), which shall be equal to the Fair Market Rental Rate for such First Offer Space (as defined in Section 2 of the Extension Option Rider attached hereto), as initially determined by Landlord as set forth in Landlord’s First Offer Notice (subject, however, to Tenant’s right to object thereto and cause the Base Rent to be determined pursuant to the arbitration provisions as provided in the Extension Option Rider);

(v)           the tenant improvement allowance, if any, for such First Offer Space to help Tenant pay for the initial tenant improvements to be constructed by Tenant for such First Offer Space as described in Section 1.4.4 below (which amount shall be determined as part of the Fair Market Rental Rate for such First Offer Space;

(vi)          the term of the lease for such First Offer Space, which shall in all events be coterminous with the Lease Term for the original Leased Premises, as it may be extended pursuant to the Extension Option Rider attached hereto, except as otherwise expressly provided in the Extension Option Rider regarding Tenant’s right to extend the Lease Term for less than the entire Premises (provided, however, if there are less than thirty (30) months remaining in the initial Lease Term as of the date Landlord delivers the applicable First Offer Notice to Tenant, and Tenant has not previously delivered its Exercise Notice to Landlord extending the initial Lease Term, the lease term for such First Offer Space shall be for a period expiring upon the later of (A) the last day of the initial Lease Term (subject to extension pursuant to the Extension Option Rider), or (B) the last day of the initial lease term for such First Offer Space set forth in the Third Party Offer for such First Offer Space); and

(vii)         all other monetary and non-monetary concessions (if any) to be provided by Landlord for such First Offer Space, which shall be determined as part of the Fair Market Rental Rate for such First Offer Space.

1.4.4        Construction In First Offer Space.  If Tenant leases any First Offer Space pursuant to the terms of this Section 1.4:  (i) Tenant shall take such First Offer Space in its “AS IS” condition as of the date of delivery of such space by Landlord to Tenant (except that Landlord shall deliver to Tenant the Base, Shell and Core of such First Offer Space and the floor upon which such First Offer Space is located in the condition therefor set forth in the Tenant Work Letter, as shall be modified if the First Offer Space is less than a full floor to include finished common elevator lobby and corridor for the floor upon which such First Offer Space is located and demising walls separating such First Offer Space from the remaining space on such floor, and as further modified if the First Offer Space is located in Building G to include only standard Building G Base, Shell and Core items then applicable for such First Offer Space and the floor upon which such First Offer Space is located); (ii) the construction of improvements in such First Offer Space shall be Tenant’s sole responsibility, with any such construction to comply with the terms of Article 8 of this Lease (and not the provisions of the Tenant Work Letter, which shall not be applicable to such First Offer Space, except for Landlord’s obligations set forth in clause (i) hereinabove pertaining to the Base, Shell and Core, if applicable); and (iii) except for Landlord’s obligations set forth in clause (i) hereinabove pertaining to the Base, Shell and Core, Landlord shall not be obligated to provide or pay for any improvements, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the First Offer Space; provided, however, Landlord shall provide Tenant a tenant improvement allowance for the First Offer Space leased by Tenant in the amount, if any, as determined as part of the Fair Market Rental Rate as described in Section 1.4.3 above.

1.4.5        Tenant’s Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to any First Offer Space described in a First Offer Notice, then within ten (10) business days of delivery of such First Offer Notice to Tenant, Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall elect one of the following (which Tenant’s Election Notice must include current financial statements of Tenant and United Online, Inc., a Delaware corporation (“United Online”), certified as accurate by an officer of each such entity and evidencing that the combined net worth, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), of Tenant and United Online (including any entities included within United Online’s consolidated financial reporting) is at least equal to $100,000,000.00.

(i)            lease the entire First Offer Space identified in such First Offer Notice upon the terms contained in such First Offer Notice;

(ii)           lease such entire First Offer Space identified in such First Offer Notice upon the terms contained in such First Offer Notice, but concurrently object in writing within Tenant’s Election Notice to Landlord’s determination of the Fair Market Rental Rate for such First Offer Space, in which event the Fair Market Rental Rate for such First Offer Space shall be determined pursuant to the appraisal procedures set forth in Section 4 of the Extension Option Rider attached hereto (failure by Tenant to timely object to Landlord’s determination of the Fair Market Rental Rate shall be deemed Tenant’s waiver of its objection right in this clause (ii)); or

(iii)          refuse to lease such First Offer Space identified in such First Offer Notice, specifying that Tenant is not interested in exercising its right of first offer for such First Offer Space at that time, in which event Tenant’s right of first offer with respect to the First Offer Space identified in the First Offer Notice shall terminate and be of no further force or effect, and Landlord shall be free to lease the First Offer Space identified in the First Offer Notice (or any portion thereof) to anyone to whom Landlord desires on any terms Landlord desires; provided, however, if Landlord does not enter into a lease or leases for the entire First Offer Space identified by Landlord in such First Offer Notice within six (6) months after the date Landlord first delivered such First Offer Notice to Tenant, then (A) Landlord shall submit to Tenant a new First Offer Notice with respect to any such unleased First Offer Space originally identified in Landlord’s First Offer Notice prior to the first time after such 6-month period that Landlord intends to accept from or submit to a third party a Third Party Offer to lease all or any portion of such unleased First Offer Space, and (B) the foregoing procedures in this Section 1.4.5 shall again apply following Tenant’s receipt of such new First Offer Notice.

If Tenant does not deliver Tenant’s Election Notice to Landlord electing one of the options in clauses (i), (ii) or (iii) hereinabove within said ten (10) business day period and include with such notice such financial statements evidencing the net worth requirement set forth hereinabove, then Tenant shall be deemed to have elected the option in clause (iii).  Notwithstanding anything to the contrary contained in this Section 1.4:  (1) Tenant must elect to exercise its right of first offer herein with respect to the entire First Offer Space identified in any First Offer Notice delivered by Landlord to Tenant and may not elect to lease only a portion thereof; (2) once Tenant has leased an entire full floor of First Offer Space pursuant to the provisions of this Section 1.4, Tenant shall have no further rights to lease any additional space under this Section 1.4; (3) if Tenant leases a partial floor pursuant to the exercise of its first offer right, Tenant shall have no further rights under this Section 1.4 to lease any other space other than the remainder of such floor when and if such space becomes available for lease as provided above in this Section 1.4; and (4) subject to and except as provided in clauses (2) and (3) hereinabove, Tenant’s right of first offer to lease any First Offer Space not previously identified in any First Offer Notice delivered by Landlord to Tenant shall not terminate as a result of Tenant’s election or deemed election to refuse to lease any other First Offer Space so identified in a First Offer Notice at that time, and shall continue until the first time Landlord is about to first accept or submit a Third Party Offer for such space to a third party as provided above in this Section 1.4, in which case the foregoing procedures of this Section 1.4 shall apply with respect to such non-previously identified First Offer Space.

1.4.6        First Offer Space Term; First Offer Space Commencement Date.  The lease term for any First Offer Space (the “First Offer Space Term”) leased by Tenant hereunder and the commencement of Tenant’s payment of the First Offer Space Rent for such First Offer Space (the “First Offer Space Commencement Date”) shall commence upon the earlier of (i) the date Tenant commences business operations in such First Offer Space, or (ii) the last day of the Construction Period for such First Offer Space, and shall expire as and when provided in Section 1.4.3 above.

1.4.7        Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease any First Offer Space as set forth herein, then, within thirty (30) days thereafter, Landlord and Tenant shall execute an amendment to this Lease (a “First Offer Space Amendment”) to provide for Tenant’s lease of the First Offer Space upon the terms and conditions as set forth in this Section 1.4.

1.4.8        Termination of Right of First Offer.  The rights contained in this Section 1.4 are personal to the original Tenant executing this Lease (the “Original Tenant”) and any Affiliate (as such term is defined in Section 14.6 below) to which Tenant’s entire interest in this Lease has been assigned pursuant to Section 14.6, and may only be exercised by the Original Tenant or such Affiliate assignee, as the case may be (but not by any sublessee or other assignee or transferee of Tenant’s interest in the Lease) if the Original Tenant, or such Affiliate assignee, as the case may be, has not assigned this Lease, or subleased (other than subleases to Affiliates or Business Affiliates pursuant to Sections 14.6 and 14.7 below) more than thirty-four percent (34%) of the rentable square feet of the original Premises at the time Tenant delivers Tenant’s Election Notice to Landlord.  At Landlord’s option, in addition to Landlord’s other remedies set forth in this Lease, Tenant shall not have the right to lease the applicable First Offer Space, as provided in this Section 1.4, if, as of the date of the attempted exercise of such right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in monetary or material non-monetary default under this Lease after the expiration of any applicable notice and cure period.

ARTICLE 2

LEASE TERM

2.1           Lease Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent.  The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary subject, however, to the terms of the Tenant Work Letter, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided, or extended pursuant to the Extension Option Rider attached hereto.  For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date.

2.2           Beneficial Occupancy.  Tenant shall have the right to occupy and commence business operations in all or any portions of the Premises at any time after Landlord has delivered the Premises to Tenant but prior to the Lease Commencement Date (the “Early Occupancy Period”), provided that:  (i) a temporary certificate of occupancy or its equivalent shall have been issued by the appropriate governmental authorities for the Premises permitting Tenant to legally occupy such portion of the Premises; and (ii) during any such occupancy of and business operations within the Premises by Tenant prior to the Lease Commencement Date, all of the terms and conditions of this Lease shall apply (including, without limitation, Tenant’s obligation to pay, pursuant to Sections 6.1.7 and 6.2 below, for the cost of utilities consumed in connection with any Supplemental Equipment located in or serving the Premises, and any over-standard utilities and services provided to and/or consumed in the Premises) as though the Lease Commencement Date had occurred, although the Lease Commencement Date shall not actually occur until the date set forth in Section 7.2 of the Summary; provided, however, during such Early Occupancy Period, Tenant shall not be obligated to pay to Landlord any Base Rent, Operating Expenses, Tax Expenses or Utilities Costs for the Premises or parking charges for the number of parking passes within the Parking Allotment.

2.3           Confirmation of Lease Dates Amendment.  Within six (6) months following the Lease Commencement Date, Landlord shall execute and deliver to Tenant an amendment in the form as set forth in Exhibit C, attached hereto (the “Confirmation of Lease Dates Amendment”), which Confirmation of Lease Dates Amendment Tenant shall execute and return to Landlord within ten (10) business days after receipt thereof; provided, however, that if said Confirmation of Lease Dates Amendment is not factually correct, then Tenant shall make such changes as are necessary to make the Confirmation of Lease Dates Amendment factually correct and shall thereafter execute and return such Confirmation of Lease Dates Amendment to Landlord within such ten (10) business day period and thereafter the dates set forth on such Confirmation of Lease Dates Amendment shall be conclusive and binding upon Tenant and Landlord, unless Landlord, within fifteen (15) business days following receipt of Tenant’s changes, sends a notice to Tenant rejecting Tenant’s changes, whereupon this procedure shall be repeated until the parties either (i) mutually agree upon the contents of Exhibit C, or (ii) the contents are determined by arbitration pursuant to Section 26.32, below.  Failure of Tenant to execute and deliver to Landlord within such 10-business day period the Confirmation of Lease Dates Amendment submitted by Landlord within such 6-month period or Landlord to reject Tenant’s changes thereto within such 15-business day period, as applicable, shall constitute an acknowledgment by Tenant or Landlord (as applicable) that the statements included in such Confirmation of Lease Dates Amendment so submitted by Landlord or Tenant (as applicable) are true and correct, without exception, and binding upon Landlord and Tenant.

In the event Landlord shall fail to send Tenant the Confirmation of Lease Dates Amendment within six (6) months following the Lease Commencement Date, Tenant may execute and deliver to Landlord the Confirmation of Lease Dates Amendment in the form as set forth in Exhibit C, which Confirmation of Lease Dates Amendment Landlord shall execute and return to Tenant within ten (10) business days after receipt thereof by Landlord (provided that if said Confirmation of Lease Dates Amendment submitted by Tenant is not factually correct, Landlord shall make such changes thereto as are necessary to make such Confirmation of Lease Dates Amendment factually correct, which revised Confirmation of Lease Dates Amendment shall thereafter be subject to the procedure for finalization set forth above in this Section 2.3).  Failure of Landlord to execute and deliver to Tenant within such 10-business day period the confirmation of Lease Dates Amendment initially submitted by Tenant shall constitute an acknowledgment by Landlord that the statements included in such confirmation of Lease Dates Amendment so submitted by Tenant are true and correct, without exception, and binding upon Landlord and Tenant.

2.4           Option to Extend.  Tenant’s rights and obligations with respect to extending the initial Lease Term are set forth in the Extension Option Rider attached to this Lease.

ARTICLE 3

BASE RENT

3.1           Base Rent.  Tenant shall pay, without notice or demand, to Landlord or Landlord’s agent at the management office of the Real Property, or at such other place as Landlord may from time to time designate in writing, in currency, by wire transfer or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first (1st) business day of each and every month during the Lease Term, without any setoff or deduction except as otherwise expressly provided in this Lease.  The Base Rent for the first (1st) full month of the Lease Term shall be paid by Tenant to Landlord at the time of Tenant’s execution of this Lease.  If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2           Abatement of Base Rent.  Notwithstanding anything to the contrary contained herein, Landlord hereby agrees to abate Tenant’s obligation to pay monthly Base Rent otherwise payable for (i) the fourth (4th) and fifth (5th) floors of the Premises for the second (2nd) through tenth (10th) months of the initial Lease Term, and (ii) the Base Rent otherwise payable for the second (2nd) through the thirteenth (13th) months of the initial Lease Term for the third (3rd) floor of the Premises (collectively, the “Abated Rent”); provided, however, if as of the first (1st) day such applicable month scheduled for abatement, Tenant is in monetary or material non-monetary default under this Lease, the monthly Base Rent abatement for such applicable month shall be suspended until such default is cured by Tenant (with the amount of such suspended Abated Rent to be credited toward the next monthly installment of Base Rent due under this Lease for the first month immediately following such cure that Tenant is not in monetary or material non-monetary default under this Lease).  During such abatement periods, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease, including all amounts payable under Article 4 below.

ARTICLE 4

ADDITIONAL RENT

4.1           Additional Rent.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay to Landlord as additional rent the sum of the following:  (i) ”Tenant’s Share” (as such term is defined below) of the annual Operating Expenses allocated to the Building pursuant to Section 4.3.4, which are in excess of the amount of Operating Expenses allocated to the Building and applicable to the Expense Base Year (subject, however, to the annual cap on Controllable Expenses in Section 4.3.5 below); plus (ii) Tenant’s Share of the annual Tax Expenses allocable to the Building pursuant to Section 4.3.4, which are in excess of the amount of the Tax Expenses allocated to the Building and applicable to the Tax Expense Base Year; plus (iii) Tenant’s Share of the annual Utilities Costs allocated to the Building pursuant to Section 4.3.4 which are in excess of the amount of Utilities Costs allocated to the Building and applicable to the Utilities Base Year.  Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the “Additional Rent.”  The Base Rent and Additional Rent are herein collectively referred to as the “Rent.”  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent except as otherwise provided in this Lease.  Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, but subject to the limitations set forth in Section 4.3.2 below, the obligations of Tenant to pay the Additional Rent provided for in this Article 4, and Landlord’s obligation to refund any overpayment by Tenant, shall survive the expiration of the Lease Term for a period of two (2) years from the date of expiration or termination of this Lease; provided, however, that any such payments made by Tenant of any Additional Rent or any refund to Tenant by Landlord of any overpayments of such Additional Rent shall not constitute a waiver by either Tenant or Landlord, as the case may be, of any amount that Tenant or Landlord (as the case may be) contend, now or in the future (subject to the limitations set forth in this Lease or under applicable Laws) are in dispute.

4.2           Definitions.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1        “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2        “Expense Base Year” shall mean the year set forth in Section 9.1 of the Summary.

4.2.3        “Expense Year” shall mean each Calendar Year.

4.2.4        “Operating Expenses” shall mean all expenses, costs and amounts which Landlord shall pay during any Expense Year because of or in connection with the management, maintenance, repair, replacement or operation of the Real Property, all as determined in accordance with sound real estate management practices consistently applied, including, without limitation, any amounts paid for:  (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of reasonably contesting the validity or applicability of any governmental enactments which are reasonably anticipated to reduce Operating Expenses, and the costs incurred in connection with the implementation and operation (by Landlord or any common area association(s) formed for LNR Warner Center) of any government mandated transportation demand management program (including any such program required to be implemented for the Project by the City of Los Angeles as a condition to the City’s approvals of the development of the Project); (iii) subject to the restrictions in Sections 4.2.4.2 and 4.3.6 below, the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by this Lease; provided, however, to the extent Landlord elects to provide insurance for unusual or expensive coverages or endorsements such as earthquake and flood and the same is in addition to any insurance required to be maintained by Landlord under this Lease, and such insurance is materially in excess of the types or amounts of insurance carried by landlords of Comparable Buildings (as defined below) for such unusual or expensive coverages or endorsements, the incremental cost of such materially excess insurance shall not be included in Operating Expenses; provided, further, however, that Landlord’s insurance shall be deemed to have satisfied such Comparable Buildings standard and the foregoing exclusion from Operating Expenses shall not apply to the extent that other office buildings in Southern California owned by Landlord or an entity affiliated with or related to Landlord or any of Landlord’s members or submembers are covered by substantially similar insurance coverage terms pertaining to such unusual or expensive coverages or endorsements (e.g., coverage rate and deductible percentage(s) as carried by Landlord); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Real Property; (v) the cost of parking area repair and maintenance, including, but not limited to, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including reasonable consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Real Property; (vii) any management agreements, including the cost of any management fee and the fair rental value of any on-site management office space (not exceeding 2,500 rentable square feet) provided thereunder, provided, however, (I) the management fee shall not exceed the greater of (A) three and one-half percent (3.5%) of the gross revenues (excluding unapplied security deposits and unearned prepaid rent) of the Real Property, or (B) the management fees (charged on a percentage of gross revenues basis) reasonably and customarily paid to independent third party management companies by landlords of Comparable Buildings (the “Market Management Fee”), and (II) if the percentage used in calculating the management fee included in Operating Expenses during the Expense Base Year is less than the Market Management Fee paid during the Expense Base Year, then the percentage used to calculate the management fees included in Operating Expenses in any Expense Year subsequent to the Expense Base Year shall not be increased above the percentage used to calculate the management fees included in Operating Expenses during the Expense Base Year, unless for each subsequent Expense Year that Landlord desires to include such increased percentage, Landlord also increases the percentage used to calculate the management fees included in Operating Expenses during the Expense Base Year to the lesser of (x) such Market Management Fee percentage, and (y) the percentage used to calculate the management fee for the Operating Expenses in such subsequent Expense Year; (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Real Property (that are not above the level of Project manager or Project engineer), and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Real Property; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including, without limitation, any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property; (x) operation, repair and maintenance of all “Systems and Equipment,” as that term is defined in Section 4.2.5 of this Lease, and components thereof; (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, maintenance of curbs and walkways, and repairs to roofs; (xii) annual amortization (including interest on the unamortized cost at the Amortization Interest Rate, as defined below) of the cost of acquiring, or the rental expense of renting, personal property used in the maintenance, operation and repair of the Real Property; and (xiii) annual amortization (including interest on the unamortized cost at the Amortization Interest Rate) of the cost of any capital alterations, capital replacements, capital additions, capital repairs and capital improvements incurred in connection with the Project (I) which are intended to reduce Operating Expenses in connection with the management, maintenance, repair, replacement or operation of the Real Property, but only to the extent of the cost savings reasonably anticipated by Landlord (based upon sound documentation) to result therefrom at the time of such expenditure to be incurred in connection therewith, (II) made to the Real Property after the Lease Commencement Date that are required under any governmental law or regulation (or amendment thereof) not in effect on the Lease Commencement Date, (III) pertaining to replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, or (IV) which are reasonably determined by Landlord to be reasonably required to maintain the functional character of the Real Property as a first-class office building project (except that in no event shall the amortized amount of the cost which Landlord may include in Operating Expenses pursuant to this Section 4.2.4(xiii)(IV):  (A) exceed $100,000.00 in any particular Expense Year; or (B) be attributable to the initial construction of any new office buildings, retail buildings and/or parking structures within the Project).

All such costs described in Section 4.2.4(xiii) above and the amortization of any other capital expenditures under this Section 4.2.4 (including, without limitation, Section 4.2.4(xii) above and Section 4.2.4.1(t) below) shall be amortized over the useful life of the particular item in question as Landlord shall reasonably determine in accordance with standard real estate management and accounting practices consistently applied by Landlord and consistent with standard real estate management and accounting practices used by landlords of other first-class office buildings in the Warner Center area of Woodland Hills, California (collectively, the “Comparable Buildings”).  As used herein, the “Amortization Interest Rate” shall mean a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its reference rate, plus one percent (1%) per annum.

If, during all or any part of any Expense Year or the Expense Base Year, Landlord shall not furnish any particular items of work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant (including Tenant) who has undertaken to perform such item of work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense furnished such item of work or service to such tenant.  In addition, if the Building (and during the period of time when any other buildings are fully constructed and ready for occupancy and are owned by Landlord and included by Landlord within the Project) is (are) less than 95% occupied during all or a portion of any Expense Year (including the Expense Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building (and any of such other buildings, as applicable) been 95% occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.  In determining such adjustment pursuant to the immediately preceding sentence, any gross receipts taxes, management fees or other expenses that are tied to the receipt of rental income shall be determined as if the applicable buildings described above were 95% occupied during any Expense Year (including the Expense Base Year) and all tenants were paying the full rental initially payable under their respective leases (as opposed to half-rent or abated rent).

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses, Tax Expenses and Utilities Costs (as defined below) among the Building, and the Other Existing Buildings and/or among different tenants of the Project, and/or among different and additional buildings of the Project, as and when such different and/or additional buildings are constructed and added to (and/or excluded from) the Project or otherwise (collectively, the “Cost Pools”).  Such Cost Pools may include, but shall not be limited to, the office space tenants and retail space tenants (and if applicable, child care tenants or occupants) of the Project.  Such Cost Pools may also include allocation of certain Operating Expenses, Tax Expenses and Utilities Costs within or under covenants, conditions and restrictions affecting the Project.  In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses, Tax Expenses and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses, Tax Expenses and Utilities Costs in any such Cost Pools.  The Operating Expenses, Tax Expenses and/or Utilities Costs within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner over all Expense Years.  In addition, in the event any facilities, services or utilities used in connection with the Project are provided from another building outside the Project owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated by Landlord to Operating Expenses, Tax Expenses and/or Utilities Costs, as the case may be, on an equitable basis.

4.2.4.1     Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses (and to the extent applicable, Utilities Costs) shall not include the following:

(a)           brokerage commissions, space planning costs, finders’ fees, attorneys’ fees and other costs incurred by Landlord in connection with leasing or attempting to lease space within the Real Property;

(b)           costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for any tenants in the Real Property or incurred in renovating or otherwise improving, preparing, decorating, painting or redecorating vacant space for tenants or other occupants of the Real Property.

(c)           interest, points, fees and principal payments on any mortgages encumbering the Real Property, and other debt costs, if any, except as specifically included in Sections 4.2.4(xii) and (xiii) above and Section 4.2.4.1(t) below;

(d)           costs of correcting defects in, or significant design error relating to, the initial design or construction of the Building, the Parking Facilities or any other improvements to the Real Property or equipment or materials used therewith;

(e)           advertising and promotional expenditures;

(f)            costs of any items (including, but not limited to, costs incurred by Landlord with respect to goods, services and utilities sold and/or supplied to tenants and occupants of the Real Property, and/or for the repair of damage to the Building for items which are reimbursable under any contractor, manufacturer or supplier warranty) to the extent Landlord receives reimbursement from insurance or condemnation proceeds, or from a contractor, manufacturer, supplier or any other third party pursuant to any warranty or otherwise or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease (other than reimbursement by tenants pursuant to the Operating Expenses pass-through provisions of their leases); such proceeds shall be credited to Operating Expenses in the year in which received;

(g)           expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to any other tenant or occupant of the Real Property at no cost (or are separately reimbursed by such other tenants);

(h)           attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants or prospective occupants of the Real Property (including costs incurred due to violations by tenants of the terms and conditions of their leases), or any other attorneys’ fees incurred in connection with the Real Property (including, without limitation, any financing, sale or syndication of the Real Property), except (A) as specifically enumerated as an Operating Expense in this Lease and/or (B) to the extent the expenditure of such attorneys’ fees generally benefits all of the tenants of the Building and any other buildings in the Project owned by Landlord;

(i)            the wages and benefits of any employee who does not devote substantially all of his or her employed time to the operation and management of the Building or Real Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Building and Real Property vis-à-vis time spent on matters unrelated to operating and managing the Building and Real Property;

(j)            compensation (including benefits) of any employee of Landlord above the grade of Project manager or Project engineer;

(k)           costs of additions, alterations, repairs or improvements, equipment replacement and all other items which under standard real estate management and accounting practices consistently applied are properly classified as capital expenditures, except those costs set forth in Sections 4.2.4(xii) and (xiii) above, and except as provided in Section 4.2.4.1(t) below;

(l)            rentals and other related expenses for leasing heating, ventilation and air conditioning (“HVAC”) systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Building and/or Real Property and/or to an ameliorate an emergency condition in the Building and/or Real Property) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease;

(m)          costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Real Property to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis;

(n)           any costs for which Landlord has been reimbursed (other than through the Operating Expenses pass-through provisions of other tenants’ leases) or for which Landlord receives a credit, refund or discount;

(o)           costs of signs (other than building directories and signage for various equipment rooms and common areas) in or on the Real Property or any buildings located on the Real Property which identify the owner of the Real Property or other tenants’ signs;

(p)           interest, penalties, late charges, liquidated damages or other costs arising out of Landlord’s failure to make timely payment of any of its obligations under this Lease or the Underlying Documents, including, without limitation, Landlord’s failure to make timely payment of any item that is included in Operating Expenses, Tax Expenses, or Utilities Costs, and any penalties or fines imposed upon Landlord due to Landlord’s violation of any applicable Laws or the Underlying Documents;

(q)           reserves of any kind, including replacement reserves for bad debt loss or lost rent (but Operating Expenses may include reasonable reserves imposed upon the Real Property as part of the assessments under any covenants, conditions and restrictions recorded against the Real Property);

(r)            any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(s)           any ground lease rental;

(t)            depreciation and amortization, except as expressly provided in this Section 4.2.4, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, and when depreciation or amortization is permitted or required, the item shall be amortized over its useful life in the manner described in Section 4.2.4 above, together with interest on the unamortized costs at the Amortization Interest Rate;

(u)           costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Real Property into compliance with building codes and other applicable Laws in effect as of the Lease Commencement Date and as interpreted by applicable governmental authorities as of such date, including, without limitation, any costs to correct building code violations pertaining to the initial design or construction of the Building, the Parking Facilities or any other improvements to the Real Property, to the extent such violations exist as of the Lease Commencement Date under any applicable building codes in effect and as interpreted by applicable governmental authorities as of such date;

(v)           costs incurred by Landlord due to the violation by Landlord of the terms and conditions of (A) any lease of space within the Real Property and/or (B) any Underlying Documents or ground leases pertaining to the Real Property;

(w)          Landlord’s general corporate overhead and administrative expenses, except for the property management fee permitted pursuant to the terms of Section 4.2.4 above;

(x)            costs of acquisition of sculptures, painting and other objects of art;

(y)           costs incurred to comply with applicable Laws with respect to cleanup, removal, investigation and/or remediation (collectively, “Remediation Costs”) of any Hazardous Materials (as such term is defined in Article 5 below) in, on or under the Real Property and/or the Building to the extent such Hazardous Materials:  are (1) present in the soil or groundwater of the Project; (2) in existence as of the Lease Commencement Date and in violation of applicable Laws in effect as of the Lease Commencement Date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state and under the conditions that the same existed in the Building or on the Real Property, would have then required removal, remediation or other action with respect to such Hazardous Materials; and/or (3) introduced onto the Real Property and/or Building after the Lease Commencement Date by Landlord or any of Landlord’s agents, employees, contractors or tenants in violation of applicable Laws in effect at the date of introduction, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state and under the conditions that the same existed in the Building or on the Real Property, would have then required removal, remediation or other action with respect to such Hazardous Materials;

(z)            any Tax Expenses (and Operating Expenses shall not include any Utilities Costs);

(aa)         any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than the Parking Facilities);

(bb)         costs arising out of the operation, management, maintenance or repair of any retail premises in the Project or any other retail areas operated by Landlord or its agents, contractors or vendors to the extent such costs are uniquely attributable (and separately identifiable) to such retail premises or areas (as opposed to general office use tenancies) or are extraordinary, separately identifiable expenses arising in connection therewith;

(cc)         costs for which Landlord has been compensated by a management fee, to the extent that the inclusion of such costs in Operating Expenses would result in a double charge to Tenant;

(dd)         costs arising from Landlord’s charitable or political contributions;

(ee)         costs arising from any voluntary special assessment on the Building or the Project by any transit district authority or any other governmental entity having the authority to impose such assessment, unless such costs are included in the Expense Base Year or Utilities Base Year at the initial rate in effect for such assessments;

(ff)           costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and/or the Project, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Building and/or Project operation, disputes of Landlord with Project management, or outside fees paid in connection with disputes with other tenants (except to the extent the expenditure of such outside fees generally benefit all tenants of the Building and any other buildings in the Project owned by Landlord, and Landlord included such category of expenses or similar types of expenses, if actually incurred, in the Expense Base Year);

(gg)         costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building or the Project;

(hh)         any “validated” parking for any entity;

(ii)           the cost of providing any service directly to and paid directly by any tenant;

(jj)           rent for any office space occupied by Building or Project management personnel to the extent the size of such office space exceeds 2,500 rentable square feet or the rental rate for such office space exceeds the fair market rental value of comparable-sized office space occupied by management personnel of the Comparable Buildings;

(kk)         costs arising from the gross negligence or willful misconduct of Landlord or the Landlord Parties, as that term is defined in Section 10.1 of this Lease;

(ll)           any above-Building standard cleanup, including construction and special events cleanup (other than special events where Tenant is invited);

(mm)       costs incurred in connection with the original construction and development of the Building or Project;

(nn)         costs of flowers, gifts, balloons, etc. provided to any prospective tenants, Tenant, other tenants, and occupants of the Building, and entertainment, dining or travel expenses, except to the extent customarily included in the operating expenses of Comparable Buildings;

(oo)         costs of third party non-tenant parties;

(pp)         material costs associated with the operation, maintenance and/or repairs of any portions of the common areas of the Project which are dedicated for the exclusive use of other tenants of the Project, but only to the extent such costs are easily and readily identifiable and separable without undue accounting or other costs to Landlord; and

(qq)         penalties resulting from Landlord’s non-compliance with the maximum allowable p.m. peak hour trips for the Premises.

4.2.4.2     Landlord hereby agrees that the cost of any new type or increased amount of insurance coverage (or increased limits of insurance or decrease in the amount of deductibles) which is obtained or effected by Landlord during any Expense Year after the Expense Base Year (but is not obtained or effected during the Expense Base Year) shall be added to the Operating Expenses for the Expense Base Year (but at the rate which would have been in effect during the Expense Base Year or the rate in effect during such subsequent Expense Year, whichever is lower) prior to the calculation of Tenant’s Share of Operating Expenses for each such Expense Year in which such change in insurance is obtained or effected.  In the event that any of Landlord’s insurance premiums applicable to the Real Property shall decrease in any Expense Year subsequent to the Expense Base Year (including, without limitation, as a result of any decrease in the amount or type of coverage or increase in deductibles), Operating Expenses attributable to the Expense Base Year, shall, commencing the year of such decrease, but only as long as and to the extent such decrease remains in effect, thereafter be reduced by the amount of such decrease in the insurance premiums.

4.2.4.3     Landlord further agrees that any costs incurred in any Expense Year after the Expense Base Year or Utilities Base Year because of any added new type of discretionary services which were readily available during the Expense Base Year or Utilities Base Year, as applicable, and customarily provided by landlords of Comparable Buildings during the Expense Base Year or Utilities Base Year, as applicable (but not by Landlord), and not included in the Expense Base Year or Utilities Base Year, as applicable shall be added to and included in the Expense Base Year or Utilities Base Year, as applicable for purposes of determining the Excess payable for such Expense Year in which such added new type of discretionary services are so provided, as if such services were provided in the Expense Base Year or Utilities Base Year, as applicable (but at the rate for such services which would have been in effect during the Expense Base Year or Utilities Base Year, as applicable, or the rate in effect during such subsequent Expense Year, whichever is lower); provided, however, the foregoing provision shall not apply to the costs of:  (i) any capital additions, capital alterations, capital repairs or capital improvements which shall be governed by the provisions of Sections 4.2.4 (xii) and (xiii) and Section 4.2.4.1(t) above; or (ii) security and/or parking control services required to operate the Project as a first-class office building project.  In addition, if in the event and to the extent any portion of the Project is covered by a warranty or service agreement which provides warranty-type protection at any time during the Expense Base Year and/or Utilities Base Year and is not covered by such warranty or such warranty-type protection under such service agreement in a subsequent Expense Year to the same extent, Operating Expenses for the Expense Base Year and/or Utilities Costs for the Utilities Base Year shall be deemed increased by the amount Landlord would have incurred during the applicable Base Year with respect to the items or matters covered by the subject warranty or warranty-type protection (net of the cost of the warranty or the service agreement included in the applicable base year), had such warranty or such service agreement not been in effect during the applicable Base Year.

4.2.4.4     Any refunds or discounts actually received by Landlord for any category of Operating Expenses, Utilities Costs and/or Tax Expenses shall reduce the Operating Expenses, Utilities Costs and/or Tax Expenses, as applicable, in the applicable Expense Year pertaining to such category of Operating Expenses, Utilities Costs and/or Tax Expenses, as applicable.  Notwithstanding the foregoing provisions of this Article 4 to the contrary, Landlord will not collect or be entitled to collect Operating Expenses, Utilities Costs or Tax Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses, Utilities Costs and Tax Expenses actually paid or incurred by Landlord in connection with the operation of the Building and the Real Property, and Landlord shall make no profit from the collection of Operating Expenses, Utilities Costs and Tax Expenses.

4.2.5        “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

4.2.6        “Tax Expense Base Year” shall mean the year set forth in Section 9.2 of the Summary.

4.2.7        “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property owned or leased by Landlord and used in connection with the Real Property), which Landlord shall pay during any Expense Year (subject, however, to the restrictions in Section 4.3.6 below) because of or in connection with the ownership, leasing and operation of the Real Property or Landlord’s interest therein (including any tax expenses, assessments and other charges allocated to the Real Property under any declaration, restriction covenant or other instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property).  For purposes of this Lease, Tax Expenses for the Tax Expense Base Year and each Expense Year thereafter shall be calculated as if the Building and the tenant improvements therein (at a Building-standard amount) were fully constructed, and the Building and such tenant improvements therein were fully assessed for real estate tax purposes; and accordingly, during any Expense Year and during the portion of any Expense Year occurring during the Tax Expense Base Year, Tax Expenses shall be deemed to be increased appropriately.

4.2.7.1     Tax Expenses shall include, without limitation:

(i)            Any tax on Landlord’s rent, right to rent or other income from the Real Property or as against Landlord’s business of leasing any of the Real Property;

(ii)           Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants.  It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii)          Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

(iv)          Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.7.2     Landlord shall make such reasonable efforts as Landlord shall in its reasonable discretion deem reasonably necessary to minimize the amount of Tax Expenses, including challenging (following reasonable written request therefor by Tenant or otherwise) the amount of Tax Expenses with the applicable governmental authority if Landlord reasonably determines a reduction in Tax Expenses is likely to result therefrom.  Any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid but not in excess of the reduction in Tax Expenses achieved as a result thereof.

4.2.7.3     Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses:  (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Real Property); (ii) any items included as Operating Expenses or Utilities Costs; (iii) any items paid by Tenant under Section 4.4 of this Lease; (iv) Tax Expenses attributable to the tenant improvements of other tenants’ or occupants’ premises in the Real Property in excess of the Cut-Off Point, as that term is defined in Section 4.4 below, but only to the extent such taxes in excess of the Cut-Off Point are directly billed to and collected from such tenants or occupants; (iv) penalties, interest and late charges attributable to Landlord’s delinquent payment of any Tax Expenses; and (vi) any real property taxes imposed with respect to any new office buildings, retail buildings and/or parking structures constructed within the Project after the date hereof, unless the initial real property taxes for such applicable buildings and structures (calculated on a fully assessed and constructed basis as described in Section 4.2.7 above) are included in the Tax Expenses for the Tax Expense Base Year.

4.2.7.4     To the extent Landlord obtains a refund, such tax refund shall be credited against Tax Expenses for the Expense Year to which such refund is applicable and if as a result of such refund as credit, Tenant overpaid Tax Expenses for such Expense Year, Tenant shall be entitled to receive from Landlord a return of such overpayment, but not in excess of the amount of Tax Expenses actually prepaid by Tenant prior to the application of such refund/credit.

4.2.7.5     Special Proposition 13 Buy-Out.  Tenant acknowledges and agrees that Tax Expenses payable by Tenant under this Article 4 include, without limitation, any real estate taxes assessed upon or as a result of any sale, transfer or other change in ownership of the Project or any portion thereof (subject, however, to the provisions of Section 4.3.4 below), including, without limitation, any Tax Expenses assessed or resulting from the sale of the Improved Building H Property (as defined below).  Notwithstanding anything to the contrary contained in this Lease, if the initial sale (or other change in ownership which triggers reassessment of real estate taxes under Proposition 13) of the Building and the parcel of land upon which the Building is located and known as Lot 2 of Tract Map No. 52799-03 recorded in Book 1278, Pages 77679 of Maps in the Official Records of Los Angeles County (collectively, the “Improved Building H Property”) is consummated during the initial Lease Term for a purchase price in excess of the Threshold Price, as defined below (such portion of the purchase price which exceeds the Threshold Price shall be referred to herein as the “Excess Purchase Amount”), then upon the closing date of such initial sale of the Improved Building H Property (the “Closing Date”), Landlord shall pay to Tenant the Excess Reassessment Amount (as defined below).  As used herein, the term “Threshold Price” means $265.00 per rentable square foot of the Building (i.e., $47,525,630.00, based upon 179,342 rentable square feet within the Building).  As used herein, the term “Excess Reassessment Amount” means the product of multiplying (i) Tenant’s Share in effect as of the Closing Date, calculated based upon the rentable square feet of the Premises(but not including any First Offer Space or other space in the Project leased by Tenant), by (ii) the present value, as of the Closing Date, of the real estate taxes estimated to be payable by Tenant pursuant to the terms of Proposition 13 during the Protection Period (as defined below) and assessed upon and attributable solely to the Excess Purchase Amount, calculated (A) based upon the real estate tax percentage rate in effect with respect to the Improved Building H Property upon the Closing Date, and (B) using a six percent (6%) discount rate to determine such present value as of the Closing Date (with such present value to be based upon the assumption that Tenant will pay such excess Tax Expenses on an equal monthly basis during the

Protection Period).  The term “Excess Reassessment Amount” shall not include any portion of the Tax Expenses assessed against the Project or any portion which (1) is attributable to the initial assessment of the value of the Project, or any improvements within the Project (including the tenant improvements located in the Building and the Other Existing Buildings), or (2) is attributable to assessments which were pending immediately prior to the Closing Date and not attributable to the initial sale of the Improved Building H Property, or (3) is attributable to the annual inflationary increase of real estate taxes.  As used herein, the “Protection Period” shall mean the period commencing as of the later of January 1, 2006 or the Closing Date, and continuing through and including the Lease Expiration Date of the initial Lease Term.

4.2.7.5.1  Calculation of Excess Reassessment Amount.  At least ten (10) days prior to the Closing Date, Landlord shall provide Tenant with written notice (“Landlord’s Calculation Notice”) of Landlord’s calculation of the Excess Reassessment Amount pursuant to the foregoing provisions of this Section 4.2.7.5, which calculation shall include Landlord’s allocation, pursuant to Section 4.2.7.5.2 below, of the purchase price for the Improved Building H Property if other portions of the Project are concurrently sold to the same or affiliated buyer as described in Section 4.2.7.5.2 below.  Such calculation of the Excess Reassessment Amount shall be conclusive and binding upon Tenant (without objection) unless Tenant notifies Landlord in writing of Tenant’s good faith objection thereto within five (5) days after Tenant’s receipt of Landlord’s Calculation Notice.  If Tenant timely delivers such objection notice, then the parties shall attempt to resolve the dispute prior to the Closing Date, failing which the calculation of the Excess Reassessment Amount shall be determined by binding arbitration pursuant to Section 26.32 below; however, such dispute and arbitration proceedings shall not affect or delay the Closing Date, and if such dispute is not resolved as of the Closing Date:  (i) Landlord shall still pay to Tenant, upon the Closing Date, the Excess Reassessment Amount as originally calculated by Landlord in Landlord’s Calculation Notice subject to adjustment thereafter following resolution of such dispute by mutual agreement of the parties or through such binding arbitration; (ii) Landlord shall not distribute any additional monies Tenant disputes that Landlord is required to pay over to Tenant pursuant to this Section 4.2.7.5 until such dispute is so resolved; and (iii) Landlord and Tenant shall each pay to the other party any amount awarded to that party in any such arbitration proceeding.

4.2.7.5.2  No Adjustment; Landlord Allocation.  There shall be no adjustment, recalculation or reconciliation of the Excess Reassessment Amount notwithstanding that the actual real estate taxes assessed against the Project during the Protection Period as a result of the initial sale of the Improved Building H Property is more or less than the Excess Reassessment Amount as determined pursuant to the provisions of Section 4.2.7.5.1 above.  If the initial sale of the Improved Building H Property during the initial Lease Term also concurrently includes other portions of the Project to the same or affiliated buyer, the purchase price allocable to the Improved Building H Property for purposes of determining the Excess Purchase Amount (if any) shall be as so specified therefor in the purchase agreement between Landlord and the buyer (if no such allocation is so specified, Landlord shall make a fair, reasonable and equitable allocation thereof); provided, however, if Tenant in good faith objects to such allocation made in the purchase agreement or by Landlord (as the case may be) as not being a fair, reasonable and equitable allocation, and notifies Landlord of such objection within the five (5) day period following Tenant’s receipt of Landlord’s Calculation Notice as provided in Section 4.2.7.5.1 above, then such allocation shall be a fair, reasonable and equitable allocation as determined pursuant to the dispute procedures set forth in Section 4.2.7.5.1 above.

4.2.7.5.3  Example.  As an example of the calculation of the Excess Reassessment Amount, assume:  (i) the Closing Date for the initial sale of the Improved Building H Property occurs on the last day of the fifth (5th) year of the initial Lease Term, and thus the Protection Period would be the last five (5) years of the initial Lease Term; (ii) the real estate tax percentage rate in effect as of the Closing Date with respect to the Improved Building H Property is 1.25%; and (iii) the purchase price for the Improved Building H Property equals $51,112,470.00 (i.e., $285.00 per rentable square foot of the Building).  In such event, the Excess Reassessment Amount would equal  $120,809.87, calculated as follows:  (A) the Excess Purchase Amount would equal $3,586,840.00 (i.e., $20.00 per rentable square foot of the Building, calculated by subtracting the $265.00 per rentable square foot Threshold Price from the $285.00 per rentable square foot purchase price); (B) the excess Tax Expenses assessed against the Improved Building H Property as a result of such sale and attributable to the Excess Purchase Amount during the Protection Period would equal a total of $224,177.50 (i.e., .0125 tax percentage rate x $3,586,840.00 x 5 years); (C) the present value as of the Closing Date of such excess Tax Expenses would equal $194,228.09 using the 6% discount factor provided hereinabove; and (D) the Excess Reassessment Amount payable by Landlord to Tenant upon the Closing Date would equal $120,809.87 (i.e., $194,228.09 x Tenant’s Share of 62.20%).

4.2.7.5.4  Excluded Transactions.  The foregoing provisions of this Section 4.2.7.5 shall not apply to any sale or other change in ownership of (i) any part of the Project which is other than the Improved Building H Property, or (ii) the Improved Building H Property which occurs after the initial 10-year Lease Term, or which is not the initial sale or change in ownership of the Improved Building H Property.

4.2.7.5.5  Landlord Notice.  During the initial Lease Term, Landlord shall endeavor to give Tenant thirty (30) days’ prior verbal or written notice of Landlord’s intent to initially market the Building for sale to third parties.  Tenant shall have no rights or remedies against Landlord, Landlord shall have no liability to Tenant and there shall be no effect on this Lease if Landlord fails to send or timely send such notice to Tenant.

4.2.7.6     Notwithstanding anything to the contrary contained in this Section 4.2.7, Tax Expenses for the Tax Expense Base Year shall be initially calculated without regard to any Proposition 8 reduction obtained for the Real Property during the Tax Expense Base Year.  In addition, if in any Expense Year subsequent to the Tax Expense Base Year (the “Tax Adjustment Year”), the amount of Tax Expenses decreases below the amount of Tax Expenses for the Tax Expense Base Year as a result of a Proposition 8 reduction, then for purposes of all subsequent Expense Years, including the Expense Year in which such decrease in Tax Expenses occurs, the Tax Expenses as initially calculated for the Tax Expense Base Year shall be decreased by an amount equal to such decrease in Tax Expenses in the Tax Adjustment Year.  Conversely, if the Tax Expenses thereafter are decreased by a lesser amount during any comparison year subsequent to the Tax Adjustment Year (the ““Tax Readjustment Year”) as a result of Landlord’s failure to secure a Proposition 8 reduction which is greater than or equal to the Proposition 8 reduction secured during the Tax Adjustment Year, then for purposes of all subsequent Expense Years, including the Expense Year in which such lesser decrease in Tax Expenses occurs, Landlord shall adjust the Tax Expenses as initially calculated for the Tax Expense Base Year and decrease such amount by an amount equal to the decrease in Tax Expenses during such Tax Readjustment Year which resulted from Landlord’s failure to secure a Proposition 8 reduction greater than or equal to the Proposition 8 reduction secured during the Tax Adjustment Year.  Landlord and Tenant acknowledge that this Section 4.2.7.6 is not intended to in any way affect the inclusion in Tax Expenses of the statutory two percent (2%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation).

4.2.8        “Tenant’s Share” shall mean, subject to Section 1.2 above, the percentage set forth in Section 9.4 of the Summary.  Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building.  In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed due to either an expansion or contraction of the Premises or Building, Tenant’s Share shall be appropriately adjusted in accordance with the BOMA Standard in Section 1.2 above, and, as to the Expense Year in which such change occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.2.9        “Utilities Base Year” shall mean the year set forth in Section 9.3 of the Summary.

4.2.10      “Utilities Costs” shall mean all actual charges for utilities for the Building and the Project which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC and other utilities (but excluding those charges for which tenants directly reimburse Landlord or pay directly to the utility company) as well as related fees, assessments and surcharges.  Utilities Costs for any Expense Year, including the Utilities Base Year, shall be calculated assuming the Building (and during the period of time when any of the Other Existing Buildings and any other buildings are fully constructed and ready for occupancy and are owned by Landlord and included by Landlord within the Project), is (are) at least 95% occupied.  If, during all or any part of any Expense Year or the Utilities Base Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord had the Building (and any such other buildings, as applicable) been ninety-five percent (95%) occupied and/or if Landlord had at its own expense provided such utilities to such tenant.  Utilities Costs shall include any costs of utilities which are allocated to the Real Property under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property.  Notwithstanding the foregoing to the contrary, Utilities Costs shall not include any penalties, interest or late charges attributable to Landlord’s delinquent payment of any Utilities Costs and shall not include those items listed in Section 4.2.4.1 to the extent applicable to Utilities Costs.  In the event that Utilities Costs shall decrease in any Expense Year subsequent to the Utilities Base Year, Utilities Costs attributable to the Utilities Base Year, shall, commencing the year of such decrease, but only as long as and to the extent such decrease remains in effect, thereafter be reduced by the amount of such decrease in the Utilities Costs.

4.3           Calculation and Payment of Additional Rent.

4.3.1        Calculation of Excess.  Subject to Section 4.3.5 below, if for any Expense Year ending or commencing within the Lease Term, (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Operating Expenses allocated to the Building for the Expense Base Year, and/or (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Tax Expenses allocated to the Building for the Tax Expense Base Year, and/or (iii) Tenant’s Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Utilities Costs allocated to the Building for the Utilities Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as additional rent, an amount equal to such excess of the applicable Operating Expenses, Tax Expenses and/or Utilities Costs (the “Excess”).  For any partial year within the Lease Term, the Excess shall be calculated by comparing Tenant’s Share of Operating Expenses, Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs for such partial Expense Year, as applicable, to the comparable prorata portion of Tenant’s Share of Operating Expenses, Tenant’s Share of Tax Expenses and/or Tenant’s Share of Utilities Costs applicable to the Expense Base Year, Tax Expense Base Year or Utilities Base Year, as the case may be.

4.3.2        Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs.  Following the end of each Expense Year, Landlord shall give to Tenant a statement (the “Statement”) which shall state the amount of Operating Expenses, Tax Expenses and Utilities Costs actually incurred or accrued for that Expense Year (and with respect to the first Expense Year following the Expense Base Year, the amount of Operating Expenses, Tax Expenses and Utilities Costs actually incurred or accrued for the Expense Base Year, Tax Expense Base Year and Utilities Base Year, as the case may be), and (ii) the amount, if any, of any Excess for that Expense Year.  Such Statement shall be itemized on a line item by line item basis, showing the applicable Operating Expenses, Tax Expenses (and receipted Tax Expense bills) and Utilities Costs for such Expense Year (and with respect to the first Expense Year following the Expense Base Year, the applicable Operating Expenses, Tax Expenses and receipted Tax Expense bills, if any, and Utilities Costs for the Expense Base Year, the Tax Expense Base Year, and the Utilities Base Year, as the case may be).  Within thirty (30) days after Tenant’s receipt of the Statement for such Expense Year, if an Excess is present, Tenant shall pay to Landlord the full amount of the Excess for such Expense Year, less the amounts, if any, actually paid by Tenant to Landlord with respect to such Expense Year as “Estimated Excess,” as that term is defined in Section 4.3.3 below.  If any Statement reflects that the amount of Estimated Excess paid by Tenant to Landlord for such Expense Year is greater than the actual amount of the Excess for such Expense Year, then Landlord shall remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant.  Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant’s payment to Landlord of Estimated Excess for such Expense Year was greater than or less than the actual amount of Excess for such last Expense Year, then within thirty (30) days after Landlord’s delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be.  Landlord shall endeavor in good faith to deliver the applicable Statement to Tenant within one hundred twenty (120) days after the end of the Expense Year in question, but the failure of Landlord to furnish such Statement within such 120-day period shall not prejudice Landlord from enforcing its rights under this Article 4 (provided that in the event that such failure continues for a period of six (6) months following receipt of a notice from Tenant demanding that Landlord deliver such Statement to Tenant, then Tenant may elect to seek specific performance of the delivery of such Statement to Tenant); provided, however, Landlord’s failure to provide Tenant with a Statement for a particular Expense Year within two (2) years after the end of the Expense Year in question, shall constitute a waiver of Landlord’s right to collect any Excess payable for such Expense Year; provided further, however, that such limitation on Landlord’s ability to collect any Excess as a result of any late delivery of such Statement shall not preclude Landlord from modifying any Statement once such Statement is timely delivered, as provided hereinabove, to reflect any additional expenses levied by any governmental authority or by any public utility companies (including, without limitation, as a result of any new or supplemental tax bills issued by the applicable taxing authority), so long as Landlord delivers such revised Statement to Tenant within two (2) years after Landlord becomes aware of such errors or receives such new information.  In the event that any such revised Statement so delivered shows that an additional Excess is present, then Tenant shall pay to Landlord, within thirty (30) days of receipt of the revised Statement, the amount of the additional Excess.  If any such revised Statement reflects that Tenant has overpaid Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year, Landlord shall refund the overpayment to Tenant within thirty (30) days after such applicable revised Statement is delivered to Tenant.  The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term for a period of two (2) years thereafter, but without derogating from the 2-year limitation set forth hereinabove.

4.3.3        Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs.  Prior to that date which is thirty (30) days prior to the first day of a new Expense Year, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the new Expense Year shall be and the estimated Excess (the “Estimated Excess”), as calculated by comparing Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building, which shall be based upon the Estimate, to Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building for the applicable Base Year.  Such Estimate Statement shall be itemized on a line item by line item basis, showing the applicable estimated Operating Expenses, Tax Expenses and Utilities Costs for such new Expense Year as well as, and with respect to the first Expense Year after the Expense Base Year, the estimated or actual, as applicable, Operating Expenses for the Expense Base Year, the Tax Expenses for the Tax Expense Base Year and the Utilities Costs for the Utilities Base Year.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights under this Article 4; provided, however, that notwithstanding the anything to the contrary contained in this Section 4.3.3, Tenant shall not be responsible for Tenant’s Share of any Estimated Excess attributable to any Expense Year first billed to Tenant more than two (2) years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Estimated Excess levied by any governmental authority or by any public utility companies at any time following such Expense Year or the Lease Expiration Date, as the case may be, which are attributable to any Expense Year (provided that Landlord delivers Tenant a supplemental statement for such amounts within two (2) years following Landlord’s receipt of the bill therefor).  Subject to Section 4.3.5 below, Tenant shall pay to Landlord the Estimated Excess for each such Expense Year, in monthly installments of one-twelfth (1/12) thereof on the first (1st) business day of each calendar month during such Expense Year; provided, however, if such Estimate Statement is delivered to Tenant after the start of such new Expense Year, Tenant shall pay to Landlord within thirty (30) days after the receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator.  If at any time (but not more often than one time per Expense Year) Landlord determines in good faith that the Excess for an Expense Year is projected to vary from the then Estimated Excess for such Expense Year, Landlord may, not more than twice in any Expense Year, by notice to Tenant, revise such Estimated Excess, and Tenant’s monthly installments for the remainder of such Expense Year shall be adjusted so that by the end of such Expense Year Tenant shall have paid to Landlord the revised Estimated Excess for such Expense Year.  Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4        Allocation of Operating Expenses, Tax Expenses and Utilities Costs to the Building.  The parties acknowledge that the Building is part of a multi-building project consisting of the Building, the Other Existing Buildings, and such other buildings as Landlord and/or any other owners of land within the Project may elect to construct and include as part of the Project from time to time (collectively, the “Future Buildings”), and that certain of the costs and expenses incurred in connection with the Real Property (i.e., certain of the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building, the Other Existing Buildings and such Future Buildings, but costs and expenses which are solely attributable or exclusively pertaining to the Building, the Other Existing Buildings and/or such Future Buildings, as applicable, shall be allocated directly to the Building, Other Existing Buildings and/or such Future Buildings, respectively.  Accordingly, as set forth in Sections 4.1 and 4.2 above, but subject to the limitations contained in this Section 4.3.4, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Real Property as a whole (excluding, however, any such costs incurred solely by an owner of any Existing Building or Other Building which is other than Landlord or a common area association for LNR Warner Center and which do not pertain to shared common costs for the shared common areas of the Project), and a portion of such Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be reasonably determined by Landlord on an equitable basis (based upon sound real estate management principles), shall be allocated to the Building (as opposed to the Other Existing Buildings and any such Future Buildings), and such portion so allocated, together with the costs and expenses solely attributable or exclusively pertaining to the Building (which for purposes hereof shall include, without limitation, any Tax Expenses attributable solely to the Improved Building H Property), shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which the applicable Tenant’s Share shall be calculated.  As examples of such allocation of Operating Expenses, Tax Expenses and Utilities Costs:  (i) with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord and/or any other owners of the Other Existing Buildings or Future Buildings (other than the parking structures to the extent owned and/or managed by the common area association for LNR Warner Center for common use by more than own owner) (A) will receive separate tax bills which separately assess (1) the improvements component of Tax Expenses for each such building, and (2) the real property component of Tax Expenses for the separate parcel of land upon which such building is located if such parcel is separately subdivided to include only such building, and/or (B) may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building (and if applicable, each such separate parcel of land upon which such building is located); and (ii) with respect to repairs and capital improvements to be made to any particular office or retail building, the cost thereof shall be allocated directly to the owners of such applicable buildings, and not included in Operating Expenses for the Real Property as a whole or allocated to any other owner or building.  In addition, in the event that prior to execution of this Lease or at any time thereafter Landlord has elected or subsequently elects, at its sole option, to subdivide into a separate parcel or parcels of land certain portions of the Real Property, including portions on which the Other Existing Buildings and/or the Future Buildings are now or hereafter located and/or certain common area portions of the Real Property (such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas, accessways and/or parking areas), and/or has separately conveyed or subsequently separately conveys all or any of such parcels to another person or entity (including to any common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such separate parcels of land shall be aggregated (subject to the limitations contained in the foregoing provisions of this Section 4.3.4) and then reasonably allocated by Landlord to the Building, the Other Existing Buildings and such Future Buildings on a reasonable and equitable basis (based upon sound real estate management principles) as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

4.3.5        Cap on Controllable Expenses.  Notwithstanding anything to the contrary contained in this Article 4, the aggregate Controllable Expenses (as hereinafter defined) included in Operating Expenses in any Expense Year following the Expense Base Year shall not increase by more than seven percent (7%) on an annual, cumulative and compounded basis, over the actual aggregate Controllable Expenses included in Operating Expenses for any preceding Expense Year.  For purposes of this Section 4.3.5, “Controllable Expenses” shall mean all Operating Expenses except:  (i) any and all assessments, including assessment districts and government-mandated charges with respect to the Building or the Project, or any part thereof to the extent not included in Tax Expenses; (ii) costs of insurance premiums for insurance carried by Landlord with respect to the Project and/or the operation thereof; (iii) costs of janitorial services and costs of utilities, including, without limitation, electricity, water, HVAC and sewer charges, utility surcharges and assessments and refuse removal to the extent not included in Utilities Costs.  The foregoing provisions of this Section 4.3.5 shall not apply to, and Controllable Expenses shall not include, any Tax Expenses or Utilities Costs.

4.3.6        Payment in Installments.  All assessments for Tax Expenses and premiums for insurance coverage which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments without the imposition of fees, penalties or interest, shall be paid by Landlord in the maximum number of installments that are permitted by applicable Law without the imposition of fees, penalties or interest and not included as Operating Expenses, Tax Expenses or Utilities Costs except in the Expense Year in which the assessment or premium installment is actually paid; provided, however, that if the prevailing practice in Comparable Buildings is to pay such assessments or premiums on an earlier basis, and Landlord pays on such earlier basis, such assessments or premiums shall be included in Operating Expenses, Tax Expenses and Utilities Costs, as the case may be, as paid by Landlord.

4.4           Taxes and Other Charges for Which Tenant Is Directly Responsible.  Tenant shall reimburse Landlord within thirty (30) days after demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

(i)            said taxes are measured by or reasonably attributable to the cost or value of Tenant’s Property (as defined in Section 15.2 below) located in the Premises or Project, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the amount per square foot which Landlord uses as a base value above which Landlord charges other tenants of the Real Property for real estate taxes attributable to the cost or value of leasehold improvements located in such tenants’ premises (the “Cut-Off Point”).  To the extent that Landlord enforces the terms of this Section 4.4 against Tenant, then Landlord shall not include in Tax Expenses the taxes assessed against any other tenant improvements in the Building or the Project to the extent such taxes relate to the value of such tenant improvements in excess of the Cut-Off Point;

(ii)           said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property (including the Parking Facilities); or

(iii)          said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5           Late Charges.  If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after written notice from Landlord that said amount is past due, then Tenant shall pay to Landlord a late charge equal to four percent (4%) of the amount due; provided, however, that if Landlord has given Tenant two (2) such delinquency notices in the preceding twelve (12) month period, then the late charge shall be imposed for any subsequent delinquent payment of Rent by Tenant, without requirement of any notice or cure period.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) business days after written notice from Landlord that said amount is past due shall bear interest from the date due until paid at a rate (the “Interest Rate”) equal to the lower of (i) the then-current prime interest rate as such rate is announced by The Wall Street Journal plus two (2) percentage points, or (ii) the highest rate permitted by applicable law; provided, however, that if Landlord has given Tenant two (2) such delinquency notices in the preceding twelve (12) month period, then interest shall be imposed for any subsequent delinquent payment of Rent by Tenant, without requirement of any notice or cure period.

4.6           Books and Records.  Landlord shall maintain in a safe and orderly manner books and records, or make available such books and records, in Los Angeles and/or Orange Counties in accordance with sound accounting and management practices consistently applied, reflecting the Operating Expenses, Tax Expenses and Utilities Costs.  Landlord shall maintain such books and records for the Operating Expenses, Tax Expenses and Utilities Costs for each Expense Year for the entirety of the period which ends three (3) years following Landlord’s delivery to Tenant of each such Statement, except that Landlord shall maintain such books and records with respect to each applicable Base Year during the entire Lease Term plus two (2) years after the expiration or sooner termination of the Lease Term.

4.7           Audit Rights.  In the event Tenant disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above (including, without limitation, the applicable Base Years), then Tenant shall have the right, at Tenant’s cost, after reasonable notice to Landlord, to have Tenant’s authorized employees (or the Accountant, as such term is defined below) inspect, at Landlord’s office in Los Angeles and/or Orange Counties during normal business hours, Landlord’s books, records and supporting documents concerning the Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in any such Statement unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within two (2) years and ninety (90) days following Landlord’s delivery of the particular Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.7, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement.  However, such payment may be made under protest (but does not need to be specifically designated as being made under protest) pending the outcome of any audit which may be performed by the Accountant as described below.  In connection with any such inspection by Tenant and/or audit performed by the Accountant as described below, (i) Landlord and Tenant shall reasonably cooperate with each other so that such inspection and/or audit can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Real Property, and (ii) Landlord shall make available in such inspections and/or such audit reasonable supporting documentation in Landlord’s possession relating to the applicable Statement as Tenant may reasonably request.  If after such inspection of Landlord’s books and records, Tenant still disputes the amount of the Operating Expenses, Tax Expenses and/or Utilities Costs set forth in the Statement, Landlord and Tenant shall meet and attempt in good faith to resolve the dispute.  If the parties are unable to resolve the dispute, then Tenant shall have the right, within the Review Period, to cause an independent certified public accountant (which is not paid on a commission or contingency basis) selected by Tenant and reasonably approved by Landlord (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Operating Expenses, Tax Expenses and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement.  Such audit by the Accountant shall be final and binding upon Landlord and Tenant.  If

Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms (which is not paid on a commission or contingency basis and is not representing or engaged by Tenant or Landlord in other matters, and has not represented or been engaged by Tenant or Landlord for any matter for the 5-year period preceding the audit), as selected by Tenant.  If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge, together with interest on the amount of the over-charge at the Interest Rate (as defined in Section 4.5 above).  If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge.  Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit overstated Operating Expenses, Tax Expenses and Utilities Costs by five percent (5%) or more of the originally reported Operating Expenses, Tax Expenses and Utilities Costs which was the subject of such audit, in which case all reasonable and documented costs incurred by Tenant in connection with said audit (but not in excess of the over-charge) shall be reimbursed by Landlord within thirty (30) days after demand therefor.  The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses, Tax Expenses and Utilities Costs shown thereon.  If following Tenant’s delivery to Landlord of a written request to make Landlord’s books and records regarding the Operating Expenses, Tax Expenses and Utilities Costs reasonably available to Tenant and/or the Accountant to conduct any such inspection and/or audit described above in this Section 4.7, Landlord fails to make Landlord’s books reasonably available for such purposes during Landlord’s normal business hours, and such failure continues for one (1) business day after Tenant notifies Landlord thereof, then the Review Period shall be extended one (1) day for each such day that Tenant and/or the Accountant, as the case may be, is so prevented from accessing such books and records.  In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.7, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential (except if required by any court to disclose such information or if such information is available from an inspection of public records), and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such commercially reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES

5.1           Use.  Tenant shall use the Premises solely for general office and administrative purposes (which uses may include, without limitation, software development, software testing, repair of computer hardware used on-site at the Premises, internal network management, a quality assurance center, a data center [including for ISP Services] and a “clean room”), all in accordance with the terms of this Lease and consistent with the character of the Real Property as a first-class, multi-tenant office building project (the “Permitted Use”).  Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever.  Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of applicable Laws (as defined in Article 22 below).  Tenant shall comply with all recorded covenants, conditions and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property (including, without limitation, that certain Master Declaration of Covenants, Conditions, Restrictions and Reservation of Easements For LNR Warner Center and Termination of Former Declaration dated May 22, 2003 and recorded in the Official Records of Los Angeles County on May 29, 2003 as Instrument No. 03 1519811, as may be amended) (collectively, the (the “Underlying Documents”), so long as any such Underlying Documents executed after the date hereof do not create an Adverse Condition or materially derogate from the rights of Tenant under this Lease; provided, further, that any such Underlying Documents executed after the date hereof shall not be effective against Tenant until Tenant has received a copy of the same.  In connection with Tenant’s compliance obligations under any such Laws and/or such recorded covenants, conditions and restrictions, Tenant agrees to:  (i) develop an active recycling program to reduce solid waste, and participate in any such recycling program developed by Landlord or any common area association with or under in such covenants, conditions and restrictions, and/or developed by any local municipalities or governmental agencies having jurisdiction over the Real Property; (ii) use its best efforts to cooperate in and comply with programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners of property within and/or in the vicinity of LNR Warner Center, to reduce peak levels of commuter traffic; such programs may include, but shall not be limited to, carpools, vanpools and other ride sharing programs, public and private transit, and flexible work hours; (iii) to the extent any such traffic mitigation programs are deemed mandatory by such local municipalities or government agencies, to comply with such programs (including any programs implemented by Landlord or any common area association under any covenants, conditions and restrictions recorded against the Real Property; and (iv) in connection with Tenant’s obligations under clauses (ii) and (iii) hereinabove, Tenant agrees to appoint one of its employees to act as a liaison to the transportation coordinators in any buildings in the Real Property occupied or leased by Tenant.

5.2           Hazardous Materials.

5.2.1        Definitions of Hazardous Materials and Environmental Laws.  As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment (collectively, “Environmental Laws”).

5.2.2        Tenant’s Covenants.  Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Material.  Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its general office use, including, without limitation, photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials.  Landlord agrees that the use of such products in the Premises in the manner in which such products are designed to be used and in compliance with Environmental Laws shall not be a violation by Tenant of this Article 5.

5.2.3        Pre-Existing Hazardous Materials.  Tenant shall have no obligation to investigate or remediate any Hazardous Materials located in or as part of the Base, Shell and Core as of the Lease Commencement Date or in any areas of the Project located outside the Premises that were not placed thereon or therein, or damaged or disturbed by Tenant or any of Tenant’s agents, contractors, employees, licensees or invitees.

5.2.4        Landlord’s Representations, Covenants and Indemnity.  Landlord hereby represents and warrants to Tenant that, to Landlord’s actual knowledge without duty of investigation or inquiry, as of the date of execution of this Lease, the Improved Building H Property and other portions of the Project currently owned by Landlord do not currently contain any Hazardous Materials in violation of existing applicable Environmental Laws, except as described in the Environmental Reports (as defined below), copies of which have been delivered by Landlord to Tenant.  Landlord further covenants that during the Lease Term, Landlord shall comply with all Environmental Laws with respect to Landlord’s activities in and around the Project, and in connection therewith, Landlord shall not cause any Hazardous Materials to be introduced in, on or under the Project by Landlord, its agents, employees or contractors in violation of Environmental Laws in effect at the time of such introduction.  As used in this Section 5.2.4, the term “Environmental Reports” collectively refers to the following reports prepared with respect to the Project:  (i) those certain two letters, each dated June 8, 1998 from American Environmental Specialists, Co. to Mr. Kevin Read at Lennar Partners; (ii) that certain Bulk Asbestos Survey dated August 22, 1997 prepared by McLaren/Hart; (iii) that certain Phase I Environmental Assessment dated August 22, 1997 prepared by McLaren/Hart; (iv) that certain Phase I Environmental Site Assessment dated March 10, 2003 prepared by Geomatrix Consultants, Inc.; and (v) that certain Phase II Environmental Site Assessment (draft)  dated June 24, 2003 prepared by Geomatrix Consultants, Inc.  In addition, Landlord shall indemnify, defend and hold Tenant harmless from and against, and Operating Expenses shall not include, the cost of remediation of any Hazardous Materials to the extent (A) existing on those portions of the Project owned by Landlord as of the date of execution of this Lease in violation of applicable Environmental Laws at such time, and/or (B) resulting from Landlord’s breach of its representations and/or covenants set forth above in this Section 5.2.4.  Such indemnity shall survive the expiration or earlier termination of this Lease.  For purposes hereof, “costs of remediation” shall mean the costs associated with the investigation, testing, monitoring, containment, removal, remediation, cleanup and/or abatement of any release of any such Hazardous Materials described in the immediately preceding sentence as necessary to comply with any applicable Environmental Laws.

ARTICLE 6

SERVICES AND UTILITIES

6.1           Standard Tenant Services.  Throughout the Lease Term, Landlord shall manage and operate the Building in a first-class manner consistent with the Comparable Buildings, and provide the following services as part of Operating Expenses and/or Utilities Costs on all days during the Lease Term in a first-class manner consistent with the Comparable Buildings, unless otherwise stated below.

6.1.1        Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide HVAC from the HVAC system installed by Landlord as part of the Base, Shell and Core (the “Base Building HVAC System”) when necessary for normal comfort for normal office use in the Premises during the Business Hours (as defined below) so as to maintain average temperatures within the Premises within the range of temperatures that are consistent with the design specifications of the Base Building HVAC System set forth in Exhibit H attached to this Lease, subject to Tenant’s obligation to install and maintain appropriate equipment to distribute the HVAC throughout the Premises from the Base Building HVAC System, and subject to extraordinary hot or cold weather periods, unusual heat loads caused by Tenant’s use of the Premises, any use of the Premises for other than general office use, brown-outs and/or other Force Majeure events.  Landlord shall use commercially reasonable efforts to cause the Base Building HVAC System to materially perform in accordance with such design specifications (as determined without regard to the Tenant Improvements or any alterations or Tenant’s Property installed or to be installed by Tenant therein, and without regard to distribution of the Base Building HVAC System to the Premises or the premises of other tenants in the Building), subject to extraordinary hot or cold weather periods, brown-outs, any use of the Premises for other general office use, and/or other Force Majeure events.  As used herein, “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and any other local or national holidays customarily recognized by landlords of Comparable Buildings (collectively, the “Holidays”).

6.1.2        Landlord shall provide to the Premises adequate electrical wiring and facilities and power for normal general office use twenty-four (24) hours per day, seven (7) days per week, and consistent with the Consumption Standard set forth in Section 6.2 below.  The current electrical capacity of the Building is as set forth in the Base Building Plans (as defined in the Tenant Work Letter).  Upon request, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures (with Building standards to be determined based upon the standard tenant improvement Specifications, as defined in the Tenant Work Letter, for lighting fixtures in the Building), the cost of which shall be included in Operating Expenses.  Tenant shall bear the cost of replacement of all lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3        Landlord shall provide in compliance with applicable Laws for normal office use, twenty-four (24) hours per day, seven (7) days per week, (i) city water from the regular building outlets for drinking, lavatory and toilet purposes (with heated water for restroom sinks in the existing restrooms of the Premises), and (ii) subject to the provisions of Section 6.2 below, non-heated city water for use in kitchen and executive washrooms and other eating areas and showers within the Premises.

6.1.4        Landlord shall provide (i) janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises, and (ii) exterior window washing services, all in accordance with the janitorial and window washing specifications attached hereto as Exhibit K (which are subject to change by Landlord provided that the overall level of the janitorial and window washing services provided by Landlord are not reduced below the level set forth in the specifications attached hereto as Exhibit K).  Tenant shall, upon providing Landlord with at least forty-five (45) days’ prior written notice, have the right to (A) provide janitorial services which are in addition to the janitorial services to be provided by Landlord as described hereinabove and/or (B) other than exterior window washing services, provide all of the janitorial services for the Premises described above in this Section 6.1.4 in lieu of Landlord providing same to Tenant (in which event Landlord shall from and after the end of such 45-day period, no longer have such obligation to provide such janitorial services), subject to the following conditions:  (1) all of Tenant’s personnel performing such services shall perform same in a manner that will not unreasonably interfere with the janitorial services provided by Landlord for the Project, and shall abide by Landlord’s reasonable rules, regulations and procedures in connection therewith; (2) all such services must be performed in a first-class manner (in a manner comparable to the provision of such services by the landlords of Comparable Buildings); and (3) all such personnel of any third party vendors performing such janitorial services must be reasonably approved by Landlord and shall not create labor disharmony at the Project (and at Landlord’s request, all third party vendors providing such services shall be union labor in compliance with the labor agreements affecting the Project).  In addition, if Tenant elects pursuant to clause (B) hereinabove to provide all of the janitorial services for the Premises required to be provided by Landlord pursuant to this Section 6.1.4, then, during the remainder of the Lease Term which occurs after the expiration of the 45-day notice period pertaining to such election, (x) the amount of monthly Base Rent otherwise payable by Tenant under this Lease shall be reduced by $.07 per rentable square foot of the Premises per month (and if such janitorial services are provided by Tenant during any free Base Rent period set forth in Section 3.2 of this Lease, Landlord shall pay to Tenant during the remainder of such free Base Rent Period the sum of $.07 per rentable square foot of the Premises per month as reimbursement for Tenant providing such janitorial services in lieu of

Landlord); and (y) the cost and expense of providing such janitorial service to the Premises and the premises of other tenants of the Building shall be excluded from Operating Expenses for each Expense Year (or partial Expense Year) occurring after such 45-day period (with a corresponding reduction in the janitorial service cost component of Operating Expenses in the Expense Base Year).

6.1.5        Landlord shall provide nonexclusive automatic passenger elevator service at all times, twenty-four (24) hours per day, seven (7) days per week.

6.1.6        Landlord shall provide twenty-four (24) hours per day, every day of the year, Project security equipment personnel, procedures and systems as determined by Landlord (the “Project Security”).  Such security personnel may or may not include, at Landlord’s discretion, on-site security guards within the Building (except as expressly provided in Section 6.1.6.1 below), but instead may include roving security guard(s) within the Project, whose general duties shall be in accordance with the specifications therefor attached hereto as Exhibit L-1 (which are subject to change by Landlord from time to time provided that the overall level of security services to be provided by such security personnel shall not be below the level set forth in the specifications attached hereto as Exhibit L-1).  In addition, following reasonable prior notice to Landlord and as part of the Project Security, Landlord shall have reasonably available at night an access control person (who may be a “rover”) to escort employees and invitees of Tenant from the Building to the Parking Facilities, and such escort service shall be based on the reasonable availability of such person (which Landlord shall use commercially reasonable efforts to make such person reasonably available).

6.1.6.1     If requested by Tenant, in addition to the Project Security, Landlord shall provide during the Lease Term, additional security for the Building through (i) the installation of a security desk and related telephone and telecommunications equipment therefor (with specifications for such equipment provided by Tenant and reasonably approved by Landlord) (collectively, the “Security Desk”) in the ground floor lobby of the Building (the “Lobby”), and (ii) the provision of an unarmed security guard to man the Security Desk 24 hours per day, 365 days per year (the “Lobby Security”).  The Security Desk shall be installed in a location within the Lobby, and shall be of such size, materials, finishes and other specifications, as shall be designated by Landlord (but in any event consistent with the quality of the existing improvements in the Lobby).  Tenant shall reimburse Landlord within thirty (30) days after receipt of invoice, for the actual out-of-pocket costs paid or incurred by Landlord (A) for the design and construction of the Security Desk, and (B) in providing such security guard services, which costs for (A) and (B) shall not exceed reasonably competitive rates therefor.  If prior to the first (1st) anniversary of the Lease Commencement Date Tenant requests that Landlord install the Security Desk, Tenant may pay for the costs of the design and construction of the Security Desk out of the Tenant Improvement Allowance.  If Landlord notifies Tenant in writing prior to the date which is one (1) year after the expiration or earlier termination of this Lease that Landlord irrevocably commits to removing the Security Desk by the expiration of such one (1) year period , then on or before the date which is the later of (1) the expiration or earlier termination of this Lease, or (2) thirty (30) days after Tenant’s receipt of such notice, Tenant shall also pay to Landlord the reasonable costs (as estimated by Landlord) of removing the Security Desk, repairing any damage caused thereby and restoration of the Lobby to its condition existing prior to the installation of the Security Desk.  The security guard services for  the Lobby Security shall include at a minimum the tasks and duties set forth in Exhibit L-2 attached hereto.

6.1.6.2     Although Landlord agrees to provide the security services and security personnel set forth in the foregoing provisions of this Section 6.1.6, subject to Landlord’s indemnity in Section 10.1.2 below, neither Landlord nor the “Landlord Parties,” as that term is defined in Section 10.1 of this Lease, shall be liable for, and Landlord and the Landlord Parties are hereby released from any responsibility for any damage or injury either to person or property sustained by Tenant in connection with or arising from any acts or omissions of such security personnel; provided, however, if Tenant or any Tenant Parties suffer any damage or injury as a result of the actions, inactions or negligence of the Lobby Security personnel, Landlord shall assign to Tenant (on a non-exclusive basis) Landlord’s rights under Landlord’s security contract with such Lobby Security personnel (or the security company employing such personnel) to recover damages therefor directly from such Lobby Security personnel (and such security company, as applicable).  In addition, if the Lobby Security personnel fail to materially perform the Lobby Security services required pursuant to Section 6.1.6.1 above, and such failure is not cured within a reasonable period of time after notice thereof from Tenant to Landlord, Tenant shall have the right to require that Landlord replace such personnel and/or security company with other qualified security personnel and/or security company.  Landlord shall include in its security contract with such Lobby Security personnel (or the security company employing such personnel) a provision reasonably approved by Tenant prior to Landlord entering into such contract making such Lobby Security personnel (or the security company employing such personnel, as the case may be) directly responsible to Tenant under such contract as a third party beneficiary for any damage or injury suffered by Tenant as a result of the actions, inactions or negligence of such Lobby Security personnel.

6.1.6.3     Subject to Tenant’s compliance with and Landlord’s rights under the Tenant Work Letter and Article 8 of this Lease, and subject to Landlord’s entry rights in Article 23 below, Tenant shall be permitted to install, at Tenant’s sole cost and expense, its own security system (and/or non-armed security personnel) in the Premises, which security system may include security cameras within the third (3rd) through fifth (5th) floor stairwells facing the stairwell doors on such floors (and Tenant shall have the right to use the third (3rd) through fifth (5th) floor stairwells for access between such floors through a card-key access system installed by Tenant as part of such security system); provided, however that Tenant shall pay for any increased cost of maintenance, repairs and other services necessitated by or resulting from such security system (and related Alterations) and coordinate the installation and operation of such security system (and related Alterations) with Landlord to assure that Tenant’s security system (and related Alterations) are compatible with Landlord’s security system; provided, further, that no Design Problem (as defined in Section 8.1 below) exists.  In connection with Tenant’s installation of Tenant’s security system, Tenant shall provide to Landlord, commencing with the installation of Tenant’s security system in the Premises, the telephone number(s) of an authorized representative of Tenant to whom Landlord shall give reasonable prior notice (as reasonably determined by Landlord under the circumstances, but in no event less than forty-eight (48) hours’ prior written notice, unless in an emergency in which Landlord believes that life, property, safety, or security is in jeopardy and/or unless such entry is otherwise made in accordance with Article 23 below) in the event Landlord must enter the Premises pursuant to Article 23 hereof, but in no event shall Landlord, following Landlord’s provision of such reasonable notice to Tenant’s authorized representative, be obligated to delay Landlord’s entry into the Premises or to monitor or otherwise operate Tenant’s security system while inside the Premises.  Landlord and Tenant acknowledge and agree that nothing contained in this Section 6.1.6 shall be construed to limit the rights of Landlord under Article 23 of this Lease.

6.1.7        Tenant shall have the right to (i) install and maintain, at Tenant’s sole cost and expense, in the Premises and/or on the roof of the Building, supplementary air conditioning units (including duct work and other connections from the roof to the Premises, as applicable) for Tenant’s computer data center room in the Premises (the “Data Center”) and any additional metering devices (including “Emon Demon” meters) therefor (collectively, the “Supplemental HVAC Equipment”), and (ii) connect the Data Center and the Supplemental HVAC Equipment to Landlord’s additional 750 kw power capacity in the Building’s main electrical room located on the ground floor of the Building (the “Additional Power Source”) to provide electricity therefor and to install in such locations within the Building as shall be designated by Landlord and maintain, at Tenant’s sole cost and expense, additional electrical capacity and related equipment therefor, including risers and/or wiring, for additional electrical power to the Premises (including all necessary conduits, risers, wiring, cables, and other connections from the Premises, Data Center and/or the Supplemental HVAC Equipment to such Additional Power Source and additional electrical capacity and related equipment, as applicable) and any additional metering and sub-metering devices (including “Emon Demon” meters) therefor (collectively, the “Supplemental Electrical Equipment”), provided that:  (A) such Supplemental HVAC and Supplemental Electrical Equipment (collectively, the “Supplemental Equipment”) shall not create a Design Problem (as defined in Section 8.1 below); (B) Tenant obtains Landlord’s prior written approval to such Supplemental Equipment and all plans and specifications therefor, which consent shall not be unreasonably withheld, conditioned or delayed; (C) as a condition to Landlord’s consent to the installation and use of any such Supplemental Equipment, Landlord may require that the Supplemental Equipment not be connected or tied to the Building’s Systems and Equipment (other than the Additional Power Source); (D) in addition to performing the Landlord’s Roof Work specified below, Landlord may elect to install all or any of such Supplemental Equipment located on or affecting the roof of the Building pursuant to such approved plans and specifications, in which event Tenant shall pay to Landlord the cost thereof (which shall be reasonably consistent with competitive based pricing) prior to such installation; and (E) with respect to any Supplemental HVAC Equipment installed on the roof of the Building and the condensers, duct work and other connecting equipment therefor (collectively, the “Supplemental Roof HVAC Equipment”), Tenant shall only be permitted to install such Supplemental Roof HVAC Equipment if the same would not (only in a manner which would not) void any of Landlord’s roof warranties.  The Supplemental HVAC Equipment may include supplemental HVAC for 24-hour operation, 365 days per year, and with respect to the roof of the Building may include HVAC equipment capable of supplying up to 150 tons of additional HVAC capacity.  The Supplemental Electrical Equipment may also include metering and submetering devices (including “Emon Demon” meters) to measure all electricity consumed at the Premises (and not just the electricity consumed from the Additional Power Service and/or any additional electrical capacity which may be installed by Tenant as described hereinabove).  Tenant shall not be entitled to tap into the chilled water system for the Building or to use any of the Building condensers in connection with any Supplemental Equipment unless Tenant obtains Landlord’s prior written consent, which consent Landlord may not unreasonably withhold, condition or delay.  Landlord shall perform the roof and wall penetration work required to connect the Supplemental Roof HVAC Equipment to the Premises and provide pads and structural support for the Supplemental Roof HVAC Equipment (collectively, the “Landlord’s Roof Work”), at Tenant’s cost, which costs (collectively, the “Landlord’s Roof Costs”) shall be reasonably consistent with competitive based pricing and shall be paid for by Tenant within thirty (30) days after invoice, and Tenant’s use of and access to the Supplemental Roof

HVAC Equipment (and the other Supplemental Equipment) shall be in accordance with and subject to the applicable provisions set forth in Section 26.30.  Tenant shall be solely responsible and shall pay for the Actual Costs (as defined below) of and related to such Supplemental Equipment, including, without limitation, the cost of installation, operation and maintenance, electricity and other utilities consumed thereby (including all electricity consumed from the Additional Power Source and Supplemental Electrical Equipment), as determined by separate meters or sub-meters installed as part of the Supplemental Equipment, increased wear and tear on existing equipment and other similar charges, which costs shall be paid by Tenant to Landlord within thirty (30) days of demand therefor.  To the extent such Supplemental Equipment is installed during the construction of the initial Tenant Improvements pursuant to the Tenant Work Letter, the Landlord’s Roof Costs (if applicable) and all other costs incurred in connection with the design, acquisition and installation of the Supplemental Equipment may be paid out of and deducted from the Tenant Improvement Allowance.

6.1.8        Subject to all applicable Laws, and only during the time the following is required to be provided by Landlord pursuant to applicable Laws, Landlord shall make available for use by Tenant and Tenant’s employees, twenty-four (24) hours per day, seven (7) days per week, on a non-exclusive basis in common with Landlord and other tenants of the Building, and at no additional charge to Tenant (except as part of Operating Expenses), one (1) men’s and one (1) women’s locker room facilities (with showers) in the Building, which use by Tenant and Tenant’s employees shall also be subject to such reasonable and non-discriminatory rules and regulations therefor as may be adopted by Landlord from time to time.

6.1.9        Landlord shall provide a commercially reasonable system pursuant to which Tenant, in the event of an emergency, may promptly contact the Building manager and Building engineer or their equivalent twenty-four (24) hours a day seven (7) days a week (whether or not within the Business Hours).

Notwithstanding anything to the contrary contained in this Lease (including, without limitation, Article 4 above and this Article 6), in addition to Tenant’s rights set forth in Section 6.1.4 above, Tenant may, at any time and from time to time, upon providing Landlord with at least thirty (30) days’ prior written notice, elect to have any of Tenant’s employees (or third party vendors reasonably approved by Landlord) perform all or some of the following services for the Premises:  day porter, handyman, non-Building Systems and Equipment engineer, locksmith and the purchase and provision of materials and supplies for all or any of the same; provided, however, that (i) all personnel performing such services shall abide by Landlord’s reasonable rules, regulations and procedures in connection therewith, (ii) such services shall be performed in a first-class manner (in a manner comparable to the provision of such services by the landlords of Comparable Buildings), (iii) such personnel of third party vendors shall not create labor disharmony at the Project (and at Landlord’s request, all third party vendors providing such services shall be union labor in compliance with the labor agreements affecting the Project), and (iv) to the extent any such services would otherwise have been performed by Landlord as part of Operating Expenses and not as an additional service pursuant to Section 6.4 below, from and after the date any such services are so provided by Tenant in lieu of Landlord providing same, the cost and expense of providing such services to the Premises and the premises of other tenants in the Building shall be excluded from Operating Expenses for each Expense Year (or partial Expense Year) thereafter with a corresponding reduction in the cost component for such services contained in the Operating Expenses for the Expense Base Year.

6.2           Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), (i) use heat-generating machines, machines other than normal office machines, or equipment or lighting other than building standard lights in the Premises, which may materially adversely affect the temperature otherwise maintained by the air conditioning system, or (ii) materially increase the water, including, without limitation, as a result of the use of any kitchen areas and/or executive washrooms and/or showers installed in the Premises  (unless Tenant agrees to pay for such excess water) normally furnished for the normal office use for the Premises by Landlord pursuant to the terms of Section 6.1.3 above.  In addition, except as expressly provided in Section 6.1.7 above with respect to Tenant’s use of electricity from the Additional Power Source for Tenant’s Data Center and the Supplemental HVAC Equipment, and use of electricity from any other Supplemental Electrical Equipment installed by Tenant, Tenant shall not use electricity in the Premises in excess of the capacity of the electricity feeders and risers serving the Premises.  If Tenant uses water in excess of the quantities to be provided by Landlord for normal office use pursuant to Section 6.1.3 above, or if Tenant’s consumption of electricity exceeds the Consumption Standard (as defined below), then Tenant shall pay to Landlord, within thirty (30) days after invoice (which invoice shall include a detailed description of the applicable charges), the sum of:  (A) the Actual Cost (as defined below) of such excess consumption based upon utility rates paid by Landlord, plus a three and one-half percent (3.5%) surcharge on such consumption costs to cover Landlord’s administrative costs; plus (B) the Actual Cost of the installation, operation (but not including utility charges to the extent separately metered to the Premises and paid by Tenant), and maintenance of equipment which is installed in order to supply such excess consumption; plus (C) the cost of the increased wear and tear and depreciation on existing equipment caused by such excess consumption, as determined by Landlord in accordance with sound real estate management practices consistently applied.

As used herein, the “Consumption Standard” shall mean five (5) watts per usable square foot of the Premises for connected electrical load of 120/208 voltage power equipment and one (1) and three-tenths (1.3) watts per usable square foot of the Premises for connected electrical load for 277/480 voltage power equipment, calculated on an average annualized basis for the Business Hours described in Section 6.1.1 above, which electricity consumption shall be:  (1) defined without regard to (x) electricity consumed by or related to the Supplemental Equipment (since Tenant is obligated to pay for all costs of electricity used in connection therewith as provided in Section 6.1.7 above), and (y) electricity utilized by the Building’s base building equipment such as the Base Building HVAC System and Building elevators; and (2) applicable to the entirety of the Premises (and not applicable solely on a floor-by-floor basis).

As used herein, the “Actual Cost” shall mean the actual out-of-pocket incremental extra costs to Landlord to provide any additional services charged by utility companies and/or any other third party providers, without mark-up for profit, overhead, depreciation or administrative costs (except as otherwise expressly provided herein to the contrary).  To the extent the entire salary of any individual personnel providing any additional services to Tenant pursuant to this Section 6.2 or Section 6.4 below is included in Operating Expenses, Actual Cost shall not include and Tenant shall not be required to pay an additional amount above the administrative and/or surcharges specifically set forth in this Lease for use of such personnel (except to the extent such personnel is utilized by Tenant on an overtime basis).  Landlord may install devices to separately meter any such excess use, and in such event Tenant shall pay to Landlord the Actual Cost of such additional metering devices within thirty (30) days after demand therefor if excess use is shown by such meters to be present.

In addition to the foregoing, if Tenant desires to use HVAC in the Premises from other than the Supplemental HVAC Equipment described in Section 6.1.7 above during hours other than the Business Hours:  (a) to the extent controls for such non-Business Hours HVAC are not contained with the Premises, Tenant shall give Landlord such prior notice of Tenant’s desired use thereof, as Landlord shall from time to time establish as appropriate; provided that, at a minimum, Tenant shall be able to accomplish such notice through telephonic dial-up and/or by contacting the Building’s property manager; (b) Landlord shall supply such non-Business Hours HVAC to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish; such hourly cost shall be determined on a per floor basis and shall equal the sum of (I) the Actual Cost of the utilities consumed to provide such non-Business Hours HVAC, plus a three and one-half percent (3.5%) surcharge on such consumption costs to cover Landlord’s administrative costs, plus (II) the actual cost of the increased wear and tear and depreciation on equipment to provide such non-Business Hours HVAC (as determined by Landlord in accordance with sound real estate management practices consistently applied, but utilizing an 18-year useful life depreciation period), plus (III) the Actual Cost of maintenance incurred in connection therewith; and (c) Tenant shall pay such cost to Landlord as Additional Rent within thirty (30) days after invoice (which invoice shall include a detailed description of the applicable charges).

All electricity and other utility charges to the extent paid directly by Tenant to Landlord pursuant to this Section 6.2 shall be excluded from Operating Expenses and Utilities Costs.

6.3           Interruption of Use.  Subject to Landlord’s indemnity of Tenant in Section 10.1.2 below and subject to the abatement provisions in Section 6.5 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements or improvements (and Landlord agrees to perform any non-emergency work during non-Business Hours unless otherwise approved by Tenant), by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Real Property after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises (subject, however, to Landlord’s covenant of quiet enjoyment in Article 20 below) or relieve Tenant from paying Rent (except as provided in Section 6.5 below) or performing any of its obligations under this Lease; provided, however, that Landlord shall use commercially reasonable and diligent efforts to restore such service as soon as commercially practicable to the extent the restoration of the same is not the obligation of Tenant, the utility company or other third party.  Furthermore, except as expressly provided in Section 10.1 below, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4           Additional Services.  Upon Tenant’s request, Landlord shall have the right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days after billing, the sum of the Actual Costs to Landlord of such additional services, plus an administration fee equal to three and one-half percent (3.5%) of such Actual Costs.  Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder, and shall be billed on a monthly basis.

6.5           Abatement of Rent When Tenant Is Prevented From Using Premises.  In the event that Tenant is actually prevented from using, and does not use, the Premises or any portion thereof, for the Eligibility Period (as defined below) as a result of any of the following (each an “Abatement Event”) (i) any construction, repair, maintenance or alteration performed by Landlord after the Lease Commencement Date, (ii) any failure by Landlord to provide to the Premises any of the essential utilities and services required to be provided in Sections 6.1.1 or 6.1.2 above, (iii) any failure by Landlord to provide access to the Premises or Parking Facilities, (iv) any failure by Landlord to perform Landlord’s repair obligations under Section 7.2 below prior to the expiration of the Outside Repair Period (as defined in Section 7.3 below), (v) the presence of Hazardous Materials in, on or around the Building, the Premises or the Real Property which were not caused or introduced by Tenant or Tenant’s agents, employees, licensees or invitees, and which Hazardous Materials pose a material and significant health risk to occupants of the Premises as determined by applicable governmental authorities pursuant to applicable Environmental Laws by written notice delivered to Landlord and Tenant, or (vi) any entry onto the Premises by Landlord pursuant to Article 23 below, then Tenant’s obligation to pay Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof (the “Unusable Area”), in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises.  However, if less than all, but a substantial portion, of the Premises is unfit for occupancy and the remainder of the Premises (other than Tenant’s computer and data rooms) is not sufficient to allow Tenant to effectively conduct its business therein as a result of an Abatement Event, and if Tenant does not conduct its business from the Unusable Area affected by such Abatement Event and such remaining portion (other than Tenant’s computer and data rooms), then the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs for the entire Premises shall be abated for such time after the expiration of the Eligibility Period that Tenant continues to be so prevented from using, and does not use, the entire Premises (other than Tenant’s computer and data rooms, which areas if used by Tenant shall not be eligible for any such abatement during the period of such use).  If, however, Tenant reoccupies any portion of the Premises during such period, the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs allocable to such reoccupied portion, based on the proportion that the rentable square feet of such reoccupied portion of the Premises bears to the total rentable square feet of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  If Tenant’s right to abatement occurs during a free rent period which arises after the Lease Commencement Date, Tenant’s free rent period shall be extended for the number of days that the abatement period overlapped the free rent period (“Overlap Period”).  Landlord shall have the right to extend the Lease Expiration Date for a period of time equal to the Overlap Period if Landlord sends a Notice to Tenant of such election within thirty (30) days following the end of the extended free rent period.

As used herein, the “Eligibility Period” shall mean five (5) consecutive business days or fifteen (15) non-consecutive business days in any twelve (12) consecutive month period (which fifteen (15) business day period may be reduced to ten (10) non-consecutive business days in any twelve (12) consecutive month period to the extent Landlord receives insurance proceeds covering the rental loss for such shorter period).

In addition, during any period following the Eligibility Period that Tenant is so prevented from using and does not use the Unusable Area and is entitled to abatement of Rent as provided hereinabove, Landlord shall pay to Tenant, to the extent covered by insurance retained by Landlord as part of Operating Expenses, any incremental reasonable, out-of-pocket expense that the Tenant incurs in temporarily relocating the functions previously performed in the Unusable Area to a different location.  For this purpose, an incremental expense shall be any expense that the Tenant incurs in temporarily relocating from the Unusable Area to a temporary location and then relocating back to the Unusable Area (after such area has been made fit for Tenant’s Permitted Use) that Tenant would not have had to incur but for such relocation.

Such right to abate Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs (and right to receive any such incremental out-of-pocket temporary relocation expenses) shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement

Event; provided, however, that (A) nothing in this Section 6.5 shall impair Tenant’s rights under Section 19.7 below, and (B) if Landlord has not cured such Abatement Event within nine (9) months after receipt of notice from Tenant of such Abatement Event, Tenant shall have the right to terminate this Lease during the first ten (10) business days of each calendar month following the end of such nine (9) month period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of thirty (30) days’ prior notice to Landlord (the “Abatement Event Termination Notice”) during such ten (10) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the “Abatement Event Termination Date”), which Abatement Event Termination Date shall not be less than thirty (30) days, and not more than one hundred twenty (120) days following the delivery of the Abatement Event Termination Notice.  Notwithstanding anything contained in this Section 6.5 to the contrary, Tenant’s Abatement Event Termination Notice shall be null and void (but only in connection with the first Abatement Event Termination Notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such thirty (30) day period following receipt of such Abatement Event Termination Notice.  If Tenant’s right to abatement and/or termination occurs because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 13, then (1) the Eligibility Period shall not be applicable, and (2) Tenant’s termination right in this Section 6.5 shall not be applicable, as such abatement and termination rights shall be governed by Articles 11 and 13, respectively, and not this Section 6.5.  Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease pursuant to the terms of this Section 6.5, if, as of the date of delivery by Tenant of the Abatement Event Termination Notice, (x) the first trust deed holder of the Building (the “Bank”) has recorded a notice of default on the Building or filed a notice evidencing a legal action by the Bank against Landlord on the Building, and (y) the Bank diligently proceeds to gain possession of the Premises and, to the extent Bank does gain possession of the Premises, the Bank diligently proceeds to cure such Abatement Event. Except as expressly provided in this Section 6.5, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

6.6           Access to Premises and Parking Passes.  Subject to all of the terms and conditions of this Lease, including the Rules and Regulations attached hereto as Exhibit D, and all applicable Laws, Tenant shall have access to the Premises (and, subject to Article 24 below, the number of parking passes within the Parking Allotment at the designated locations for such parking passes specified therefor in Section 10.1 of the Summary with respect to Tenant’s Reserved Parking Passes and Tenant’s Unreserved Parking Structure Passes) twenty-four (24) hours per day, seven (7) days per week.

6.7           Telecommunications and Internet Providers.  Subject to Tenant’s compliance with all applicable Laws, Tenant shall be permitted, at its sole cost and expense, to contract with any telecommunications and/or internet provider(s) of its choice to provide telecommunications and/or internet service to the Premises; provided, however, such telecommunications and/or internet provider shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied within five (5) business days after Tenant’s request for approval is delivered to Landlord.  At Tenant’s expense, and subject to Tenant’s compliance with the provisions of Section 26.30 below, (i) Landlord shall provide Tenant and/or such approved telecommunications and/or internet provider(s) with non-exclusive access to two (2) of the Building’s existing risers (which do not extend from the Building’s MPOE) and exclusive access to the Building’s existing four (4) 4” risers which extend from the Building’s MPOE to the roof for the purpose of installing any wiring and cabling (including fiber optic wiring and cabling) and equipment necessary to provide such telecommunications and/or internet service, and (ii) shall reasonably cooperate with Tenant to allow such providers to utilize Landlord’s existing easements and/or seeking new easements reasonably approved by Landlord over adjacent properties for such purposes consistent with the Underlying Documents; provided, however, any such access, installation, operation, use and/or repair of any such equipment shall not interfere with or adversely affect Landlord, other tenants of the Building or Project, or the condition or operation of the Building, the Building’s Systems and Equipment and/or the Project, and shall be subject to a mutually acceptable access agreement to be entered into by Landlord, Tenant and such provider(s) prior to any such access or installation.

ARTICLE 7

REPAIRS

7.1           Tenant’s Repairs.  Subject to and except for the items which are Landlord’s repair obligations in Section 7.2 and subject to the provisions of Articles 11 and 13 below, Tenant shall, at Tenant’s own expense, keep the Premises and all portions thereof which were not constructed or installed by or on behalf of Landlord as part of the Base, Shell and Core, including all improvements, fixtures, equipment and furnishings in the Premises (including, without limitation, all non-Base, Shell and Core systems and equipment within the Premises, including all components and equipment and systems providing distribution from the Base, Shell and Core systems and equipment), in first-class order, condition and repair at all times during the Lease Term, except for ordinary wear and tear and casualty damage which is not specifically made the responsibility of Tenant under this Lease.  In connection with such repair obligations, Tenant shall, at Tenant’s own expense but subject to the prior approval of Landlord to the extent required under Article 8 (which approval shall not be unreasonably withheld, conditioned or delayed), and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, if Tenant fails to make such repairs within thirty (30) days after notice from Landlord and after Landlord has notified Tenant of its intention to do so (or immediately in case of emergency and without notice required from Landlord to Tenant), Landlord may, but need not, make such repairs and replacements, and Tenant shall pay to Landlord, within thirty (30) days after invoice, the actual, reasonable and documented costs thereof, plus an administration fee equal to five percent (5%) of such costs.  Landlord may, but shall not be required to, enter the Premises (but except during emergencies, Landlord may not enter Secured Areas, as defined in 23.2 of this Lease) at all reasonable times, and upon at least one (1) business day’s prior notice to Tenant (or without notice in case of emergency), to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as shall be necessary or desirable in connection with the first-class management and operation standards for the Building set forth herein, and/or as may be required for Landlord to comply with the provisions of this Lease and/or as may be required by applicable Laws and/or governmental or quasi-governmental authority or court order or decree.  Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises during Landlord’s entry into the Premises to perform such work pursuant to the foregoing provisions of this Section 7.1.

7.2           Landlord’s Repairs.  Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 13 below, at all times during the Lease Term Landlord shall repair and maintain in first class order, condition and repair and in a manner generally consistent with the maintenance and repair standards of Comparable Buildings, the structural portions of the Building (including, without limitation, foundations, exterior walls, bearing walls, support beams, columns, shafts, elevator cabs and fire stairwells), the exterior windows of the Building, the roof of the Building, the Base, Shell and Core components of the Building (including the restrooms originally installed as part of the Base, Shell and Core and the mechanical, electrical and telephone closets), the Systems and Equipment of the Building or Project located outside the Premises (and inside the Premises to the extent part of the Base, Shell and Core), and the common areas of the Building (and the common areas of the Real Property, including the Parking Facilities, plazas, art work and sculptures, until such time as such repair and maintenance obligations therefor are made the obligation of any common area association); provided, however, to the extent such Landlord-required maintenance and repairs are required to be performed as a result of the negligence or willful misconduct or omission of any duty by Tenant, its agents, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs (but only to the extent such cost is not covered by Landlord’s insurance obtained pursuant to Section 10.2 of this Lease).  Subject to Landlord’s indemnity of Tenant in Section 10.1.2 below and subject to the abatement provisions in Section 6.5 above, there shall be no abatement of Rent and no liability of Landlord (including any liability for any injury to or interference with Tenant’s business) arising from the making of or failure to make any repairs, alterations or improvements in or to any portion of the Real Property, the Building or the Premises or in or to fixtures, appurtenances and equipment therein.  Subject to Section 7.3 below, Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.  Notwithstanding the foregoing or anything in this Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Base, Shell and Core of the Building, and/or the Systems and Equipment of the Building and Project located outside the Premises (and inside the Premises to the extent part of the Base, Shell and Core), except and to the extent required because of (i) any Alterations or Tenant Improvements installed by or on behalf of Tenant, (ii) any specific act, omission or negligence of Tenant or Tenant’s agents, contractors, employees or licensees that is not covered by insurance obtained, or required to be obtained by, Landlord as part of Operating Expenses and as to which the waiver of subrogation applies, and/or (iii) Tenant’s specific manner of use of the Premises (as distinguished from general office use).

7.3           Tenant’s Self-Help Rights.  Notwithstanding anything to the contrary set forth in this Article 7, if Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord’s obligation to perform under the terms of this Lease, and Landlord fails to undertake such repairs and/or maintenance within a reasonable period of time, given the circumstances, after receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice (or such longer time as is reasonably necessary if more than thirty (30) days are reasonably required to complete such repairs and Landlord commences such repairs within such 30-day period and thereafter diligently attempts to complete same, provided that in cases of emergency involving imminent threat of serious injury or damage to persons or property within the Premises or the failure of any essential services which Landlord is required to provide to the Premises pursuant to this Lease and which materially interferes with Tenant’s operation of its business in the Premises, Landlord shall have only one (1) business day after receipt of such notice or such later period of time as is reasonably necessary to commence such corrective action), then Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional three (3) business days’ notice to Landlord that Tenant is taking such required action.  If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord prior to the expiration of such 5-business day period (the “Outside Repair Period”), then Tenant shall be entitled to reimbursement by Landlord of Tenant’s actual, reasonable, and documented costs and expenses in performing such maintenance and/or repairs.  Such reimbursement shall be made within thirty (30) days after Landlord’s receipt of invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such 30-day period, then Tenant shall be entitled to offset against the Rent payable by Tenant under this Lease the amount of such invoice together with interest thereon, at the Interest Rate, which shall have accrued on the amount of such invoice during the period from and after Tenant’s delivery of such invoice to Landlord through and including the earlier of the date Landlord delivers the payment to Tenant or the date Tenant offsets such amount against the Rent; provided, however, that notwithstanding the foregoing to the contrary, if (i) Landlord delivers to Tenant prior to the expiration of the Outside Repair Period described above, a written objection to Tenant’s right to receive any such reimbursement based upon Landlord’s good faith claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or (ii) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice based upon Landlord’s good faith claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such 30-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or offset against Rent, but Tenant, as its sole remedy, may proceed to institute arbitration pursuant to Section 26.32 below to determine and collect the amount, if any, of such reimbursement.  In the event Tenant prevails in such arbitration and receives a monetary arbitration award against Landlord, then Landlord shall pay such arbitration award to Tenant within thirty (30) days of date such arbitration award is issued.  If such arbitration award is not so paid, then, notwithstanding any contrary provision of this Lease, Tenant shall be entitled to offset against the Rent payable under this Lease the amount of such monetary arbitration award together with interest which shall have accrued on such monetary arbitration award during the period from and after the day after the date such monetary arbitration award was issued through and including the date that Tenant offsets against the Rent the amount of such monetary arbitration award, at the Interest Rate.  In the event Tenant undertakes such repairs and/or maintenance, and such work will affect the Systems and Equipment, any structural portions of the Building, any common areas of the Real Property or other areas outside the Building and/or the exterior appearance of the Building or Real Property (or any portion thereof), Tenant shall use only those unrelated third party contractors used by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings.  Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord’s consent for such repairs.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1           Landlord’s Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof.  Landlord shall notify Tenant of its approval or disapproval of any such Alterations within fifteen (15) business days after receipt of Tenant’s written request therefor; if Landlord fails to notify Tenant of such approval or disapproval and such failure continues for five (5) days after notice of such failure from Tenant, then Landlord shall be deemed to have approved the Alterations so requested by Tenant.  Landlord shall not withhold its consent for any Alterations, unless the making or installation of any Alteration would or may result in any of the following (collectively, a “Design Problem”), in which event Landlord may withhold its consent in its sole and absolute discretion:  (i) such Alteration would or may affect the structural components of the Building or the Systems and Equipment; (ii) such Alteration would or may affect any area, or can be seen from any area, outside the Premises or the Building; (iii) such Alteration would not comply with applicable Laws or any other provisions of this Lease; (iv) such Alteration would or may unreasonably interfere with the normal and customary business operations of other tenants of the Building or Project; (v) such Alteration would or may cause permanent damage or injury to any portion of the Project; or (vi) such Alteration would or may cause or create a dangerous or hazardous condition.  Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of three and one-half percent (3.5%) of the cost of the Alterations.  Notwithstanding anything to the contrary contained in this Section 8.1, Tenant may make non-structural interior alterations, additions or improvements to the interior of the Premises, including, without limitation, installation of telephone, computer and telecommunication lines and cables within the interior of the Premises (collectively, the “Acceptable Changes”) without Landlord’s consent, provided that:  (A) Tenant delivers to Landlord written notice of such Acceptable Changes at least ten (10) days prior to the commencement thereof; (B) the aggregate cost of all such Acceptable Changes during any twelve (12) consecutive month period does not exceed Three Hundred Thousand Dollars ($300,000.00); (C) such Acceptable Changes shall be performed by or on behalf of Tenant in compliance with the other provisions of this Article 8; (D) such Acceptable Changes do not require the issuance of a building permit or other governmental approval; (E) such Acceptable Changes would not result in a Design Problem; and (F) such Acceptable Changes shall be performed by qualified contractors and subcontractors which normally and regularly perform similar work in Comparable Buildings.  The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2           Manner of Construction.  Landlord may impose, as a condition to all Alterations or repairs of the Premises or about the Premises, such reasonable requirements consistent with the requirements of landlords of Comparable Buildings (provided that the same shall in any event be consistent with the terms and conditions of this Lease).  Tenant shall construct such Alterations and perform such repairs:  (i) utilizing for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord, except that Landlord may designate the contractors and subcontractors to perform all work affecting the structural components of the Building or the Systems and Equipment provided such contractors and subcontractors are unrelated to Landlord and agree to perform such work at competitive prices in the market where the Premises are located and are reasonably available; (ii) in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city of Los Angeles; and (iii) in conformance with Landlord’s reasonable, non-discriminatory construction rules and regulations.  Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.  All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion so that the Premises shall at all times be a complete unit except during the period of work.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Building or Real Property or the common areas for any other tenant of the Real Property, and so as not to obstruct the business of Landlord or other tenants in the Real Property, or interfere with the labor force working on the Real Property.  In the event that Tenant makes any Alterations, Tenant agrees to carry “Installation Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, with respect to any Alterations to be made in the Building which cost in excess of $300,000.00, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond, or, at Tenant’s option, some alternate form of security reasonably satisfactory to Landlord, in an amount reasonably sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.  Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Real Property is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the management office for the Real Property a reproducible copy of the “as built” drawings of the Alterations.  In the event Tenant fails to so record the Notice of Completion as required pursuant to this Section 8.2, then such failure shall not, in and of itself, constitute a default hereunder but Tenant shall indemnify, defend, protect and hold harmless Landlord and the Landlord Parties from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) in connection with such failure by Tenant to so record the Notice of Completion as required hereunder.

8.3           Landlord’s Property.  All Alterations, improvements and/or fixtures (excluding Tenant’s Property) which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall become the property of Landlord upon expiration of the Lease Term or earlier termination of this Lease; provided, however:  (i) Tenant may not remove any Tenant Improvements or Alterations (excluding Tenant’s Property) paid for by Landlord with Landlord’s own funds and/or out of any tenant improvement allowances provided by Landlord (except any such removal made in connection with Alterations approved by Landlord or not required to be approved by Landlord); and (ii) Landlord may, by written notice delivered to Tenant concurrently with Landlord’s approval of the final working drawings for any Alterations (or for the initial Tenant Improvements constructed for the Premises), identify those Alterations (or initial Tenant Improvements for Tenant’s initial occupancy, as the case may be) which Landlord will require Tenant to remove at the expiration or earlier termination of this Lease; provided further, however, that Tenant shall in no event be required to remove any such Alterations (or initial Tenant Improvements, as the case may be) other than (A) any raised floors, internal stairwells, vaults and other similar special use tenant improvements (collectively, “Special Use Improvements”), and/or (B) those other improvements or alterations which are of such specialized nature or application that the same are not reasonably suited for use by a successor occupant of the Premises, and the cost to demolish such items exceeds the cost to demolish general office improvements.  If Landlord requires Tenant to remove any such Alterations (or any such initial tenant improvements) which are constructed for the Premises, Tenant, at its sole cost and expense, shall remove the identified Alterations and improvements on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements, Landlord may do so and may charge the cost thereof to Tenant.

8.4           Equipment Leasing and Financing.  Notwithstanding any provision of this Lease to the contrary, Tenant may enter into leases for, and/or grant security interests in, Tenant’s Property in the Premises pursuant to commercially reasonable leases and/or security agreements, and Landlord shall:  (i) subordinate any landlord lien rights it may have in and to such items to the interest of the lessors and lenders therein and, in the case of trade fixtures, waive any claim that the same are part of the Real Property by virtue of being affixed thereto; and (ii) permit the lessors and lenders under any such leases and security agreements to remove the leased or encumbered property upon default by Tenant under such leases and security agreements, so long as (A) such removal work is performed on or prior to the expiration of this Lease, or within ten (10) days following any early termination of this Lease (provided the lessors and/or lenders agree to and shall pay to Landlord the Rent which would otherwise have been payable to Tenant under this Lease, had this Lease not been so terminated, during the portion of such 10-day period following any such early termination utilized by such parties for such removal), and (B) each such party repairs any damage to the Premises caused by such removal.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only, subject, however, to the provisions of Article 14 below.  Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens.  Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises (excluding any work performed by Landlord), and, in case of any such lien attaching or notice of any lien, reserves the right to contest such lien, provided that Tenant shall, at its sole cost and expense, provide a bond in accordance with the California Civil Code, Section 3143.  If Tenant does not timely exercise its right to contest such lien, Tenant covenants and agrees to cause it to be released and removed of record (by payment, statutory bond or other lawful means) within twenty (20) business days after Tenant has notice of such lien.  Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed of record within such 20-business day period, then Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all reasonable sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be paid by Landlord to Tenant within thirty (30) days after written demand by Landlord.

ARTICLE 10

INSURANCE

10.1         Indemnification and Waiver.

10.1.1      Subject to and except as expressly provided in Section 10.1.2 below:  (i) Tenant hereby assumes all risk of damage to property and injury to persons, in or on the Premises from any cause whatsoever; (ii) Tenant hereby agrees that, to the extent not prohibited by law, Landlord, and its partners and subpartners, and their respective officers, agents, property managers, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant; and (iii) Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability, including, without limitation, court costs and reasonable attorneys’, accountants’, appraisers’ and other professionals’ fees (collectively, “Claims”) incurred in connection with or arising from any cause in or on the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in or on the Premises), and any negligence or willful misconduct of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, employees or licensees of Tenant or any such person, in, on or about the Premises, Building and Real Property; provided, however, such indemnity shall not include any lost profit, loss of business or other consequential damages.

10.1.2      Notwithstanding the provisions of Section 10.1.1 above to the contrary, the assumption of risk and release by Tenant set forth in Sections 10.1.1 (i) and (ii) above, and Tenant’s indemnity of Landlord in Section 10.1.1 (iii) above, shall not apply to:  (i) any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured or required to be insured by Tenant under this Lease (collectively, the “Excluded Claims”); or (ii) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below.  In addition, Landlord shall indemnify, defend, protect and hold Tenant harmless from all such Excluded Claims, except for (A) any loss or damage to Tenant’s property to the extent Tenant has waived such loss or damage pursuant to Section 10.4 below, and (B) any lost profits, loss of business or other consequential damages.

10.1.3      Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to the foregoing provisions of this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant and Landlord pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s and Landlord’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.

10.1.4      The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

10.2         Landlord’s Insurance and Tenant’s Compliance with Insurance Requirements.  Landlord shall, from and after the date hereof until the expiration of the Lease Term, maintain in effect the following insurance:  (i) physical damage insurance (including a rental loss endorsement) providing coverage in the event of fire, vandalism, malicious mischief and all other risks normally covered under “special form” policies in the geographical area of the Building, covering the Building (excluding, at Landlord’s option, the property required to be insured by Tenant pursuant to Section 10.3 below) in an amount not less than one hundred percent (100%) of the full replacement value (less reasonable deductibles) of the Building, together with such other risks as Landlord may from time to time determine (provided however, that Landlord shall have the right, but not the obligation, to obtain earthquake and/or flood insurance); and (ii) commercial general liability insurance including a Commercial Broad Form Endorsement or the equivalent in the amount of at least Five Million Dollars ($5,000,000.00), against claims of bodily injury, personal injury or property damage arising out of Landlord’s operations, assumed liabilities (including the liabilities assumed by Landlord under this Lease), contractual liabilities, or use of the Building, common areas and Parking Facilities.  Such insurance shall also provide for rent continuation insurance equal to at least twelve (12) months’ rent.  Such coverages may be carried under blanket insurance policies.  The insurers providing such insurance shall be licensed to do business in the State of California and meet the criteria set forth in Section 10.3.4(iii) below, and the policies of insurance with respect to property loss or damage by fire or other casualty shall contain a waiver of subrogation as provided in Section 10.4 below.

10.2.1      Landlord hereby represents to Tenant that, as of the date of execution of this Lease, Landlord carries earthquake insurance for the Building with a five percent (5%) deductible, for the full replacement cost of the Building (the “Earthquake Coverage”).  In the event that Landlord shall elect at any time after the date of execution of this Lease not to carry earthquake insurance or to materially change either component of the Earthquake Coverage from that maintained as of the date of execution of this Lease (any of which Landlord shall have the right to do in Landlord’s sole and absolute discretion), then not less than sixty (60) days prior to the termination of or change in coverage, Landlord shall deliver notice thereof (the “Insurance Reduction Notice”) to Tenant, in which event Tenant may, at Tenant’s sole option and at Tenant’s sole cost and expense, elect to carry its own supplemental earthquake insurance (but the same shall not affect Landlord’s rights and/or obligation to carry any particular insurance pursuant to the terms of this Lease).  To the extent that Landlord shall deliver an Insurance Reduction Notice and shall thereafter elect to materially change either component of the Earthquake Coverage for the Building, Landlord shall deliver notice thereof to Tenant.

10.2.2      Tenant shall, at Tenant’s expense, comply as to the Premises with all reasonable insurance company requirements pertaining to the use of the Premises.  If Tenant’s conduct or use of the Premises causes any increase in the premium for Landlord’s insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body where applicable due to Tenant’s Alterations or use of the Premises.

10.3         Tenant’s Insurance.  From and after the date (the “Insurance Start Date”) which is the earlier of (i) the date Tenant enters any portion of the Premises to commence occupancy thereof or perform any work under this Lease or install any of Tenant’s Property therein or (ii) the Lease

Commencement Date, and continuing thereafter throughout the Lease Term, Tenant shall maintain the following coverages in the following amounts.

10.3.1      Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000.00 each occurrence $5,000,000.00 annual aggregate

Personal Injury Liability	$5,000,000.00 each occurrence $5,000,000.00 annual aggregate

10.3.2      Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, Alterations and additions to the Premises, including any improvements, Alterations or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises.  Such insurance shall be written on a “physical loss or damage” basis under a “special form” policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, and sprinkler leakage coverage.

10.3.3      Worker’s compensation insurance as required by law.

10.3.4      Business interruption, loss-of-income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

10.3.5      Form of Policies.  The minimum limits of policies of insurance required to be carried by Landlord and Tenant under this Lease shall in no event limit the liability of Tenant or Landlord under this Lease.  Tenant’s insurance shall:  (i) name Landlord, and any property manager and mortgagee of Landlord, as loss payees or additional insureds, as their respective interests may appear (for the insurance to be provided under Sections 10.3.1, 10.3.2(ii) and 10.3.2(iii) above, only); (ii) specifically cover the liability assumed by Tenant under this Lease to the extent insurable by a commercially reasonably available Commercial General Liability Policy, including, but not limited to, Tenant’s obligations under Section 10.1.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and approved to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed below the minimum amounts required hereunder unless ten (10) days’ prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord, to the extent such names are furnished to Tenant; (vi) contain a cross-liability endorsement or severability of interest clause reasonably acceptable to Landlord; and (vii) include commercially reasonable deductibles (which shall in no event exceed $100,000.00 for the insurance required in Sections 10.3.2(ii) and (iii) above).  Tenant shall deliver certificates of such policies to Landlord on or before the Insurance Start Date and at least fifteen (15) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate within such time periods, Landlord may, at its option after at least two (2) business days’ written notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within thirty (30) days after delivery to Tenant of bills therefor.  At Tenant’s option, Tenant may provide the coverages required under this Article 10 through blanket policies of insurance covering Tenant’s other properties so long as the coverage required under this Lease with respect to the Premises and Real Property is not reduced or impaired as a result thereof (including as a result of any claims made or aggregate limits with respect to such other properties).

10.4         Subrogation.  Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be.  Anything in this Lease to the contrary notwithstanding (including the provisions of Section 10.1 above), Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of actions against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Premises,

Building or Real Property, or personal property within the Building, regardless of cause or origin, including the negligence of Landlord and Tenant and their respective agents, officers and employees, but only to the extent the releasing party’s loss or damage is covered under casualty insurance policies in effect at the time of such loss or damage or would have been covered by the casualty insurance required to be carried under Sections 10.2 and 10.3 above had the releasing party complied with its applicable insurance obligations thereunder.  Each party agrees to give immediately to its respective insurance company which has issued policies of insurance covering any risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 10.4, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

10.5         Additional Insurance Obligations.  Tenant shall carry and maintain, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord; provided, however, that in no event shall (i) Tenant receive notice of an increased amount or new type of insurance more than one (1) time in any twelve (12) month period, and (ii) such increased coverage be in excess of that required by landlords of Comparable Buildings for tenants leasing comparable-sized space to Tenant in Comparable Buildings.

10.6         Assignment of Insurance Proceeds Upon Termination of Lease.  Notwithstanding anything to the contrary contained in this Lease, in the event of any termination of this Lease pursuant to Articles 11 or 13 below:  (i) Tenant shall assign and deliver to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Sections 10.3.2(ii) and (iii) of this Lease for the unamortized value of the Tenant Improvement Allowance (“Landlord’s TI Proceeds”), with such amortization to be calculated on a straight-line basis throughout the initial Lease Term; and (ii) the remainder of any insurance proceeds received by Tenant under Sections 10.3.2(ii) and (iii) shall be retained by Tenant.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1         Repair of Damage to Premises by Landlord.

11.1.1      To the extent Landlord does not have actual knowledge of same, Tenant shall promptly notify Landlord after Tenant becomes aware of any damage to the Premises resulting from fire or any other casualty.  If the Premises, the Building or any common areas of the Building or Real Property serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell, and Core of the Premises and such common areas.  Such restoration shall be to substantially the same condition of the Base, Shell, and Core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws, or any other modifications to the common areas deemed reasonably desirable by Landlord provided access to the Premises, the Building H Parking Facilities and any common restrooms serving the Premises shall not be materially impaired thereby and such modifications do not modify the character of the Building as a first-class office building.

11.1.2      Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, within ten (10) days after notice (the “Landlord Repair Notice”) to Tenant from Landlord, if this Lease is not terminated, Tenant shall assign to Landlord (or to any party designated by Landlord) for the purpose of re-constructing such damaged portion(s) of the Premises and shall put into a third party escrow account reasonably acceptable to Landlord (which escrow shall be jointly paid for by Landlord and Tenant) for distribution to Landlord (or to any party designated by Landlord) on a progress payment basis upon receipt of the appropriate conditional and/or unconditional lien releases, all insurance proceeds payable to Tenant under Tenant’s insurance required under Sections 10.3.2 (ii) and (iii) of this Lease which pertain to the repair and restoration of the Tenant Improvements and Alterations, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that (i) the cost of such repair by Landlord of such Tenant Improvements and Alterations (based on competitive pricing by all contractors and subcontractors and without any profit mark-up or supervision fees to Landlord) exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the incremental cost differential of such repairs shall be paid by Tenant to Landlord on a progress payment basis during Landlord’s repair and replacement work (after exhaustion of insurance proceeds), and (ii) Tenant’s insurance proceeds shall be disbursed for all costs and expenses incurred by Landlord in connection with the repair of any such damage to the Tenant Improvements and Alterations pursuant to a disbursement procedure mutually approved by Landlord and Tenant.  Subject to Section 10.6 above, as long as the damaged Tenant Improvements and Alterations in the Premises are repaired and/or restored, Tenant shall be entitled to retain any portion of the proceeds of the insurance described in Sections 10.3.2 (ii) and (iii) in excess of the cost of such repairs and/or restoration.

11.1.3      In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval (which approval shall not be withheld unless a Design Problem exists), all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work pursuant to Landlord’s standard competitive bidding procedures.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy to such a degree that Tenant is prevented from using, and does not use, all or any part of the Premises as a result thereof, then Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs during the time and to the extent Tenant is so prevented from using and does not use the Premises as a result thereof; provided, however, that if less than all, but a substantial portion, of the Premises is unfit for occupancy and the remainder of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from the portion of the Premises so damaged and such remaining portion, then the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs for the entire Premises shall be abated for such period that Tenant continues to be so prevented from using, and does not use, the entire Premises.  Tenant’s abatement period shall continue until Tenant has been given reasonably sufficient time and reasonably sufficient access to the Premises and/or the Building to install its property, furniture, fixtures and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction, and to move in over one (1) weekend.

11.1.4      Landlord shall use commercially reasonable efforts to minimize any such inconvenience, annoyance or interference to Tenant resulting from Landlord’s repair of any damage pursuant to this Section 11.1.

11.2         Landlord’s Option to Repair.

11.2.1      Within forty-five (45) days after Landlord becomes aware of such damage, Landlord shall notify Tenant in writing (“Landlord’s Damage Notice”) of the estimated time, in the reasonable opinion of Landlord’s licensed contractor, required to substantially complete the repairs of such damage (the “Estimated Repair Period”).  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or the Building and instead terminate this Lease by notifying Tenant in writing of such termination within forty-five (45) days after Landlord becomes aware of such damage, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected and one or more of the following conditions is present:  (i) repairs cannot in the reasonable opinion of Landlord’s licensed contractor, as set forth in Landlord’s Damage Notice, reasonably be completed within nine (9) months after the date Landlord becomes aware of such damage (when such repairs are made without the payment of overtime or other premiums); or (ii) the damage is not fully covered by Landlord’s insurance policies obtained or required to be obtained by Landlord pursuant to Section 10.2 above, and the cost of repairing such uninsured or underinsured damage, including deductibles, exceeds the Threshold Amount (as defined below).  As used herein, the “Threshold Amount” shall mean $600,000.00.

11.2.2      If (i) Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, (ii) the damage constitutes a Tenant Damage Event (as defined below), and (iii) the repair of such damage cannot, in the reasonable opinion of Landlord’s licensed contractor, as set forth in Landlord’s Damage Notice, be completed within nine (9) months after Landlord becomes aware of such damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within thirty (30) days after Tenant’s receipt of Landlord’s Damage Notice.  As used herein, a “Tenant Damage Event” shall mean damage to all or any part of the Premises or any common areas of the Building providing access to the Premises by fire or other casualty, which damage (A) is not the result of the gross negligence or willful misconduct of Tenant or any of Tenant’s employees, agents, contractors, licensees or invitees, (B) substantially interferes with Tenant’s use of or access to the Premises and (C) would entitle Tenant to an abatement of Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs, pursuant to Section 11.1 above.  At any time, from time to time, after the date occurring sixty (60) days after Landlord becomes aware of such damage, Tenant may request that Landlord provide Tenant with a certificate from the licensed contractor set forth above setting forth such contractor’s opinion of the date of substantial completion of the repairs and Landlord shall respond to such request within ten (10) business days thereafter.

11.2.3      In addition, in the event of a Tenant Damage Event, and if neither Landlord nor Tenant has elected to terminate this Lease as provided hereinabove, but Landlord fails to substantially complete the repair and restoration of such Tenant Damage Event within the period (“Landlord’s Repair Period”) that is the later of (i) nine (9) months after the date Landlord becomes aware of such damage or (ii) sixty (60) days after the Estimated Repair Period plus, in either case, the number of days of delay, if any, attributable to any Force Majeure events (not to exceed sixty (60) days), plus the number of days of delay, if any, as are attributable to the acts or omissions of Tenant or Tenant’s employees, agents, contractors, licensees or invitees, then Tenant shall have an additional right to terminate this Lease within fifteen (15) days after the expiration of Landlord’s Repair Period and thereafter during the first five (5) business days of each calendar month following the expiration of Landlord’s Repair Period until such time as the repairs described on Landlord’s Damage Notice are substantially complete, by written notice to Landlord (“Tenant’s Damage Termination Notice”), effective as of a date set forth in Tenant’s Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than five (5) business days nor more than ninety (90) days following the expiration of Landlord’s Repair Period, or each such calendar month following expiration of Landlord’s Repair Period, as the case may be.  Notwithstanding the foregoing, if Tenant delivers Tenant’s Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the effectiveness of Tenant’s Damage Termination Notice for a period of thirty (30) days by delivering to Tenant, within five (5) business days of Landlord’s receipt of Tenant’s Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage described on Landlord’s Damage Notice certifying that it is such contractor’s good faith judgment that such repairs shall be substantially completed within the next thirty (30) days.  If repairs described on Landlord’s Damage Notice shall be substantially completed prior to the expiration of such thirty (30) day period, then Tenant’s Damage Termination Notice shall be of no force or effect, but if such repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.

11.2.4      Further, in the event that the Premises or the Building are destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term (except that, in the event that Tenant shall have exercised its option to renew pursuant to the Extension Option Rider attached to this Lease, such twelve (12) month period shall be the last twelve (12) months of the Option Term), then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease if the repair of such damage is reasonably expected by Landlord to require more than thirty (30) days to substantially complete, and to the extent such destruction or damage constitutes a Tenant Damage Event and the repair of same is reasonably expected by Landlord to require more than sixty (60) days to substantially complete (or more than thirty (30) days to substantially complete during the last six (6) months of the Lease Term), Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within thirty (30) days after the date such party becomes aware of such damage or destruction.  If either Landlord or Tenant exercises any of its options to terminate this Lease as provided above in this Section 11.2:  (i) this Lease shall cease and terminate as of the date set forth in such party’s termination notice, which termination date shall be no less than thirty (30) days and no more than one hundred twenty (120) days after such termination notice is delivered to the other party; provided, however, that if the termination notice is delivered as a result of a casualty damage occurring during the last twelve (12) months of the Lease Term, such termination date shall be no less than thirty (30) days and no more than forty-five (45) days after such termination notice is delivered to such other party; and if Landlord is the party delivering such termination notice at any time other than during the last twelve (12) months of the Lease Term, Tenant shall have the right to extend the termination date to a date which is one hundred twenty (120) days after such termination notice is delivered to Tenant if Landlord selects a termination date which is shorter than such one hundred twenty (120) day period; (ii) Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination subject to abatement as provided in Section 11.1 above; and (iii) both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

11.3         Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Real Property is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

ARTICLE 12

NONWAIVER

No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.  Tenant’s payment of Rent after a default by Landlord shall not constitute a waiver by Tenant of any such default by Landlord under this Lease.

ARTICLE 13

CONDEMNATION

13.1         Permanent Taking.  If all or any portion of the Premises, the Building or the Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice to Tenant, effective as of the date possession is required to be surrendered to the taking authority; provided, however, that (i) Landlord shall only have the right to terminate this Lease as provided herein if Landlord terminates the leases of all tenants in the Building similarly affected by the taking which leases contain similar termination rights in favor of Landlord as provided herein, and (ii) to the extent that the Premises are not adversely affected by such taking and Landlord continues to operate the Building as an office building, Landlord shall not terminate this Lease.  If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken or if access to and/or use of more than twenty-five (25%) of the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice to Landlord, which termination shall be effective as of the date possession is required to be surrendered to the taking authority.  Landlord shall be entitled to receive the entire award or payment in connection with any such taking, except that (A) Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s Property belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, for the unamortized cost of the Tenant Improvements and Alterations (to the extent paid for by Tenant from Tenant’s own funds and not from any improvement allowance provided by Landlord), interruption of or damage to Tenant’s business, and for moving expenses, so long as such claim is payable separately to Tenant, and (B) Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the “bonus value” of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the taking authority as the award for compensation for the leasehold estate.  All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs shall be equitably abated in proportion to the ratio that the rentable square feet of the Premises which is taken bears to the total rentable square footage of the Premises, and Landlord shall at its sole expense restore the Building in which the remainder of the Premises are located to any architecturally complete and functional condition; provided, however, that if less than all, but a substantial portion, of the Premises is unfit for occupancy and the remainder of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from the portion of the Premises so damaged and such remaining portion, then the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs for the entire Premises shall be abated for such period that Tenant continues to be so prevented from using, and does not use the entire Premises.  Tenant’s abatement period shall continue until Tenant has been given reasonably sufficient time, and reasonably sufficient access to the Premises, the Parking Facilities and/or the Building, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed and/or damaged as a result of such eminent domain taking and to move in over one (1) weekend.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

13.2         Temporary Taking.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises or access thereto for a period of nine (9) months or less, then this Lease shall not terminate but the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises; provided, however, that if only a portion of the Premises is unfit for occupancy and the remainder of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then the Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs for the entire Premises shall be abated for the period of such taking.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1         Transfers.  Except as provided in Sections 14.6 and 14.7 below and Section 8.4 above, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees, agents, consultants and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the material terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer (but not any documentation relating solely to the sale (if any) of Tenant’s or an Affiliate’s business to such Transferee), including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord and identified in a written notice delivered to Tenant within five (5) days after Landlord’s receipt of such financial statements which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space.  Except as provided in Sections 14.6 and 14.7 below, any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease subject to applicable notice and cure periods.  Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s actual, documented and reasonable legal fees (not to exceed $2,500.00 in any one instance) incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2         Landlord’s Consent.  Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Landlord shall notify Tenant of Landlord’s consent or reasonable disapproval of any such Transfer within fifteen (15) days after Landlord’s receipt of the Transfer Notice and all other information required to be delivered by Tenant to Landlord in connection with such proposed Transfer as set forth in Section 14.1 above.  In the event that Landlord fails to notify Tenant in writing of such approval or disapproval within such fifteen (15) day period, and such failure continues for an additional five (5) days after Tenant notifies Landlord of such failure, then Landlord shall be deemed to have approved such Transfer.  The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1      The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Real Property as a first-class multi-tenant office building project;

14.2.2      The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease or which would violate an exclusive use right of another tenant of the Project (in connection with this Section 14.2.2 upon written request from Tenant, not more than one (1) time in any six (6) month period, Landlord shall provide Tenant a list of the then exclusive use rights of the then existing tenant(s) of the Project, if any);

14.2.3      The Transferee is either a governmental agency or instrumentality thereof (i) which is that of a foreign country, or (ii) which is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a Comparable Building, or (iii) which is capable of exercising the power of eminent domain or condemnation, unless, and only to the extent, Landlord has leased space to, or approved subleases with, comparable (in terms of use, security issues, express or implied power of eminent domain, reputation, character and size of space in  the Project) governmental agencies or instrumentalities thereof;

14.2.4      The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.5      Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building and/or any other portions of the Project owned by Landlord at the time of the request for consent and Landlord in fact has sufficient space in the Building and/or such other portions Project owned by Landlord meeting such proposed transferee’s space requirements (provided, however, that this clause (i) shall not apply to the existing tenant of space in the Building as of the date of execution of this Lease), or (ii) is currently negotiating with Landlord to lease space in the Building and/or any other portions of the Project owned by Landlord at the time Tenant delivers to Landlord the Transfer Notice and Landlord in fact has sufficient space in the Building and/or such other portions Project owned by Landlord meeting such proposed transferee’s space requirements.  For purposes hereof, the term “negotiating” shall mean either the exchange of letters of intent or lease proposals, or the preparation and/or negotiation of lease documents; however, a 2-month lull in the exchange of any such documents (including lease drafts) shall constitute cessation of negotiations.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may, within six (6) months after Landlord’s consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

14.3         Transfer Premium.  Except as otherwise provided in Sections 14.6 and 14.7 below, if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee.  “Transfer Premium” shall mean all rent, additional rent, parking charges and other consideration received from such Transferee in excess of the Rent, Additional Rent, parking charges and other consideration payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the actual, reasonable and documented expenses incurred by Tenant for the following (collectively, the “Subleasing Costs”):  (i) any changes, alterations and improvements made to the Premises, and/or any tenant improvement allowance, space planning allowance, moving allowance or other out-of-pocket monetary concessions paid or provided by Tenant to the Transferee, in connection with the Transfer; (ii) any brokerage commissions and advertising expenses in connection with the Transfer; and (iii) reasonable legal fees incurred by Tenant in negotiating the Transfer and obtaining Landlord’s consent thereto (including Landlord’s attorneys’ fees); (iv) any costs to buy-out or takeover the previous lease of a Transferee; and (v) the Rent paid to Landlord by Tenant for all days that Tenant has vacated the Subject Space following the later of (A) the date the Subject Space was first vacated by Tenant, (B) the date Landlord receives a factually correct written notice of Tenant’s intention to assign or sublet the Subject Space, and (C) the date Landlord receives a factually correct written notice that the Subject Space has been listed with an outside brokerage firm for marketing to third party tenants, up to the effective date of the sublease or assignment covering said Subject Space, or, if earlier, the date Tenant’s assignee or subtenant takes possession of the Subject Space or Tenant ceases to list the Subject Space with an outside brokerage firm for marketing to third party tenants.  The Transfer Premium shall not apply to any assignment or sublease to an Affiliate or a sublease to a Business Affiliate pursuant to the provisions of Sections 14.6 and 14.7 below.  “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer but not sales proceeds from the sale of Tenant or an Affiliate, and any payment in excess of fair market value for services rendered by Tenant to the Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  Under no circumstances shall Landlord be paid any Transfer Premium until Tenant has recovered all Subleasing Costs for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth and included in Subleasing Costs, are less than such Subleasing Costs, the amount of the excess Subleasing Costs shall be carried over to the next year and then deducted from gross revenues with the procedure repeated until a Transfer Premium is achieved.

14.4         Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant or by an authorized officer of Tenant, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease.  Landlord or its authorized representatives shall have the right at all reasonable times and upon prior reasonable notice to Tenant to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency together with interest thereon at the Interest Rate, and if found understated by more than five percent (5%), Landlord’s cost of such audit.

14.5         Additional Transfers.  For purposes of this Lease, the term “Transfer” shall also include:  (i) if Tenant is a partnership (including a limited liability partnership), the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation or limited liability company (i.e., whose stock or membership interests are not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or membership interests of Tenant within a twelve (12)-month period (other than transfer of voting shares or membership interests to immediate family members by reason of gift or death) or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.  Notwithstanding the foregoing, to the extent that the Transfer is of a type described in this Section 14.5, the terms and conditions of Section 14.3 shall not apply with respect thereto.

14.6         Affiliated Companies/Restructuring of Business Organization.  For purposes hereof an “Affiliate” shall mean (i) United Online, (ii) Juno Online Services, Inc., a Delaware corporation (“Juno”), (iii) a parent or subsidiary of Tenant, United Online or Juno, (iv) any person or entity which controls, is controlled by or is under common control with Tenant, United Online or Juno, (v) any entity which purchases all or substantially all of the assets (together with an assignment of this Lease) and/or stock of Tenant, United Online or Juno, or (vi) any entity into which Tenant, United Online or Juno is merged or consolidated.  Notwithstanding anything to the contrary contained in this Lease, neither (A) the Transfer by Tenant to any Affiliate, nor (B) the assignment or pledge of this Lease by Tenant to any solvent, nationally recognized bank, national banking association or other financial institution having a long term rating of A- or higher as rated by Standard & Poor’s (collectively, the “Qualified Bank”), as collateral for purposes of securing a loan from such Qualified Bank to Tenant (hereinafter, a “Collateral Assignment”), shall be subject to Landlord’s prior consent or the provisions of Section 14.4 above, or Landlord’s right to receive any Transfer Premium pursuant to Section 14.3, provided that:

14.6.1      any such Affiliate was not formed, and such Transfer or Collateral Assignment was not entered into, as a subterfuge to (i) avoid the obligations contained in this Article 14, or (ii) adversely affect the ability of Tenant to satisfy its obligations under this Lease or the ability of United Online to satisfy its obligations under the Guaranty of Lease provided to Landlord pursuant to Section 26.31 below;

14.6.2      Tenant gives Landlord prior notice of any such Transfer to the Affiliate, which notice shall include current financial statements of Tenant and the Affiliate (and United Online, if applicable, pursuant to Section 14.6.3(iii)(B) below) which Tenant reasonably believes satisfies the net worth requirement in Section 14.6.3 below, and certified as accurate by an officer thereof; provided, however, (i) no such financial statements shall be required with respect to any such Transfer to United Online or sublease of a portion of the Premises to Juno, and (ii) with respect to any Transfer to any Affiliate which is other than United Online, if as of the effective date of such Transfer, Tenant or any such Affiliate is a subsidiary of United Online and do not maintain separate financial statements, then the financial statements required to be delivered by Tenant under this Section 14.6.2 shall be the consolidated financial statement of United Online, Tenant and/or such Affiliate (as applicable);

14.6.3      Tenant and such Affiliate Transferee have as of the effective date of any such Transfer (the “Effective Transfer Date”) a net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations under such Transfer (if the Transfer is a pledge of this Lease, such net worth test shall only apply if this Lease is subsequently foreclosed upon or the security interest in this Lease is perfected by the pledgee); provided, however, the provisions of this Section 14.6.3 shall not apply to (i) any Collateral Assignment, or (ii) any Transfer to United Online or any sublease of a portion of the Premises to Juno, or (iii) any other Transfer to an Affiliate if, as of the Effective Transfer Date, United Online (or its successor) is the Guarantor under the Guaranty of Lease and has a net worth, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset) at least equal to $100,000,000.00 (provided, however, if United Online [or its successor] fails to meet such net worth test, Tenant may provide to Landlord prior to the Effective Transfer Date, the Additional Letter of Credit, as defined below, as an alternative to meeting such net worth test);

14.6.4      any such Transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and any assignee under an assignment of this Lease (which for purposes hereof excludes any entity in a transaction involving only the transfer of Tenant’s stock so long as Tenant remains in effect after such stock transfer, but includes, without limitation, the pledgee or Qualified Bank under the pledge or Collateral Assignment at the time this Lease is foreclosed upon or the security interest in this Lease is perfected by such pledgee or Qualified Bank) shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord within ten (10) days after the effective date of such assignment (or foreclosure or perfection, as the case may be), all the obligations of Tenant under this Lease; and

14.6.5      Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

“Control”, as used in this Section 14.6, shall mean the possession, direct or indirect, of the power or cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.  “Additional Letter of Credit”, as used in this Section 14.6, shall mean an irrevocable and unconditional negotiable standby letter of credit (1) in favor of Landlord, as beneficiary, (2) maintained in effect for a period from the Effective Transfer Date through the date which is one hundred twenty (120) days after the Lease Expiration Date, as may be extended pursuant to the Extension Option Rider (the “Additional LC Expiration Date”), and (3) in an amount (the “Additional LC Amount”) equal to the sum of $3,948,905.40 (the “Fixed LC Amount”), plus the Reducible LC Amount.  For purposes hereof, the “Reducible LC Amount” shall mean the sum of the unamortized portion of each of (x) the brokerage commissions paid or incurred by Landlord in connection with this Lease (including any First Offer Space leased by Tenant pursuant to Section 1.4 above, if applicable), plus (y) the Tenant Improvement Allowance paid for or provided by Landlord for the Premises pursuant to the Tenant Work Letter (and any tenant improvement allowance paid or provided by Landlord for any First Offer Space leased by Tenant pursuant to the Section 1.4 above, if applicable), plus (z) the Abated Rent provided in Section 3.2 above (and any free or abated rent provided by Landlord for any First Offer Space leased by Tenant pursuant to the Section 1.4 above, if applicable).  The amounts set forth in clauses (x) through (z) hereinabove shall be amortized on a straight-line basis over the initial Lease Term with respect to the Premises (and the initial lease term with respect to any First Offer Space leased by Tenant pursuant to Section 1.4 above, if applicable), and the unamortized portion thereof for purposes of calculating the Reducible LC Amount shall be determined based upon the unexpired portion of the initial Lease Term (or the initial lease term for the First Offer Space, as the case may be) remaining as of the Effective Transfer Date (hereinafter the “Remainder Period”).  The form of the Additional Letter of Credit and the terms and provisions governing the same shall be in accordance with the applicable provisions of the Letter of Credit Rider attached hereto (the “LC Rider”), with the following modifications (which modifications shall also apply to Exhibit ”1” to the LC Rider): (I) for purposes of this Section 14.6, only, all references in the LC Rider to (a) the “Letter of Credit” shall mean the “Additional Letter of Credit”, (b) the “Letter of Credit Amount” shall mean the “Additional LC Amount”, and (c) the “LC Expiration Date” shall mean the “Additional LC Expiration Date”; (II) the Bank issuing the Additional Letter of Credit must be reasonably acceptable to Landlord and meet the criteria set forth in the first sentence of Section 1 of the LC Rider (such Bank may be Silicon Valley Bank if its meets such criteria or is otherwise reasonably approved by Landlord); (III) the Fixed LC Amount shall never be subject to reduction notwithstanding Section 8 of the LC Rider to the contrary; and (IV) only the Reducible LC Amount shall be decreased pursuant to Section 8 of the LC Rider, but each applicable Reduction Date and reduction look-back date for such reduction, and the amount of such reduction, shall be as set forth in the following schedule, which shall replace the schedule set forth in Section 8 of the LC Rider:

Reduction Look-Back Date	Reduction Date	Reduction Amount
Each annual anniversary of the Effective Transfer Date	The 45th day after the applicable reduction look-back date	The original Reducible LC Amount divided by the number of years within the Remainder Period

14.7         Business Affiliates.  Notwithstanding anything to the contrary contained in this Article 14, Tenant shall have the right, without being subject to Landlord’s prior consent, or Landlord’s right to receive a Transfer Premium pursuant to Section 14.3 above, but upon at least ten (10) days’ prior written notice to Landlord, to sublease, license or let or otherwise permit occupancy of, up to an aggregate of ten percent (10%) of the Premises, to individuals, clients, agents or independent contractors (each a “Business Affiliate”) which sublease, license or occupancy agreement, as the case may be, to a Business Affiliate shall be on and subject to all of the following conditions:  (i) Tenant shall either have a business relationship (relating to the primary business of Tenant conducted in the Premises) with each such Business Affiliate or Tenant shall have at least a twenty percent (20%) voting or equity interest in such Business Affiliate; (ii) all such Business Affiliates shall be of a character and reputation consistent with the quality of the Building and Project as a first-class multi-tenant office building project; (iii) all such Business Affiliates shall use the Premises in conformity with the all applicable provisions of this Lease; (iv) no such Business Affiliate shall be a governmental agency or instrumentality thereof described in Section 14.2.3 above which would permit Landlord to refuse consent to Tenant’s proposed sublease, license or occupancy agreement pursuant to Section 14.2.3 if such sublease, license or occupancy agreement did not otherwise qualify under this Section 14.7; (v) such sublease, license or occupancy agreement is not a subterfuge by Tenant to avoid its obligations under this Article 14; (vi) there shall be no separate demising walls or entrances to the space which is the subject of such sublease, license or occupancy agreement; and (vii) each such sublease, license and occupancy agreement shall be subject to and subordinate to all of the terms and provisions of this Lease.  No such sublease, license or occupancy agreement, as the case may be, shall relieve Tenant from any liability under this Lease.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP
AND REMOVAL OF TRADE FIXTURES

15.1         Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2         Removal of Tenant’s Property by Tenant.  All articles of personal property and all business and trade fixtures, machinery and equipment (including computer systems, UPS, communications, security, networking and telecommunications equipment and viewing screens, a/v and video equipment, built-in television sets and projection screens), generators, signs, furniture, free standing (but not built-in) cabinet work, movable partitions and other articles of personal property unique to Tenant’s operations and owned by Tenant or any person claiming under Tenant or installed by Tenant at its expense in the Premises, including the Supplemental Roof HVAC Equipment (collectively, “Tenant’s Property”), whether bolted or otherwise, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term, and if so removed by Tenant, Tenant shall, at its own expense, promptly repair all damage to the Premises and Building resulting from such removal.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs, casualty damage and condemnation damage which are specifically made the responsibility of Landlord hereunder excepted.  Subject to the terms of Section 8.3 above, upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and all such items of Tenant’s Property installed or placed in the Premises, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to:  (i) for the first (1st) two (2) months of holdover, the greater of (A) one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this

Lease, or (B) the fair market rental rate for the Premises as of the commencement of such holdover period; and (ii) after such two (2) months of holdover, the greater of (A) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease prior to such holdover, or (B) one hundred twenty-five percent (125%) of the fair market rental rate for the Premises as of the commencement of such holdover period.  Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.  Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, and such indemnification by Tenant shall specifically include, without limitation, “Rental Loss Damages” which for purposes hereof shall mean any claims made by any succeeding tenant founded upon such failure to surrender, any lost profits to Landlord resulting therefrom, and any liability or loss Landlord may reasonably expect to incur in connection with the delay of the delivery of the Premises to the successor tenant; provided, however, that notwithstanding the foregoing, Landlord shall not be entitled to recover any such Rental Loss Damages from Tenant with respect to the first (1st) month of such holdover.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within fifteen (15) business days following a request in writing by a party, the other party shall execute and deliver to the requesting party an estoppel certificate, which shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof, if Landlord is the requesting party, or by any Transferee or proposed Transferee or lender or buyer of Tenant if Tenant is the requesting party), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by the requesting party.  Appropriate modifications shall be made to Exhibit E when Tenant is the party requesting the estoppel certificate.  Failure of a party to execute and deliver such estoppel certificate within such 15 business-day period, where such failure continues for an additional five (5) days after a subsequent notice of such failure is delivered by the requesting party to such party, shall constitute an acknowledgment by such party that statements included in the estoppel certificate delivered to such party by the requesting party made in connection with a proposed sale or financing by Landlord, or proposed Transfer or sale by or loan to Tenant, as the case may be, are true and correct, without exception.

ARTICLE 18

SUBORDINATION

18.1         Subordination.  Subject to Tenant’s receipt of an appropriate subordination, non-disturbance and attornment agreement(s) as set forth below in this Article 18, this Lease is subject and subordinate to all present and future ground or underlying leases of the portion of the Real Property upon which the Building is located and to the lien of any mortgages or trust deeds, now or hereafter in force against the Building and such portion of the Real Property, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Notwithstanding any contrary provision of this Article 18, a condition precedent to the subordination of this Lease to any future mortgage, deed of trust, ground or underlying lease is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the mortgagee, beneficiary or lessor under such future instrument (“Non-Disturbance Agreement”).  Such commercially reasonable Non-Disturbance Agreement(s) shall include the obligation of any such successor ground lessor, mortgage holder or lien holder (“Lien Holder”) to recognize Tenant’s abatement, offset and other rights specifically set forth in this Lease and recognize and agree that Lien Holder shall be bound by and responsible for all obligations of Landlord with respect to the Letter of Credit, to the extent the Letter of Credit has been assigned to the Lien Holder.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if required to do so pursuant to any Non-Disturbance Agreement executed by Tenant pursuant to this Article 18, and to recognize such purchaser or lessor as the lessor under this Lease.  Tenant shall, within thirty (30) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases  in accordance with the terms of this Article 18.

18.2         Existing Mortgage.  Landlord represents and warrants to Tenant that as of the date of execution of this Lease, the Real Property is encumbered by a deed of trust in favor of U.S. Bank National Association, a national banking association (“Existing Lender”), and there are no other deeds of trust or ground leases encumbering the Real Property.  Prior to or concurrently with the execution of this Lease, Landlord and Tenant shall execute and deliver to the other party, and within one hundred eighty (180)  days after execution of this Lease Landlord shall cause the Existing Lender to execute and deliver to the parties, a subordination, non-disturbance and attornment agreement in the form of Exhibit G attached hereto (the “Existing Lender SNDA”).  If Tenant does not receive a fully-executed Existing Lender SNDA within such 180-day period, then as Tenant’s sole and exclusive remedy therefor, Tenant shall receive a monthly abatement of Base Rent otherwise payable by Tenant under this Lease in the amount of $10,000.00 per month for each month occurring after the expiration of such 180-day period (pro-rated for any partial month) until the fully-executed Existing Lender SNDA is received; such abatement shall be applied to the first Base Rent next due and payable under this Lease.

ARTICLE 19

DEFAULTS; REMEDIES

19.1         Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1      Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days after written notice of delinquency; or

19.1.2      Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; any such notice delivered by Landlord shall, at Landlord’s option, be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar successor law.

19.2         Remedies Upon Default.  Upon the occurrence of any default by Tenant pursuant to Section 19.1 above which remains uncured after expiration of the applicable notice and cure period set forth in Section 19.1 above, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any additional notice or demand whatsoever (except as required by applicable Laws).

19.2.1      Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)            The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)          The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing (to the extent not duplicative) as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate (as defined in Section 4.5 of this Lease).  As used in Paragraph 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2      Unless the Lease has been terminated, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3      Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes).  Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3         Payment by Tenant.  Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above.  Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4         Sublessees of Tenant.  If Landlord elects to terminate this Lease on account of any default by Tenant as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5         Waiver of Default.  No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained.  Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.  The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.  Nothing herein shall be deemed to constitute a waiver of Tenant’s equitable right to redeem, by order or judgment of any court, Tenant’s right of occupancy of the Premises after any termination of this Lease.

19.6         Efforts to Relet.  For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder.  If Landlord elects to terminate this Lease pursuant to Section 19.2.1 above following Tenant’s default, Landlord shall use commercially reasonable efforts to mitigate its damages to the extent required by applicable Laws.  The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

19.7         Landlord’s Default.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (i) in the event a failure by Landlord is with respect to the payment of money, Landlord fails to pay such unpaid amounts within ten (10) business days of notice from Tenant that the same was not paid when due, or (ii) in the event a failure by Landlord is other than (i) above, Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in default under this Lease if Landlord commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity (provided, however, in no event shall Landlord be liable to Tenant for lost profits, loss of business or other consequential damages).

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, so long as Tenant is not in default under this Lease and any applicable notice of such default has been delivered and any applicable cure period has expired, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SIGNS

21.1         Full Floor Tenants.  If any portion of the Premises above the ground floor of the Building comprises an entire floor of the Building, Tenant, at its sole cost and expense (which cost may be deducted from the Tenant Improvement Allowance), may install identification signage (including Tenant’s name and logo) anywhere on such full floor(s) of the Premises, including the elevator lobby of such full floor(s), provided that such signs are not visible from the exterior of the Building.

21.2         Multi-Tenant Floor Tenants.  If the Premises are located on the ground floor of the Building, or if Tenant occupies less than an entire floor which is part of the Premises, Tenant’s (or Tenant’s assignee’s or subtenants’) identifying signage on such floor shall:  (i) be located at the entrance to the Premises (which may be located on the Premises’ entry doors); (ii) be provided by Landlord, at Tenant’s sole cost and expense (which cost may be deducted from the Tenant Improvement Allowance); (iii) comply with Landlord’s building standard signage program; and (iv) be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.  In addition, if any portion of the Premises is located on a multi-tenant floor above the ground floor, Landlord shall provide, at Landlord’s expense, Building Standard directorial signage for such space in the elevator lobby of such floor.

21.3         Building Directory.  Tenant shall be entitled, at Landlord’s cost, to Tenant’s Share of the ground floor lobby directory located in the ground floor lobby of the Building to list thereon Tenant’s name, Tenant’s employees’ names, the names of any Affiliate to which Tenant’s interest in this Lease or the Premises has been assigned or sublet pursuant to Section 14.6 above (and such Affiliate’s employees), and/or the names of any approved Transferees and their employees.

21.4         Prohibited Signage and Other Items.  Except as expressly provided in this Article 21, Tenant may not install any signs, notices, logos, pictures, names or advertisements on the exterior or roof of the Building or the common areas of the Building or the Real Property or anywhere which can be seen from outside the Premises.  Any signs, window coverings, blinds or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole discretion.  Any such signs, notices, logos, pictures, names, advertisements, window coverings, blinds or other items visible from the exterior of the Premises or Buildings which are installed and that have not been individually approved by Landlord pursuant to this Article 21 or otherwise may be removed without notice by Landlord at the sole expense of Tenant.

21.5         Tenant’s Exterior Signage Rights.

21.5.1      Building Top Signs.  Subject to the approval of all applicable governmental authorities, and compliance with all applicable Laws, the Underlying Documents (including the signage guidelines thereof) and all other recorded covenants, conditions and restrictions affecting the Real Property (collectively, the “Signage Restrictions”), and the terms of this Section 21.5, Tenant shall have the right to install, at Tenant’s cost, one (1) identification sign on the top of the exterior of the Building at each of two (2) of the three (3) available Building top locations depicted on Exhibit I-1 attached hereto (as selected by Tenant), for a total of two (2) Building top signs (collectively, the “Building Top Signs”).  Tenant may display only one (1) name and accompanying logo on a Building Top Sign (which can be a different name and accompanying logo than that placed on the other Building Top Sign); such single name to be placed on a Building Top Sign shall be any of “NetZero,” “United Online” or “Juno”, only (subject, however, to the provisions of Section 21.5.5 below).  Landlord agrees that (i) while Tenant retains its rights herein to two (2) Building Top Signs, Landlord shall not permit more than three (3) building top signs to be displayed on the Building at the same time, and (ii) Landlord shall not permit any other signs to be displayed in the location selected by Tenant for the applicable Building Top Sign while Tenant retains its right herein to such Building Top Sign.

21.5.2      Monument Signs.  Subject to the Signage Restrictions and the terms of this Section 21.5, Tenant shall have the non-exclusive right to install, at Tenant’s cost, one (1) identification sign on each of the three (3) tenant identification panels/slots on the multi-tenant shared signage monument located in front of the Building (the “Building Monument”) for a total of three (3) Tenant identification signs (collectively as “Tenant’s Monument Signs”).  Each of the Tenant’s Monument Signs shall (i) be located below the top tenant identification panel/slot on the Building Monument, and (ii) display only one (1) name and accompanying logo on each such tenant identification panel/slot (which can be a different name and accompanying logo than that placed on the other tenant identification panel/slots); such single name to be placed on a tenant identification panel/slot shall be any of “NetZero,” “United Online” or “Juno”, only, (subject, however, to the provisions of Section 21.5.5 below).  Notwithstanding the foregoing, but subject to the Signage Restrictions and any existing restrictions contained in any existing leases of the Building, Tenant may elect to have Tenant’s Monument Sign be one (1) large sign displaying up to three (3) of any such names and accompanying logos thereon within the same area contained within the three (3) tenant identification panels/slots described hereinabove.

21.5.3      Specifications.  The graphics, materials, color, design, lettering, lighting, size, specifications, manner of affixing and exact location of the Building Top Signs and Tenant’s Monument Signs (Tenant’s Monument Signs and the Building Top Signs are sometimes collectively referred to herein as the “Exterior Signs”) shall be consistent with the signage program for the Building and Project, as reasonably determined by Landlord, and subject to Landlord’s reasonable approval which shall not be unreasonably withheld, conditioned or delayed.  Landlord hereby approves the proposed colors and name and logo configurations for the Exterior Signs attached hereto as Exhibit I-2 (but all other specifications, including size and spacing, for the Exterior Signs shall be subject to Landlord’s approval as provided above).  Landlord shall reasonably cooperate with Tenant in obtaining the necessary governmental approvals and permits for the Exterior Signs.

21.5.4      Costs.  Tenant shall pay for all costs and expenses related to the Exterior Signs and the Building Monument, including, without limitation, costs of the design, acquisition, construction, installation, maintenance, insurance, utilities, repair and replacement thereof; provided, however:  (i) Tenant shall not be obligated to pay for any of the costs of the design, development, permitting, acquisition, construction, replacement and/or installation of the Building Monument (other than such costs pertaining to Tenant’s Monument Signs), and Tenant shall only pay a pro-rata portion of all other costs with respect to the Building Monument (as reasonably determined by Landlord or by any common area association formed for LNR Warner Center which maintains the Building Monument) during the period that more than one tenant has an identification sign thereon (although Tenant shall pay the full amount of such costs as they pertain to Tenant’s Monument Signs thereon); and (ii) the initial installation and acquisition costs for the Exterior Signs may be paid out of the Tenant Improvement Allowance.  Tenant shall install and maintain the Exterior Signs in compliance with all Laws and subject to the applicable provisions of Articles 7 and 8 above.

21.5.5      Transferability; Use by Affiliates.  The rights to the Exterior Signs are personal to the Original Tenant and may not be transferred by the Original Tenant or used by anyone else, except that as set forth above in this Section 21.5, Tenant shall be permitted to place the names and accompanying logos of United Online and/or Juno on the Exterior Signs.  Notwithstanding the foregoing to the contrary, (i) subject to the restrictions in Sections 21.5.1 and 21.5.2 above limiting the number of names and accompanying logos that may be placed on the Exterior Signs at any one time, and (ii) provided that any name and/or logo change on the Exterior Signs to reflect any name change of Tenant, United Online and/or Juno or the identity of any Affiliate assignee or sublessee described below shall not be permitted if they constitute Objectionable Names/Logos (as defined below), Tenant shall have the right, at Tenant’s sole cost and expense, to:  (A) in the event Tenant, United Online and/or Juno changes its company name, to change the names and accompanying logos on the Exterior Signs to reflect such applicable company name change (but without increasing the size of such signs as a result thereof); (B) transfer Tenant’s rights to the Exterior Signs to an Affiliate of Tenant in connection with Tenant’s assignment of its entire interest in this Lease to such Affiliate pursuant to Section 14.6 above and change the name on Tenant’s Exterior Sign(s) to reflect the name of such Affiliate assignee; and (C) place the name and/or accompanying logo of any of Tenant’s Affiliates in place of any of the names and accompanying logos of “NetZero, “ “United Online” and/or “Juno” on any of Tenant’s Exterior Signs (but without increasing the size of such signs as a result thereof), but only during such periods of time that such Affiliate occupies at least (1)thirty-three percent (33%) of the rentable square feet of the original Premises under a sublease or assignment entered into pursuant to Section 14.6 above, in order to use one (1) of the Building Top Signs and one (1) of the Tenant’s Monument Signs, and (2) sixty-six percent (66%) of the rentable square feet of the original Premises under a sublease or assignment entered into pursuant to Section 14.6 above in order to use two (2) or more of the Exterior Signs.  As used herein, the term “Objectionable Names/Logos” shall mean any name or logo which:  (1) relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Project as a first-class multi-tenant office building project, or which would otherwise reasonably offend a landlord of a Comparable Building; or (2) would violate any restrictions on signs currently set forth in the Underlying Documents or in any existing lease at the Project (which restrictions do not prohibit the names of internet service providers, generally).

21.5.6      Loss of Signage Rights.  Notwithstanding anything to the contrary set forth in this Section 21.5, if at any time following the Lease Commencement Date, the Original Tenant, United Online, Juno and/or any Affiliate assignee or sublessee(s) under an assignment or sublease(s) entered into pursuant to Section 14.6 above fail collectively to be in actual and physical possession of:  (i) at least sixty-six percent (66%) of the rentable square feet of the original Premises, Tenant shall thereafter have signage rights pursuant to this Section 21.5 to only one (1) Building Top Sign and only two (2) Tenant’s Monument Signs; or (ii) at least thirty-three percent (33%) of the rentable square feet of the original Premises, Tenant shall thereafter no longer have any rights to any of the Exterior Signs.

21.5.7      Insurance/Maintenance/Removal.  Tenant shall be responsible for maintaining insurance on the Exterior Signs as part of the insurance required to be carried by Tenant pursuant to Section 10.3.2 above.  Should the Exterior Signs require maintenance, repairs and/or replacement as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs, replacement and/or maintenance to be performed within ten (10) business days after receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs, replacement and/or maintenance are reasonably expected to require longer than ten (10) business days to perform, Tenant shall commence such repairs, replacement and/or maintenance within such ten (10) business day period and shall diligently prosecute such repairs, replacement and maintenance to completion.  Should Tenant fail to perform such maintenance, repairs and/or replacement within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual and reasonable costs of such work.  Upon the expiration or earlier termination of this Lease (or prior to such expiration or earlier termination, upon Tenant’s loss of any of its rights to the Exterior Signs pursuant to Section 21.5.6 above), Tenant shall, at Tenant’s sole cost and expense, cause to be removed all such Exterior Signs (or those Exterior Signs to which Tenant no longer has any rights, as the case may be), and Tenant shall repair all damage occasioned thereby and restore the affected areas to their original condition prior to the installation of such signage so required to be removed, ordinary wear and tear and damage by casualty excepted.  If Tenant fails to timely remove such signage and repair and restore the affected areas as provided in the immediately preceding sentence, on five (5) business days’ notice to Tenant, then Landlord may perform such work, and all reasonable out-of-pocket costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of invoice therefor including interest at the Interest Rate.  The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

ARTICLE 22

COMPLIANCE WITH LAWS

Tenant shall not do anything or suffer anything to be done in or about the Premises or Buildings which will in any way conflict with any federal, state or local laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, including, without limitation the Americans with Disabilities Act of 1990 and the Entitlements defined in Section 1.1.4 above (collectively, the “Laws”).  At its sole cost and expense, Tenant shall promptly comply with all such Laws, including, without limitation, the making of any alterations and improvements to the Premises.  Notwithstanding the foregoing to the contrary, Landlord shall be responsible for making all alterations and improvements required by applicable Laws with respect to the items which are Landlord’s responsibility to repair and maintain pursuant to Section 7.2 of this Lease; provided, however, that Tenant shall reimburse Landlord, within thirty (30) days after invoice, for the costs of any such improvements and alterations and other compliance costs to the extent necessitated by or resulting from (i) any Alterations or Tenant Improvements installed by or on behalf of Tenant, (ii) the negligence or willful misconduct of Tenant or Tenant’s agents, contractors, employees or licensees that is not covered by insurance obtained, or required to be obtained by, Landlord as part of Operating Expenses and as to which the waiver of subrogation applies, and/or (iii) Tenant’s specific manner of use of the Premises (as distinguished from general office use).

ARTICLE 23

ENTRY BY LANDLORD

23.1         Entry by Landlord.  Subject to the terms of Section 23.2 below, Landlord reserves the right at all reasonable times and upon at least 48 hours’ advance written notice to Tenant (except no such notice shall be required in emergencies) to enter the Premises to:  (i) inspect them; (ii) show the Premises to prospective purchasers, or mortgagees, or to the ground or underlying lessors and, during the last year of the Lease Term, to prospective tenants; (iii) post reasonable and customary notices of nonresponsibility; and/or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable Laws, or for structural alterations, repairs or improvements to the Building which Landlord is required to perform under this Lease.  Notwithstanding anything to the contrary contained in this Article 23, but subject to Section 23.2 below, Landlord may enter the Premises at any time to:  (A) perform regularly scheduled services required of Landlord; and (B) subject to all applicable terms and provisions of this Lease, perform any covenants of Tenant which Tenant fails to perform.  Any such entries shall be without the abatement of Rent (except as expressly provided in Section 6.5 above) and shall include the right to take such reasonable steps as required to accomplish the stated purposes.  Subject to Landlord’s indemnity of Tenant in Section 10.1.2 above, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

23.2         Secured Areas.  Notwithstanding anything to the contrary set forth above, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  Landlord may not enter such Secured Areas except in the case of emergency or to comply with Landlord’s obligations under this Lease, or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with two (2) business days’ prior written notice of the specific date and time of such Landlord inspection.

23.3         Landlord’s Covenants.  Notwithstanding anything to the contrary set forth above in this Article 23, Landlord agrees to (i) use commercially reasonable efforts to minimize interference with Tenant’s Permitted Use of and access to the Premises as a result of Landlord’s exercise of its entry rights under this Article 23, and (ii) absent an emergency, or Landlord’s entry to perform its obligations under this Lease, (A) conduct and schedule Landlord’s entries after Business Hours, and (B) at Tenant’s option, Landlord shall be accompanied by a representative of Tenant if such representative is reasonably made available to Landlord.

ARTICLE 24

TENANT PARKING

24.1         Tenant’s Parking Passes.  Throughout the Lease Term, as may be extended, and during the Early Occupancy Period, Tenant shall have the right to use the number and type (reserved and unreserved) of parking passes set forth in Section 10.1 of the Summary (collectively, the “Parking Allotment”).  The Reserved Parking Passes within the Parking Allotment shall be located in those Parking Facilities (and in those exact locations) designated in Section 10.1 of the Summary, and the Unreserved Parking Structure Passes within the Parking Allotment shall be located in the unreserved parking areas of the Phase III Parking Structure as set forth in Section 10.1 of the Summary.  The remainder of Tenant’s unreserved parking passes within the Parking Allotment shall be on a first-come, first-serve basis located in the Phase III Parking Structure and/or in the unreserved parking areas of the surface parking areas within the Project as may be designated by Landlord from time to time (in Landlord’s sole discretion). All of Tenant’s parking passes shall be available for parking by Tenant’s employees, and Tenant’s subtenants and assignees (including Affiliates and Business Affiliates) pursuant to subleases and assignments entered into in accordance with Article 14 above.  Notwithstanding anything to the contrary contained in this Lease, Landlord hereby agrees that, unless otherwise required or prohibited by the Underlying Documents, if Landlord ever restricts areas within those unreserved parking areas located in the Phase III surface parking areas depicted on Exhibit A-6 attached hereto (the “Restricted Phase III Surface Parking Area”) for specific tenants of the Project or of a building or buildings to park in, Landlord shall restrict such areas to the tenants of the Building (and, at Landlord’s option, to the tenants of Building G and/or visitors of the Project); the foregoing shall not, however, limit Landlord’s ability to provide single reserved parking spaces within such surface parking areas to any tenants of the Project or their visitors nor affect any of Landlord’s rights set forth in Section 24.4 below.

24.2         Parking Charges.  During the initial Lease Term and Early Occupancy Period, Tenant shall not be charged any parking charges for the use of any of Tenant’s parking passes within the Parking Allotment.  During the Option Term (if exercised pursuant to the Extension Option Rider), Tenant shall be charged for the use of Tenant’s parking passes within the Parking Allotment at the prevailing parking rates charged by Landlord and/or Landlord’s parking operator from time-to-time for reserved and unreserved parking passes, as the case may be, in the applicable Parking Facilities where such parking passes are so located, plus applicable parking taxes (which rates shall not exceed the parking rates charged by owners of the Comparable Buildings for reserved and unreserved parking in comparable structure, covered and/or surface parking facilities, as applicable).

24.3         Additional Parking Passes.  In the event that at any time during the Lease Term (as may be extended) and/or the Early Occupancy Period Tenant needs additional parking passes for use by Tenant’s employees in excess of the parking passes within the Parking Allotment, Tenant shall have the right to rent from Landlord:  (i)  up to an aggregate of twenty (20) additional unreserved, undesignated parking passes, upon ninety (90) days’ prior written notice to Landlord, in which event Tenant shall be obligated to rent such additional unreserved parking passes so designated by Tenant in such notice (herein the “Additional Permanent Parking Passes”) from and after the end of such 90-day notice period and continuing thereafter throughout the Lease Term, as may be extended; and/or (ii) additional unreserved undesignated parking passes (in addition to the parking passes within the Parking Allotment and any additional Permanent Parking Passes rented by Tenant pursuant to clause (i) hereinabove) on a month–to–month basis (herein the “Additional Monthly Parking Passes”), upon written request therefor delivered by Tenant to Landlord, subject, however, to availability as determined by Landlord, and subject to termination of any such month-to-month rental of any or all of such Additional Monthly Parking Passes by either party upon at least thirty (30) days’ advance notice delivered to the other party.  At Tenant’s option, Tenant may lease Additional Monthly Parking Passes prior to exercising its right to lease any Additional Permanent Parking Passes.  Tenant shall be charged for the use of all of the Additional Permanent Parking Passes and Additional Monthly Parking Passes rented by Tenant pursuant to this Section 24.3 at the prevailing parking rates charged by Landlord and/or Landlord’s parking operator from time-to-time for unreserved parking passes in the applicable Parking Facilities where such additional unreserved parking passes are so located, plus applicable parking taxes; provided, however, (A) such parking rates shall be fixed during the first (1st) year of the initial Lease Term (whether or not Tenant rents any such Additional Permanent Parking Passes or Additional Monthly Parking Passes during such first (1st) year) at $65.00 per additional unreserved parking pass per month, plus applicable parking taxes, and (B) such monthly parking rate (exclusive of parking taxes) shall not increase after such (1st) year by more than three percent (3%) per year, calculated on a cumulative and compounded basis (whether or not Tenant is then renting the Additional Permanent Parking Passes or Additional Monthly Parking Passes).

24.4         Limitations on Tenant’s Parking Rights.  Tenant shall abide, and use commercially reasonable efforts to cause its employees and visitors who utilize the Parking Facilities (including the Building H Parking Facilities and the Phase III Parking Structure) to abide, by the Parking Rules and Regulations attached hereto as Exhibit F, as may be reasonably and non-discriminatorily modified by Landlord from time to time, the Underlying Documents and all other recorded covenants, conditions and restrictions affecting the Building and/or the Real Property.  Subject to Landlord’s obligations set forth in the last sentence of Sections 1.1.4 and 24.1 above, and provided the following do not do not cause an Adverse Condition to arise, Landlord may from time to time, without incurring any liability to Tenant and without any abatement of Rent under this Lease (other than as expressly provided in Section 6.5 above):  (i) change the location, size, configuration, design, layout and all other aspects of any of the Parking Facilities; and (ii) temporarily (not to exceed 1-month) close-off or restrict access to any of the Parking Facilities for purposes of permitting or facilitating any such construction, alteration or improvements.  The parking rights provided to Tenant pursuant to this Article 24 are provided solely for use by Tenant’s own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above.  All visitor parking by Tenant’s visitors shall be subject to availability, as reasonably determined by Landlord, parking in such visitor parking areas as may be designated by Landlord from time to time (which visitor parking rate is currently $1.00 per 20 minutes, with a $10.00 maximum), and payment by such visitors of the prevailing visitor parking rate charged by Landlord from time to time; provided, however, Tenant shall have the right to purchase visitor parking validations from Landlord for use by Tenant’s visitors (and not for resale) at a thirty percent (30%) discount.

ARTICLE 25

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 11 of the Summary.  The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term.  If Tenant defaults after expiration of all applicable notice and cure periods with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease.  The Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within thirty (30) days following the expiration of the Lease Term.  Tenant shall not be entitled to any interest on the Security Deposit.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

ARTICLE 26

MISCELLANEOUS PROVISIONS

26.1         Terms.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

26.2         Binding Effect.  Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment, sublease or other transfer by Tenant contrary to the provisions of Article 14 of this Lease.

26.3         No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

26.4         Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Real Property require a modification or modifications of this Lease, which modification or modifications will not result in an Adverse Condition, or cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor.  Landlord shall reimburse to Tenant the actual, documented and reasonable attorneys’ fees incurred by Tenant in reviewing such documents, not to exceed Seven Hundred Fifty Dollars ($750.00).  Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within fifteen (15) business days following the request therefor, the recordation of which shall be at the sole cost and expense of Landlord.

26.5         Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property, the Building and/or this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall be released from all liability under this Lease arising after the effective date of such transfer and transfer of the Letter of Credit (to the extent such liability relates to the interest  transferred) provided such obligations are expressly assumed by the transferee, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder arising after the date of transfer.  The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and Building and any available insurance and condemnation proceeds and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

26.6         Prohibition Against Recording.  Except as provided in Section 26.4 above, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

26.7         Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord beyond such encumbrances as are created by this Lease.

26.8         Captions.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

26.9         Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

26.10       Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

26.11       Time of Essence; Time for Payment.  Time is of the essence of this Lease and each of its provisions.  Whenever in the Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately,” “promptly,” and/or “on demand,” or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the date that the party which is entitled to such payment sends notice to the other party demanding such payment.

26.12       Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

26.13       No Warranty.  In executing and delivering this Lease, neither Landlord nor Tenant has relied on any representation or any warranty or any statement of the other party which is not set forth herein or in one or more of the exhibits or riders attached hereto.

26.14       Landlord Exculpation.  It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and the other portions of the Real Property owned by Landlord and any available insurance and condemnation proceeds, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

26.15       Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  This Lease (including the exhibits and riders which are attached hereto and constitute an integral part of this Lease) contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.  All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.  There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

26.16       Right to Lease.  Subject to Tenant’s right of first offer in Section 1.4 above, and the provisions of Section 26.26 below, Landlord reserves the absolute right to effect such other tenancies in the Building, the Other Existing Buildings and/or any other portion of the Real Property owned by Landlord as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Real Property.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Real Property.

26.17       Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, rain or other inclement weather, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions or inactions, including, without limitation, any delays in obtaining permits or approvals from the applicable governmental authorities, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed on Tenant under the Tenant Work Letter (unless and to the extent TI Force Majeure Delays extend the Lease Commencement Date as specifically provided and subject to the restrictions contained in Section 4.6 of the Tenant Work Letter) or with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, or monetary amounts required to be paid by Landlord pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

26.18       Notices.  All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally or sent by nationally recognized overnight courier (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (A) on the date delivered or rejected if it is mailed as provided in this Section 26.18, or (B) upon the date personal delivery is made or rejected, or (C) upon the date which is one (1) business day after it is sent by nationally recognized overnight courier, as the case may be.  If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail or nationally recognized overnight courier, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

26.19       Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

26.20       Authority.  Each party hereby represents and warrants to the other party that the representing party is a duly formed and existing corporation qualified to do business in the State of California and that the representing party has full right and authority to execute and deliver this Lease and that each person signing on behalf of the representing party is authorized to do so.  Each party is making the foregoing representations knowing that the other party will rely thereon.

26.21       Attorneys’ Fees Jury Trial.  IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER (OR ANY PARTY BRINGS A COUNTERCLAIM AGAINST THE OTHER) IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, ANY CLAIM FOR INJURY OR DAMAGES, AND/OR THE ENFORCEMENT OF ANY REMEDY UNDER OR IN CONNECTION WITH THIS LEASE (INCLUDING ANY EMERGENCY OR STATUTORY REMEDY), THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY AND, IN THE EVENT OF ANY SUCH COMMENCEMENT OF LITIGATION,  OR IN THE EVENT OF THE COMMENCEMENT OF ANY ARBITRATION, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY SUCH REASONABLE COSTS AND REASONABLE ATTORNEYS’ FEES AS MAY HAVE BEEN INCURRED, INCLUDING ANY AND ALL COSTS INCURRED IN ENFORCING, PERFECTING ANY JUDGMENT OR ARBITRATION AWARD.

26.22       Governing Law.  This Lease shall be construed and enforced in accordance with the laws of the State of California.

26.23       Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

26.24       Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall pay the Brokers a commission in connection with the execution of this Lease pursuant to a separate agreement between and/or among Landlord and the Brokers.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers.  The terms of this Section shall survive the expiration or earlier termination of this Lease.

26.25       Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary.  Tenant further agrees that if Landlord fails to perform any of  its obligations set forth in this Lease, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair Tenant’s express rights as stated elsewhere in this Lease; provided, further, however, that the foregoing shall also not impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

26.26       Building Name and Signage; Restrictions on Leasing.  Landlord shall have the right at any time to change or designate the name of the Building, any other buildings in the Real Property and/or the Real Property, and to install, affix and maintain any and all signs on the exterior of the Building, any other buildings in the Real Property and/or the Real Property and in the interior of the Building.  Notwithstanding the foregoing, Landlord agrees that during any period of time that Tenant is not in monetary or material non-monetary default under this Lease (after expiration of the applicable notice and cure period), Landlord shall not:  (i) enter into a direct lease for space within the Building (or Building G) with any tenant whose primary business is an internet service provider (but such restriction shall not pertain to any assignment or sublease by an existing tenant under any existing lease within the Building); or (ii) name the Building (or Building G) after, or provide signage on the Building or the Building Monument (or on Building G or any monument sign in front of Building G) to, any entity whose primary business is an internet service provider.  The foregoing restrictions and covenants of Landlord set forth in clauses (i) and (ii) hereinabove shall terminate if at any time (A) any applicable Laws prohibit such restrictions and covenants, and/or (B) the Original Tenant has assigned this Lease or subleased more than 29,551 rentable square feet of the original Premises to any person or entity other than to an Affiliate pursuant to Section 14.6 above, or the Original Tenant (and any Affiliate assignees or sublessees under any assignments or subleases entered in pursuant to Section 14.6 above) fail to be in actual and physical possession of at least 82,000 rentable square feet of the original Premises following the Lease Commencement Date, and/or (C) the primary business of the Original Tenant (or any Affiliate assignee to which this Lease has been assigned pursuant to Section 14.6 above) is not an internet service provider.  In addition, the foregoing restrictions and covenants pertaining to Building G shall only be binding upon Landlord during the period of time when Landlord or any Landlord Affiliate, or any of their successors and assigns, concurrently own both the Building and Building G.

26.27       Transportation Management.  In addition to Tenant’s obligations set forth in Section 5.1 above, if required by law, Landlord and Tenant shall fully comply with all present or future governmentally-mandated programs intended to manage parking, transportation or traffic in and around the Real Property, and in connection therewith, Tenant shall take reasonable action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

26.28       Landlord’s Construction.  Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building and Real Property, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord’s sole election, such other buildings, parking structures and facilities, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the “Construction”).  In connection with such Construction, Landlord (and/or any common area association) may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, access roads and parking facilities, or perform work in or around the Building or Real Property, which work may create noise, dust or leave debris; provided, however, Tenant shall always have reasonable access to the Premises and those portions of the Parking Facilities designated for Tenant’s Reserved Parking Passes and Tenant’s Unreserved Parking Structure Passes in Section 10.1 of the Summary and/or otherwise designated from time to time by Landlord for Tenant’s parking passes in accordance with Article 24 above.  Tenant hereby agrees that such Construction and Landlord’s (and/or such common area association’s) actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor (except as provided in Section 6.5 above) entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Construction (except as provided in Section 6.5 above), nor shall Tenant be entitled to any compensation or damages from Landlord (except as provided in Section 6.5 above) for loss of the use of the whole or any part of the Premises or of Tenant’s Property or improvements resulting from the Construction or Landlord’s (and/or such common area association’s) actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord’s (and/or such common area association’s) actions in connection with such Construction; provided, however, that in performing any Construction (i) Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises (and those portions of the Parking Facilities designated for Tenant’s Reserved Parking Passes and Tenant’s Unreserved Parking Structure Passes in Section 10.1 of the Summary and/or otherwise designated from time to time by Landlord for Tenants’ parking passes in accordance with Article 24 above) as a result of such Construction, (ii) Landlord shall perform such Construction in compliance with all applicable Laws in effect as of any time such Construction is performed, including, without limitation, all Environmental Laws, and (iii) Landlord shall perform such construction in a manner that will not materially increase Tenant’s monetary obligations under this Lease or otherwise materially adversely affect Tenant’s rights under this Lease; and provided, further, however, with respect to any such Construction performed by any common area association, Landlord shall use commercially reasonable efforts to enforce its rights under the applicable covenants, conditions and restrictions governing such association to eliminate any Adverse Condition of which Landlord is aware and resulting from any such Construction.

26.29       Emergency Generator.  Landlord hereby agrees that, subject to Tenant’s compliance with all applicable Laws, the Underlying Documents and all other recorded covenants, conditions and restrictions affecting the Real Property, and subject to the approval of all applicable governmental authorities, Tenant shall have the right, at Tenant’s sole cost and expense and subject to the provisions of this Section 26.29 (but without any additional rent payable to Landlord), to install one (1) 1000 kw back-up emergency generator (which may include the Fuel Tank, as defined in Section 26.29.8 below, contained therein) in the west side of the existing trash enclosure located outside the Premises as depicted on Exhibit A-7 attached hereto (the area upon which such generator shall be located shall be referred to herein as the “Generator Site”).  Such generator (including, if applicable, the Fuel Tank to be installed therein) shall be of such size and specifications, and include such platforms, fencing, enclosures, sheds and other related materials and equipment, as shall be approved by Landlord prior to installation (collectively, the “Emergency Generator”), which approval may be granted or denied in Landlord’s sole and absolute discretion; provided, however, if the size of the Emergency Generator does not exceed 23 feet long, by 16 feet wide, by 12 feet high, with not more than a 500 gallon, double walled steel, above-ground fuel tank contained therein, Landlord hereby approves of the size of the Emergency Generator and Fuel Tank, and shall not unreasonably withhold its approval with respect to the other specifications of the Emergency Generator.  In addition, Tenant shall have the right, subject to available capacity of the Building, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the “Generator Connecting Equipment”) in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Emergency Generator to the Premises and Tenant’s other machinery and equipment therein, subject, however, to the provisions of Section 26.29.2, below.  Tenant shall also have the right of access, consistent with Section 26.29.3, below, to the areas where the Emergency Generator and any such Generator Connecting Equipment are located for the purposes of maintaining, repairing, testing and replacing the same.

26.29.1    Generator Equipment.  The installation of the Emergency Generator and related Generator Connecting Equipment (hereby referred to together and/or separately as the “Generator Equipment”) shall be performed in accordance with and subject to the provisions of this Section 26.29 and Article 8 of this Lease (and the Tenant Work Letter if installed during the construction of the Tenant Improvements), and the Generator Equipment shall be deemed to be Tenant’s Property for all purposes of this Lease.  For the purposes of determining Tenant’s obligations with respect to its use of the Generator Site and Generator Equipment herein provided, the Generator Site shall be deemed to be a portion of the Premises; consequently, all of the provisions of this Lease with respect to Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the Generator Equipment, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance, and compliance with Laws.

26.29.2    Non-Exclusive Right.  It is expressly understood that Landlord retains the right to grant third parties the right to utilize any portion of the Project located outside the Premises not utilized by Tenant as the Generator Site, provided in each event that Tenant shall have reasonable access to and use of the Generator Equipment and Generator Site.

26.29.3    Tenant’s Covenants.  Tenant shall install, use, maintain and repair the Generator Equipment so as not to damage or interfere with the operation of the Project or Building, any portion thereof, including, without limitation, the Generator Site, the Systems and Equipment, and any other generators or power sources or similar equipment located in or on the Building or Project; and Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all Claims (other than the Excluded Claims) arising out of Tenant’s failure to comply with the provisions of this Section 26.29.

26.29.4    Landlord’s Obligations.  Except as specifically provided in this Section 26.29, Landlord shall not have any obligations with respect to the Generator Site, the Generator Equipment or compliance with any requirements relating thereto, nor shall Landlord be responsible for any damage that may be caused to the Generator Equipment, except to the extent caused by the gross negligence or willful misconduct of Landlord and not insured or required to be insured by Tenant under this Lease.  Landlord makes no representation that the Generator Equipment will be able to supply sufficient power to the Premises, and Tenant agrees that Landlord shall not be liable to Tenant therefor.

26.29.5    Condition of Generator Site.  Tenant shall accept the Generator Site in its “AS-IS” condition, without any representations or warranties made by Landlord concerning same (including, but not limited to, the purposes for which such areas are to be used by Tenant), and Landlord shall have no obligation to contract or pay for any improvements or other work in or for the Generator Site, and Tenant shall be solely responsible, at its sole cost and expense, for preparing the Generator Site for the installation of the Generator Equipment and for constructing any improvements or performing any other work in such areas pursuant to and in accordance with the provisions of this Section 26.29.  Tenant, at Tenant’s sole cost and expense, shall maintain the Generator Equipment and install such enclosures, fencing and other protective equipment on or about the Generator Equipment as Landlord may reasonably determine.

26.29.6    Repairs.  Tenant shall (i) be solely responsible for any damage caused as a result of the Generator Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Generator Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) subject to the waiver of subrogation set forth in Section 10.4 above, make necessary repairs, replacements to or maintenance of the Generator Equipment and Generator Site.  Tenant shall have the work which is Tenant’s obligation to perform under this Section 26.29 (including, without limitation, all installation, modification and maintenance of the Generator Equipment) performed promptly and diligently in a first-class, workmanlike manner, by contractors and subcontractors reasonably approved by Landlord.

26.29.7    Installation.  Tenant shall install and operate the Generator Equipment in compliance with all applicable Laws, the Underlying Documents and all other recorded covenants, conditions and restrictions affecting the Real Property.  Prior to the installation of the Generator Equipment, or the performance of any modifications or changes thereto, Tenant shall comply with the following:

(i)            Tenant shall submit to Landlord in writing all plans for such installations, modifications or changes for Landlord’s approval, which approval shall be granted or denied in Landlord’s sole and absolute discretion; provided, however, if the size and weight of the Emergency Generator set forth in such plans do not exceed the maximum size and weight specifications set forth in Section 26.29 above, Landlord hereby approves of such size and weight specifications and shall not unreasonably withhold its approval with respect to the other specifications of the Emergency Generator set forth in such plans;

(ii)           prior to commencement of any work, Tenant shall obtain the required approvals of all federal, state and local governmental authorities; Tenant shall promptly deliver to Landlord written proof to the extent practical of compliance with all applicable Laws, the Underlying Documents and all other recorded covenants, conditions and restrictions affecting the Real Property in connection with any work related to the Generator Equipment, including, but not limited to, a signed-off permit from the City of Los Angeles;

(iii)          all of such work shall conform to Landlord’s design specifications for the Project, Building and the Generator Site and Landlord’s requirements, including, but not limited to, weight and loading requirements, and shall not adversely affect the structural components of the Building or interfere with any Systems and Equipment located in, upon or serving the Project, Building or the Generator Site; and

(iv)          the Generator Equipment shall be clearly marked to show Tenant’s name, address, telephone number and the name of the person to contact in case of emergency.

26.29.8    Hazardous Materials.  Tenant shall not use any Hazardous Materials in connection with the Generator Equipment, except that Tenant may use diesel fuel stored in an above-ground, double walled steel tank containing not more than 500 gallons (the “Fuel Tank”) and shall be contained within the Emergency Generator at the Generator Site (the exact location and size of which Fuel Tank shall be approved by Landlord in accordance with the standards for approval set forth above in this Section 26.29), as long as such fuel and Fuel Tank are kept, maintained and used in accordance with all applicable Laws and the highest safety standards for such use, and so long as such fuel is always stored within the Fuel Tank and is not used or stored in any area outside of the Emergency Generator.  Tenant shall promptly, at Tenant’s expense, take all investigatory and all remedial action required by applicable Laws and reasonably recommended by Landlord, whether or not formally ordered or required by applicable Laws, for the cleanup of any spill, release or other contamination of the Generator Site and/or the Project to the extent caused or contributed to by Tenant’s use of the Generator Equipment (including, without limitation, the fuel for the Emergency Generator), or pertaining to or involving any such fuel or other Hazardous Materials brought onto the Generator Site during the Lease Term by Tenant or any of Tenant’s agents, employees, contractors, licensees or invitees.  Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all Claims (other than the Excluded Claims) arising out of or involving any Hazardous Materials brought onto the Generator Site by or for Tenant in connection with Tenant’s activities under this Section 26.29.  Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant or any of Tenant’s agents, employees, licensees or invitees, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

26.29.9    Security.  Physical security of the Generator Site and the Generator Equipment is the sole responsibility of Tenant, who shall bear the sole cost, expense and liability of any security services, emergency alarm monitoring and other similar services in connection therewith.  Subject to Landlord’s indemnity of Tenant in Section 10.1.2 above, Landlord shall not be liable to Tenant for any direct, indirect, consequential or other damages arising out of or in connection with the physical security, or lack thereof, of the Generator Site and/or Generator Equipment.

26.29.10  Testing.  The Generator Equipment shall be routinely tested and inspected by a qualified contractor selected by Tenant and reasonably approved by Landlord, at Tenant’s expense, in accordance with testing and inspection service contracts reasonably approved by Landlord.  Tenant will provide Landlord with copies of certificates and other documentation related to the testing of the Generator Equipment.  Testing hours are restricted, however, to those specific hours reasonably set and determined by Landlord from time to time.

26.29.11  Default.  If Tenant fails to perform any of its obligations under this Section 26.29, and does not correct such noncompliance within ten (10) business days after receipt of notice thereof from Landlord or such longer period as may be reasonably necessary to correct such noncompliance, so long as Tenant commences to correct such noncompliance within such ten (10) business day period and thereafter proceeds with due diligence to correct such noncompliance, then Tenant shall be deemed in default under this Lease, notwithstanding any other notice or cure provided in Article 19 or otherwise in this Lease, and in addition to all other remedies Landlord may have under this Lease, Tenant shall, upon notice from Landlord, immediately discontinue its use of that portion of the Generator Equipment to which such noncompliance relates, and make such repairs and restoration as required under Section 26.29.12 below with respect thereto.

26.29.12  Removal at End of Term.  Upon the expiration of the Lease Term or upon any earlier termination of this Lease, Tenant shall, subject to the reasonable control of and direction from Landlord, remove the Generator Equipment, including, without limitation all electrical switch gear, underground conduit and feeders, architectural enclosure and/or modifications to the Generator Site, repair any damage caused thereby, and restore the Generator Site and other facilities of the Building and Project to their condition existing prior to the installation of the Generator Equipment.  Any and all removal of the Generator Equipment shall be performed by certified and licensed contractors previously approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and in accordance with a previously approved removal plan, in a workmanlike manner, without any interference, damage or destruction to any other equipment, structures or operations at the Generator Site, the Building or the Project and/or any equipment of other licensees or tenants.  If Tenant fails to timely make such removal and/or restoration, then Landlord may perform such work at Tenant’s cost, which cost shall be immediately due and payable to Landlord upon Tenant’s receipt of invoice therefor from Landlord.

26.29.13  Rights Personal.  Tenant’s rights under this Section 26.29 are personal to the Original Tenant and any assignee (including an Affiliate) to which Tenant’s entire interest in this Lease has been assigned pursuant to Article 14 of this Lease, and may only be exercised by the Original Tenant or such assignee, as the case may be and shall only be utilized when the Original Tenant or such assignee, as the case may be, is in actual and physical possession of any portion of the Premises.  In addition, Tenant may permit subtenants (including Affiliates) under subleases entered into by Tenant pursuant to Article 14 above to tie their Subject Space into the Emergency Generator.

26.30       Satellite Equipment; Supplemental Roof HVAC Equipment; Connecting Equipment.  Subject to (i) the approval of all applicable governmental agencies, (ii) Tenant’s compliance with all applicable Laws and the provisions of this Section 26.30 and the other provisions of this Lease, and (iii) the provisions, and Tenant’s compliance with and obtaining all approvals required under, the Underlying Documents and all other covenants, conditions and restrictions now or hereafter recorded against or affecting the Real Property, Landlord hereby agrees that Tenant shall have the non-exclusive right, at Tenant’s sole cost and expense but without any obligation to pay Landlord any rent or license fees with respect thereto, to:  (A) install on the roof of the Building, in the locations depicted on Exhibit A-8 attached hereto (collectively, the “Satellite Equipment Area”), the following telecommunications equipment (collectively, the “Satellite Equipment”):  (x) one (1) satellite dish not exceeding eighteen (18) inches in diameter; (y) one (1) satellite dish not exceeding three (3) feet in diameter; ; and (z) four (4) microwave antennae, each not exceeding ten (10) feet high and one (1) foot wide (such microwave antennae described in this clause(z) shall not be used for any transmissions and shall only be used to receive signals,  except communications and transmissions from and to the signal carrier and between or among employees of Tenant, United Online and Juno and their respective Affiliates shall be permitted); (B) subject to the provisions of Section 6.1.7 above, install on the roof of the Building, in the location depicted on Exhibit A-9 attached hereto (the “Supplemental Roof HVAC Area”), the Supplemental Roof HVAC Equipment; (C) subject to the provisions of Section 6.1.7 above, install in such locations as shall be reasonably designated by Landlord, the other Supplemental Equipment described in Section 6.1.7 above; and (D) subject to available capacity of the Building (and/or subject to Tenant installing, at its sole cost and expense, and subject to Landlord’s prior reasonable approval, additional riser(s) in the Building), to install such connection equipment, such as conduits, cables, feeders and materials (collectively, the “Connecting Equipment”) in the risers, shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to (1) connect the Satellite Equipment, Supplemental Roof HVAC Equipment and other Supplemental Equipment to the Data Center and other portions of the Premises, and Tenant’s machinery and equipment in the Premises, and (2) provide telecommunications and/or internet service connections (including fiber optic cabling) to the Premises as described in Section 6.7 above (including, installation in the risers designated therein and in such other locations as shall be designated by Landlord, the cabling and equipment necessary to provide such service).  Subject to Section 26.30.3 below and all of the terms and conditions of this Lease, and subject to all applicable Laws and such reasonable rules and regulations as Landlord may impose from time to time, Tenant shall also have the right of access twenty-four (24) hours per day, seven (7) days per week to the areas where any Satellite Equipment, Supplemental Roof HVAC Equipment, other Supplemental Equipment and Connecting Equipment (all collectively referred to herein as the “Special Equipment”) are located for the purposes of maintaining, repairing, testing and replacing the same; provided, however that, except in cases of emergencies, any such access by Tenant must be accompanied by a representative of Landlord or Landlord’s property manager free of charge (and Landlord shall make such representative reasonably available to accompany Tenant during the normal business hours of the Building).

26.30.1    Installation.  The installation of the Special Equipment shall constitute alterations and shall be performed in accordance with and subject to the provisions of Article 8 of this Lease, (or the Tenant Work Letter if installed by Tenant during the construction of the initial Tenant Improvements for the Premises) including, without limitation, Tenant’s obligation to obtain Landlord’s prior consent to the size and other specifications of the Special Equipment, and the Special Equipment shall be treated for all purposes of this Lease as if the Special Equipment were Tenant’s Property.  In no event shall Tenant be permitted to void any warranties pertaining to the Building in connection with the installation of the Special Equipment.  For the purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to its use of the roof as herein provided, the portions of the Satellite Equipment Area and Supplemental Roof HVAC Area (and any other portions of the roof) where the Special Equipment is actually located shall be deemed to be a portion of Tenant’s Premises; consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the such portions of the roof by Tenant (including, without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance), and all such provisions shall also apply, to the extent appropriate, to the installation, use and maintenance of the Special Equipment.  Except for Landlord’s obligation to provide, at Tenant’s cost, the roof penetration work for the Supplemental Roof HVAC Equipment pursuant to Section 6.1.7 above and except as provided in this Section 26.30, Landlord shall have no obligation to make any changes, improvements or alterations to the areas where any of the Special Equipment is located.

26.30.2    Non-Exclusive Right.  It is expressly understood that Landlord retains the right to use and to grant to third parties the right to use the portions of the roof and other areas of the Building on which the Special Equipment is not located, provided that Tenant shall have reasonable access to the Special Equipment, and Landlord and such third parties shall not unreasonably interfere with Tenant’s use of the roof or the Special Equipment.

26.30.3    Tenant’s Covenants.  Tenant shall install, use, maintain and repair the Special Equipment so as not to (i) cause damage to the Building or the Building’s Systems and Equipment, and

(ii) or unreasonably interfere with the operation of the Building, or the operation of the businesses of other tenants, occupants or licensees of the Building or such tenants’, occupants’ and licensees’ systems and equipment located in or on the Building or Project.  In addition, Tenant shall (A) be solely responsible for any damage caused as a result of the Special Equipment, (B) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Special Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (C) make necessary repairs, replacements or maintenance of the Special Equipment.  Further, Tenant, at Tenant’s sole cost and expense, shall maintain such equipment and install such fencing and other protective equipment on or about the Special Equipment as Landlord may reasonably require.  Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all Claims other than the Excluded Claims (as such terms are defined in Section 10.1 above) arising out of Tenant’s failure to comply with the provisions of this Section 26.30.

26.30.4    Landlord’s Obligations.  Except as specifically set forth herein, Landlord shall not have any obligations with respect to the Special Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Special Equipment, except to the extent caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured or required to be insured by Tenant under this Lease.  Landlord makes no representation that the Satellite Equipment, telecommunications cabling and related Connecting Equipment will be able to receive or transmit communication signals without interference or disturbance, or that the Supplemental Roof HVAC Equipment will be able to supply sufficient air conditioning to the Premises, and Tenant agrees that Landlord shall not be liable to Tenant therefor.

26.30.5    Hazardous Materials/Inspections.  Tenant shall not use any Hazardous Materials in connection with the Special Equipment other than limited reasonable quantities of Hazardous Materials reasonably necessary and customarily used for the operation of the Special Equipment and used, stored and disposed of by Tenant in accordance with all applicable Laws and the highest safety standards for such use, storage and disposal.  Landlord shall have the right, after providing Tenant with written notice, to conduct such tests and/or inspections of the Special Equipment as Landlord may determine are reasonably necessary from time to time to ensure that Tenant is complying with the terms of this Section 26.30, and Tenant shall pay for the reasonable cost of such tests.

26.30.6    Default.  If any of the conditions set forth in this Section 26.30 are not complied with by Tenant, then without limiting Landlord’s rights and remedies it may otherwise have under this Lease, Tenant shall, upon written notice from Landlord, have the option either to:  (i) immediately discontinue its use of the particular items of the Special Equipment which are non-compliant, remove the same, and make such repairs and restoration as required under Section 26.30.7 below, or (ii) correct such noncompliance within thirty (30) days after receipt of notice or such longer period as may be reasonably necessary to correct such noncompliance, so long as Tenant commences to correct such noncompliance within such thirty (30) day period and thereafter proceeds with due diligence to correct such noncompliance.  In the event Tenant elects the option described in clause (ii) of the immediately preceding sentence and Tenant fails to correct such noncompliance within the applicable time period described in clause (ii), then Tenant shall immediately discontinue its use of the particular items of the Special Equipment which are non-compliant and remove the same.

26.30.7    Removal at End of Term.  Upon the expiration or earlier termination of this Lease, Tenant shall, subject to the reasonable control of and direction from Landlord, remove the Special Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Special Equipment.

26.30.8    Rights Personal.  Notwithstanding the foregoing provisions of this Section 26.30 to the contrary, Tenant’s rights under this Section 26.30:  (i) are personal to the Original Tenant and any assignee (including any Affiliate) to which Tenant’s entire interest in this Lease has been assigned pursuant to Article 14 of this Lease; (ii) may only be exercised by the Original Tenant or such assignee and shall only be utilized when the Original Tenant or such assignee is in actual and physical possession of any portion of the Premises; and (iii) may not be transferred to or used by any person or entity other than the Original Tenant or such assignee, except that Tenant may permit subtenants (including Affiliates) under subleases entered into by Tenant pursuant to Article 14 above to use the Special Equipment for their telecommunications, electricity and/or HVAC needs in their Subject Space.

26.31       Guaranty.  Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord a Guaranty of Lease duly executed by United Online, in the form of Exhibit J attached hereto.

26.32       Arbitration.  Notwithstanding anything in this Lease to the contrary, the provisions of this Section 26.32 contain the sole and exclusive method, means and procedure to resolve any and all disputes or disagreements, including whether any particular matter constitutes, or with the passage of time would constitute, a default by Tenant under this Lease, but excluding:  (i) any determination of Fair Market

Rental Rate (which shall be determined as set forth in the Extension Option Rider); (ii) any dispute concerning the amount of Operating Expenses, Tax Expenses and/or Utilities Costs set forth in any Statement delivered by Landlord to Tenant pursuant to Article 4 above (which dispute shall be subject to Tenant’s audit rights as set forth in Section 4.7 above); (iii) all claims of Landlord or Tenant which seek anything other than the enforcement of such party’s rights under this Lease; (iv) all claims of Landlord or Tenant which are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages; (v) any action by Landlord in unlawful detainer or to obtain possession of the Premises; or (vi) any injunctive or other equitable relief sought by either party.  The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Section 26.32.  Any and all attempts to circumvent the provisions of this Section 26.32 shall be absolutely null and void and of no force or effect whatsoever.  As to any matter submitted to arbitration to determine whether it would, with the passage of time, constitute a default by Tenant or a default by Landlord under this Lease (each, a “Default”), such passage of time shall not commence to run until any such affirmative determination, so long as it is simultaneously determined that the challenge of such matter as a potential Default was made in good faith, except with respect to the payment of money.  With respect to the payment of money, such passage of time shall not commence to run only if the party which is obligated to make the payment does in fact make the payment to the other party.  Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good-faith notice stating why the party has elected to make a payment under protest.  Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in the following:

26.32.1    Arbitration Panel.  Within ninety (90) days after delivery of written notice (“Notice of Dispute”) of the existence and nature of any dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, the parties shall each:  (i) appoint one (1) lawyer actively engaged in the licensed and full-time practice of law, specializing in commercial real estate, in the County of Los Angeles for a continuous period immediately preceding the date of delivery (“Dispute Date”) of the Notice of Dispute of not less than ten (10) years, but who has at no time ever represented or acted on behalf of any of the parties; and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other provisions of this Section 26.32 (“Acceptance”) to the other parties hereto.  The party who selects the lawyer may not consult with such lawyer, directly or indirectly, to determine the lawyer’s position on the issue which is the subject of the dispute.  In the event that any party fails to so act, such arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator.  Within ten (10) days after such appointment and notice, such lawyers shall appoint a third lawyer (together with the first two (2) lawyers, “Arbitration Panel”) of the same qualification and background and shall deliver written notice of the identity of such lawyer and a copy of his or her written Acceptance of such appointment to each of the parties.  In the event that agreement cannot be reached on the appointment of a third lawyer within such period, such appointment and notification shall be made as quickly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of Los Angeles or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical boundaries of which extend to the County of Los Angeles, as determined by the party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such party to the other party.  Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing, delivered to each of the parties, an individual who shall do so.  In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the provisions of this Section 26.32 as if such replacement was an initial appointment to be made under this Section 26.32 within the time constraints set forth in this Section 26.32, measured from the date of notice of such vacancy or inability, to the person or persons required to make such appointment, with all the attendant consequences of failure to act timely if such appointed person is a party hereto.

26.32.2    Duty.  Consistent with the provisions of this Section 26.32, the members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event on or before the expiration of thirty (30) days after the appointment of the members of the Arbitration Panel.  None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Section 26.32.

26.32.3    Authority.  The Arbitration Panel shall (i) enforce and interpret the rights and obligations set forth in the Lease to the extent not prohibited by law, (ii) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence, and (iii) make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue, and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages (but shall not award consequential damages to either party and shall not award punitive damages), the awarding of reasonable attorneys’ fees and costs to the prevailing party as determined by the Arbitration Panel and the issuance of injunctive relief.  If the party against whom the award is issued complies with the award, within the time period established by the Arbitration Panel, then no Default will be deemed to have occurred, unless the Default pertained to the non-payment of money by Tenant or Landlord, and Tenant or Landlord failed to make such payment under protest.

26.32.4    Appeal.  The decision of the Arbitration Panel shall be final and binding, may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise except upon a claim of fraud on the part of the Arbitration Panel, or on the basis of a mistake as to the applicable law.  The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction.

26.32.5    Compensation.  Each member of the Arbitration Panel shall be compensated for any and all services rendered under this Section 26.32 at a rate of compensation equal to the sum of (i) Four Hundred Dollars ($400.00) per hour and (ii) the sum of Ten Dollars ($10.00) per hour multiplied by the number of full years of the expired Term under the Lease, plus reimbursement for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel.  Such compensation and reimbursement shall be borne by the nonprevailing party as determined by the Arbitration Panel in its sole and absolute discretion.

26.33       Consent and Approvals.  Any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed, and whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.  Notwithstanding the foregoing:  (i) Landlord shall be entitled to grant or withhold its consent or approval or exercise its discretion in its sole and absolute discretion with respect to the following matters, unless a different standard of consent or approval therefor is expressly provided in this Lease, (A) matters which could affect the common areas of the Real Property or the exterior appearance of the Building or Real Property, (B) actions taken by Landlord pursuant to Article 19 of this Lease, or (C) matters which could have an adverse effect on the structural components or Systems and Equipment of the Building; and (ii) Landlord and Tenant shall grant or withhold its consent or exercise its discretion with respect to matters for which there is a standard of consent or approval or discretion specifically set forth in this Lease in accordance with such specific standards.

26.34       Calendar Days.  All references made in this Lease to the word “days,” whether for Notices, schedules or other miscellaneous time limits, shall at all times herein be deemed to mean calendar days, unless specifically referenced as “business” or “working” days.

26.35       Survival of Provisions Upon Termination of Lease.  Any term, covenant or condition of this Lease which requires the performance of obligations or forbearance of an act by either party hereto after the termination of this Lease shall survive such termination of this Lease.  Such survival shall be to the extent reasonably necessary to fulfill the intent thereof, or if specified, to the extent of such specification, as same is reasonably necessary to perform the obligations and/or forbearance of an act set forth in such term, covenant or condition.  Notwithstanding the foregoing, in the event a specific term, covenant or condition is expressly provided for in such a clear fashion as to indicate that such performance of an obligation or forbearance of an act is no longer required, then the specific shall govern over this general provision of this Lease.

26.36       Tenant’s Special Offset Right.  In the event Tenant obtains a final non-appealable monetary judgment from a court of competent jurisdiction against Landlord resulting from Landlord’s default under this Lease, and Landlord fails to pay the amount of such monetary judgment to Tenant within thirty (30) days after such judgment is entered against Landlord, and such failure continues for an additional thirty (30) days after notice from Tenant that Tenant intends to exercise its rights under this Section 26.36, then Tenant may offset against the Rent next due and payable under this Lease, the amount of such monetary judgment so entered against Landlord.

[SIGNATURE BLOCK ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

LNR WARNER CENTER, LLC,
a California limited liability company

By:	Lennar Rolling Ridge, Inc.,
a California corporation
Its: Member

	By:	/s/ David O. Teal
Name: David O. Teal
Its: Vice President

“Tenant”:

NETZERO, INC.,
a Delaware corporation

By:	/s/ Charles S. Hilliard
Name: CharlesS. Hilliard
Its: EVP, Finance and Chief Financial Officer

By:	/s/ Mark R. Goldston
Name: Mark R. Goldston
Its: Chairman, Chief Executive Officer and President